Exhibit 99.3

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

1895 Bancorp of Wisconsin, Inc.

Greenfield, Wisconsin

As Of:

August 7, 2018

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426        (614) 766-1459 FAX

September 5, 2018

The Boards of Directors

1895 Bancorp of Wisconsin, Inc.

PyraMax Bank, FSB

7001 West Edgerton Avenue

Greenfield, Wisconsin 53220

To the Boards:

We hereby submit an independent appraisal (“Appraisal”) of the pro forma market value of the to-be-issued stock of 1895 Bancorp of Wisconsin, Inc. (the “Corporation”), which is the mid-tier holding company of PyraMax Bank, FSB, Greenfield, Wisconsin, (“PyraMax” or the “Bank”). Such stock is to be issued in connection with the application by the Corporation to complete a minority stock offering, with 1895 Bancorp of Wisconsin, MHC, a federally chartered mutual holding company, to own approximately 55.0 percent of the shares of the Corporation, with 44.0 percent of the shares of the Corporation to be offered to the public and 1.0 percent to be issued to the new Foundation. This appraisal was prepared and provided to the Corporation in accordance with the appraisal requirements of the Federal Reserve Board.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data and material provided to us by the Corporation, PyraMax and the independent auditors, Wipfli, LLP, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank’s assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

In the preparation of this appraisal, we held discussions with the management of the Corporation and the Bank, with the law firm of Luse Gorman, PC, the Bank’s conversion counsel, and with Wipfli, LLP. Further, we viewed the Corporation’s local economy and primary market area.

Boards of Directors

PyraMax Bank, FSB

1895 Bancorp of Wisconsin, Inc.

September 5, 2018

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation’s stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated if required and will give consideration to any new developments in the Corporation’s operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation’s appraised value in such appraisal update.

It is our opinion that as of August 7, 2018, the pro forma market value or appraised value of 1895 Bancorp of Wisconsin, Inc. was $55,000,000 at the midpoint of the valuation range, with a minority public offering of $24,200,000 or 2,420,000 shares at $10 per share and foundation shares of 55,000 shares at $10 per share or $550,000 for a combined 45.0 percent of the total value or $24,750,000 or 2,475,000 shares at $10 per share.

Very truly yours,

KELLER & COMPANY, INC.

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

1895 Bancorp of Wisconsin, Inc.

Greenfield, Wisconsin

As Of:

August 7, 2018

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL EXHIBITS		PAGE

1	Balance Sheets - At June 30, 2018 and at December 31, 2017	79
2	Balance Sheets - At December 31, 2013 through 2016	80
3	Statement of Income for the Twelve Months Ended June 30, 2018 and the Year Ended December 31, 2017	81
4	Statements of Income for the Years Ended December 31, 2013 through 2016	82
5	Selected Financial Information	83
6	Income and Expense Trends	84
7	Normalized Earnings Trend	85
8	Performance Indicators	86
9	Volume/Rate Analysis	87
10	Yield and Cost Trends	88
11	Net Portfolio Value	89
12	Loan Portfolio Composition	90
13	Loan Maturity Schedule	91
14	Delinquent Loans	92
15	Nonperforming Assets	93
16	Classified Assets	94
17	Allowance for Loan Losses	95
18	Investment Portfolio Composition	96
19	Mix of Deposits	97
20	Certificates of Deposit by Maturity	98
21	Borrowed Funds Activity	99
22	Offices of PyraMax Bank, FSB	100
23	Management of the Bank	101
24	Key Demographic Data and Trends	102
25	Key Housing Data	103
26	Major Sources of Employment	104
27	Unemployment Rates	105
28	Market Share of Deposits	106
29	National Interest Rates by Quarter	107

LIST OF EXHIBITS    (cont.)

NUMERICAL EXHIBITS		PAGE
30	Thrift Share Data and Pricing Ratios	108
31	Key Financial Data and Ratios	115
32	Recently Converted Thrift Institutions	122
33	Acquisitions and Pending Acquisitions	123
34	Balance Sheets Parameters - Comparable Group Selection	124
35	Operating Performance and Asset Quality Parameters - Comparable Group Selection	126
36	Balance Sheet Ratios - Final Comparable Group	128
37	Operating Performance and Asset Quality Ratios - Final Comparable Group	129
38	Balance Sheet Totals - Final Comparable Group	130
39	Balance Sheet - Asset Composition Most Recent Quarter	131
40	Balance Sheet - Liability and Equity Most Recent Quarter	132
41	Income and Expense Comparison - Trailing Four Quarters	133
42	Income and Expense Comparison as a Percent of Average Assets	134
43	Yields, Costs and Earnings Ratios - Trailing Four Quarters	135
44	Reserves and Supplemental Data	136
45	Comparable Group Ratios - Full Conversion	137
46	Valuation Analysis and Conclusions - Full Conversion	138
47	Pro Forma Effects of Conversion Proceeds - Minimum - Full Conversion	139
48	Pro Forma Effects of Conversion Proceeds - Midpoint - Full Conversion	140
49	Pro Forma Effects of Conversion Proceeds - Maximum - Full Conversion	141
50	Pro Forma Effects of Conversion Proceeds - Maximum, as Adjusted - Full Conversion	142
51	Summary of Valuation Premium or Discount - Full Conversion	143
52	Comparable Group Ratios - Minority Offering	144
53	Valuation Analysis and Calculation - Minority Offering	145
54	Projected Effect of Conversion Proceeds - Minimum - Minority Offering	146
55	Projected Effect of Conversion Proceeds - Midpoint - Minority Offering	147
56	Projected Effect of Conversion Proceeds - Maximum - Minority Offering	148
57	Projected Effect of Conversion Proceeds - Maximum, as adjusted - Minority Offering	149
58	Summary of Valuation of Valuation Premium or Discount - Minority Offering	150

ALPHABETICAL EXHIBITS		PAGE

A	Background and Qualifications	152
B	RB 20 Certification	156
C	Affidavit of Independence	157

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report (“Report”) to provide the pro forma market value of the to-be-issued common stock of 1895 Bancorp of Wisconsin, Inc. (the “Corporation”), which will be formed as a mid-tier holding company to own all of the common stock of PyraMax Bank, FSB (“PyraMax” or the “Bank”), Greenfield, Wisconsin. Under the Plan of Conversion, the Corporation will be majority owned by 1895 Bancorp of Wisconsin, MHC, a federally chartered mutual holding company, which will own 55.0 percent of the Corporation. The Corporation will sell to the public 44.0 percent of the appraised value of the Corporation as determined in this Report in a minority stock offering and will give 55,000 shares or 1.0 percent to the new foundation, 1895 Financial Community Foundation, for a combined 45.0 percent of shares to be issued with the remaining 55.0 percent of the shares outstanding held by 1895 Bancorp of Wisconsin, MHC. The shares of common stock are to be issued in connection with the Bank’s Application for Approval of a Minority Stock Offering and Reorganization from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association as a subsidiary of a mid-tier holding company.

The Application is being filed with the Federal Reserve Board (“FRB”) and the Securities and Exchange Commission (“SEC”). Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Luse Gorman, PC, Washington, D.C.

This conversion appraisal was prepared based on regulatory guidelines entitled “Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization,” and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

Introduction (cont.)

The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm’s-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

As part of our appraisal procedure, we have reviewed the financial statements for the five fiscal years ended December 31, 2013, 2014, 2015, 2016 and 2017, and unaudited financial statements for the six months ended June 30, 2017 and 2018, and discussed them with PyraMax’s management and with PyraMax’s independent auditors, Wipfli, LLP, Milwaukee, Wisconsin. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation’s preliminary Form S-1 and the related filings and discussed them with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have traveled PyraMax’s market area where it operates nine offices, comprised of its main office and eight branches. The Bank’s main office is in Greenfield, Wisconsin, and the eight branches are in Franklin, Grafton, Milwaukee, Mukwonago, South Milwaukee, Third Ward, Waukesha and West Allis.

We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank’s primary market area relative to Wisconsin and the United States. We have also examined the competitive market within which PyraMax operates, giving consideration to the area’s numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected publicly traded thrift institutions and compared the performance of PyraMax to those selected institutions.

Introduction (cont.)

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.	DESCRIPTION OF PYRAMAX BANK, FSB

GENERAL

PyraMax Bank, FSB (“PyraMax”) was organized in 1895 as a state-chartered mutual savings and loan association with the name, South Milwaukee Savings and Loan Association. The Bank later converted to a federal chartered savings bank and changed its name to PyraMax Bank, FSB in 2000.

PyraMax conducts its business from its main office in Greenfield and its eight branch offices. PyraMax has six offices in Milwaukee County, two offices in Waukesha County and one office in Ozaukee County. The Bank has entered into an agreement to sell its Milwaukee branch in Milwaukee County with an expected closing date in the fourth quarter of 2018. The Bank’s primary retail market area is focused on Milwaukee County and extends into Waukesha and Ozaukee Counties.

PyraMax’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”) in the Bank Insurance Fund (“BIF”). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the “FRB”). PyraMax is a member of the Federal Home Loan Bank (the “FHLB”) of Chicago and is regulated by the OCC. As of June 30, 2018, PyraMax had assets of $482,617,000 deposits of $404,560,000 and equity of $37,691,000.

PyraMax has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. PyraMax has been actively involved in the origination of commercial real estate loans and one- to four-family mortgage loans, with commercial real estate loans representing 49.3 percent of its loan portfolio at June 30, 2018. One- to four-family mortgage loans represented a lesser 29.0 percent of its loan portfolio at June 30, 2018. The Bank’s primary sources of funds have been retail deposits from residents in its local communities and to a lesser extent, FHLB advances. The Bank is also an originator of multi-family loans, construction loans, commercial business loans, home equity loans, and consumer loans. Consumer loans include automobile loans, loans on deposit accounts and other secured and unsecured personal loans.

General (cont.)

The Bank had cash and investments of $77.3 million, or 16.0 percent of its assets, excluding FHLB stock which totaled $1,818,000 or 0.4 percent of assets at June 30, 2018. The Bank had $52.0 million of its investments in mortgage-backed and related securities representing 10.8 percent of assets. Deposits, principal payments, FHLB advances and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold by the Corporation in the minority stock offering will be $24,200,000 or 2,420,000 shares at $10 per share, representing 44.0 percent of the midpoint fully converted appraised value of $55.0 million, with another 55,000 shares to be issued to the new foundation. The net conversion proceeds will be $22.7 million, net of conversion expenses of approximately $1,500,000. The actual cash proceeds to the Bank of $11.35 million will represent 50.0 percent of the net conversion proceeds. The ESOP will represent 8.0 percent of a 49.0 percent minority offering or 215,600 shares at $10 per share, representing $2,156,000 or 3.92 percent of the total value. The Bank’s net proceeds will be used to fund new loans and to invest in securities following their initial deployment to short term investments. The Bank may also use the proceeds to expand services, expand operations or acquire other financial service organizations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP and to invest in short-term deposits.

The Bank has experienced a modest deposit increase over the past three fiscal years, with deposits increasing 10.3 percent from December 31, 2015, to December 31, 2017, or an average of 3.7 percent per year. From December 31, 2016, to December 31, 2017, deposits increased by $30.4 million or 9.1 percent, compared to an increase of 1.7 percent in fiscal 2016. For the six months ended June 30, 2018, deposits increased a modest 3.9 percent or 7.8 percent on an annualized basis.

General (cont.)

The Bank has experienced an increase in its loan portfolio during the past three years and in the most recent six months and has focused on monitoring its asset quality position, on controlling its net interest margin and on maintaining a reasonable equity to assets ratio. Equity to assets increased from 8.94 percent of assets at December 31, 2015, to 8.95 percent at December 31, 2017, and then decreased to 8.16 percent at June 30, 2018, impacted by the Bank’s stronger growth in assets.

The primary lending strategy of PyraMax has been to focus on the origination of commercial real estate loans, adjustable-rate and fixed-rate one-to four-family mortgage loans, the origination of home equity loans and multi-family loans, with less activity in construction loans and consumer loans.

The Bank’s share of one- to four-family mortgage loans has decreased modestly from 36.0 percent of gross loans at December 31, 2013, to 29.0 percent at June 30, 2018. Commercial real estate loans, including multi-family loans, increased from 36.6 percent to 49.3 percent of loans December 31, 2013, to June 30, 2018. Construction loans increased from 0.3 percent of loans to 0.9 percent from December 31, 2013, to June 30, 2018. One- to four-family loans and commercial loans, excluding home equity loans, as a group increased modestly from 87.9 percent of gross loans at December 31, 2013, to 87.8 percent at June 30, 2018. The increase in these loans was offset by the Bank’s decreases in home equity loans and consumer loans. The Bank’s share of consumer loans decreased from a minimal 0.7 percent to 0.6 percent during the same time period, and home equity loans decreased from 17.1 percent to 10.7 percent of gross loans.

Management’s internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Bank’s stronger growth in loans. At December 31, 2013, PyraMax had $3,834,000 in its loan loss allowance or 1.38 percent of gross loans, and 31.63 percent of nonperforming loans with the loan loss allowance decreasing to $3,092,000 and representing a lower 0.83 percent of gross loans and a higher 104.41 percent of nonperforming loans at June 30, 2018.

General (cont.)

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with an emphasis on strengthening noninterest income and reducing noninterest expenses. With a primary dependence on net interest margin for earnings, management will focus on striving to maintain the Bank’s net interest margin without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and continuing to pursue reducing noninterest expenses, control nonperforming assets, and strengthening noninterest income.

PERFORMANCE OVERVIEW

The financial position of PyraMax at fiscal year end December 31, 2013, through December 31, 2017, and at June 30, 2018, is shown in Exhibits 1 and 2, and the earnings performance of PyraMax for the fiscal years ended December 31, 2013, through 2017 and for the twelve months ended June 30, 2018, is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at December 31, 2013 through 2017 and at June 30, 2018. PyraMax has experienced an increase in its loan portfolio, asset base, and deposits from December 31, 2013, through June 30, 2018, with a decrease in cash and investments. The most recent trend for the Bank from December 31, 2017, to June 30, 2018, was a modest increase in assets, a modest decrease in cash and investments, a moderate increase in loans with a modest increase in deposits.

With regard to the Bank’s historical financial condition, PyraMax has experienced a modest increase in assets from December 31, 2013, through June 30, 2018, with a moderate increase in loans, a moderate increase in deposits and a minimal increase in the dollar level of equity.

The Bank witnessed an increase in assets of $52.7 million or 12.3 percent for the period of December 31, 2013, to June 30, 2018, representing an average annual increase of 2.72 percent. Over the past two fiscal periods, the Bank experienced its largest dollar increase in assets of $24.5 million in 2016, due primarily to a $24.0 million increase in cash and investments, with a $1.0 million decrease in loans. During the Bank’s recent fiscal year of 2017, assets increased $18.2 million or 4.0 percent, compared to an increase of $24.5 million or 5.8 percent in 2016.

PyraMax’s net loan portfolio, which includes mortgage loans and nonmortgage loans, increased from $275.0 million at December 31, 2013, to $369.2 million at June 30, 2018, and represented a total increase of $94.2 million, or 34.3 percent. The average annual increase during that period was 7.61 percent. For the year ended December 31, 2017, net loans increased $18.4 million or 5.9 percent to $331.4 million, compared to an increase of $37.8 million or 11.4 percent to $369.2 million in the six months ended June 30, 2018.

Performance Overview (cont.)

PyraMax has obtained funds through deposits and FHLB advances with a moderate use of FHLB advances totaling $27.7 million at June 30, 2018. The Bank’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits. Deposits increased $30.4 million or 8.5 percent from December 31, 2016 to 2017, and increased $15.3 million or 3.9 percent, or 7.8 percent, annualized, to $404.6 million at June 30, 2018, from December 31, 2017.

The Bank witnessed a slight increase in its dollar equity level from December 31, 2013 to June 30, 2018. At December 31, 2013, the Bank had an equity level of $37.5 million, representing an 8.72 percent equity to assets ratio and decreased to $37.3 million at December 31, 2016, representing a lower 8.29 percent equity to assets ratio. At December 31, 2017, equity was $39.0 million and a higher 8.33 percent of assets, and then decreased to $37.7 million and a modestly lower 7.81 percent at June 30, 2018.

The overall decrease in the equity to assets ratio from December 31, 2013, to June 30, 2018, was impacted by the Bank’s increase in assets. The dollar level of equity increased $182,000 or 0.5 percent from December 31, 2013, to June 30, 2018, representing an average annual increase of 0.1 percent.

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for PyraMax. This table provides key income and expense figures in dollars for the years ended December 31, 2013, 2014, 2015, 2016 and 2017, and for the six months ended June 30, 2017 and 2018.

PyraMax witnessed a modest increase in its dollar level of interest income from 2013 to 2017. Interest income was $14.8 million in 2013 and a lower $13.9 million in 2015. Interest income then decreased in the year ended December 31, 2016, to $13.8 million or $59,000 and then increased $1.5 million to $15.3 million at December 31, 2017. In the six months ended June 30, 2018, interest income increased to $8.01 million or $16.0 million, annualized.

The Bank’s interest expense experienced a modest decrease from 2013 to 2017. Interest expense decreased from $3.8 million in 2013 to $2.6 million in 2015, representing a decrease of $1.2 million or 32.0 percent. Interest expense then increased by $129,000 or 5.0 percent in 2016 to $2.69 million and increased $676,000 or 25.2 percent in 2017 to $3.4 million. In the six months ended June 30, 2018, interest expense was $1,948,000 or a higher $3.9 million, annualized. Such increase in interest income from 2013 through June 30, 2018, notwithstanding the smaller increase in interest expense, resulted in a modest dollar increase in annual net interest income but a decrease in net interest margin. Net interest income decreased in the year ended December 31, 2015, to $11,300,000, then decreased to $11,112,000 in 2016, then increased to $11,895,000 in 2017, and then increased to $6,065,000 in the six months ended June 30, 2018, or $12,130,000, annualized.

The Bank has made no provisions for loan losses in each of the past five years of 2013 through 2017 or in the six months ended June 30, 2018, but has recognized credits to provisions in 2013 and 2015. The amounts of those credits were determined in recognition of the Bank’s levels of loans, nonperforming assets, charge-offs and repossessed assets. The loan loss credits were $600,000 in 2013 and $684,000 in 2015. The impact of these loan loss provisions and credits has been to provide PyraMax with a general valuation allowance of $3,092,000 at June 30, 2018, or 0.83 percent of gross loans and 104.43 percent of nonperforming loans.

Income and Expense (cont.)

Total other income or noninterest income indicated a decrease in dollars from 2013 to 2017 and then a slight increase in the six months ended June 30, 2018. Noninterest income was $4,421,000 or 1.03 percent of assets in 2013 and a similar $4,155,000 in 2016 or 0.92 percent of assets. In the year ended December 31, 2017, noninterest income was a lower $2,892,000, representing 0.62 percent of assets. In the six months ended June 30, 2018, noninterest income was $1,483,000 or 0.61 percent of assets, on an annualized basis. Noninterest income consists primarily of gains and losses on the sale of loans, servicing fee income, service charges and other income.

The Bank’s general and administrative expenses or noninterest expenses decreased from $14.85 million for the year of 2013 to $14.01 million for the year ended December 31, 2016, representing a decrease of 5.6 percent, then increased to $16.59 million for the year ended December 31, 2017, or an 18.4 percent increase, and then decreased to $8.07 million or $16.14 million, annualized for the six months ended June 30, 2018. On a percent of assets basis, operating expenses decreased from 3.45 percent of average assets for the year ended December 31, 2013, to 3.11 percent for the year ended December 31, 2016, then increased to 3.54 percent for the year ended December 31, 2017, and then decreased to 3.34 percent for the six months ended June 30, 2018, annualized.

The net earnings position of PyraMax has indicated volatility from 2013 through 2017. The annual net income (loss) figures for the years of 2013, 2014, 2015, 2016 and 2017 were $1,288,000, $(3,188,000), $765,000, $1,254,000 and $1,660,000, respectively, and $(323,000) for the six months ended June 30, 2018, representing returns on average assets of 0.29 percent, (0.74) percent, 0.18 percent, 0.29 percent and 0.36 percent for fiscal years 2013, 2014, 2015, 2016 and 2017, respectively, and (0.14) percent for the six months ended June 30, 2018, annualized.

Income and Expense (cont.)

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the twelve months ended June 30, 2018. The Bank’s normalized earnings typically eliminate any nonrecurring income and expense items. There were two expense adjustments, resulting in the normalized income being a smaller loss than actual earnings (loss) for the twelve months ended June 30, 2018, and equal to a loss of $133,000. The core income adjustments were a reduction in provision for loan losses of $425,000 and a reduction in real estate owned losses of $234,000 with no tax credit.

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank’s return on average assets changed from 0.29 percent in 2013, to (0.74) percent in 2014, to 0.18 percent in 2015, to 0.29 percent in 2016, to 0.36 percent in 2017, and then to (0.14) percent in the six months ended June 30, 2018, with the lower earnings in 2014 due partially to the Bank’s higher noninterest expenses combined with lower noninterest income.

The Bank’s net interest rate spread decreased from 2.71 percent in 2013 to 2.70 percent in 2016, then decreased to 2.67 percent in 2017, and then decreased to 2.65 percent in the six months ended June 30, 2018. The Bank’s net interest margin indicated a somewhat similar trend, decreasing from 2.83 percent in 2013 to 2.81 percent in 2016, then decreased to 2.80 percent in 2017, and decreased to 2.79 percent in the six months ended June 30, 2018. PyraMax’s net interest rate spread decreased 1 basis point from 2013 to 2016, then decreased 3 basis points in 2017 and then increased 50 basis points in the first two quarters of 2018. The Bank’s net interest margin followed a similar overall trend, decreasing 2 basis points from 2013 to 2016, then decreasing 1 basis point from 2016 to 2017 and then decreasing 2 basis points in the first two quarters of 2018.

Income and Expense (cont.)

The Bank’s return on average equity increased from 2013 to 2017, and then decreased in the first two quarters of 2018. The return on average equity increased from 3.17 percent in 2013, to 3.26 percent in 2016, then increased to 4.03 percent in 2017, and then decreased to (1.68) percent in the first two quarters of 2018, annualized.

PyraMax’s ratio of average interest-earning assets to interest-bearing liabilities increased modestly from 112.50 percent at December 31, 2013, to 116.80 percent at December 31, 2016, then decreased to 116.31 percent at December 31, 2017, and then decreased to 114.99 percent at June 30, 2018. The Bank’s overall increase in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Bank’s increase in its loan share.

Another key performance ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the “efficiency ratio.” The industry norm is 56.1 percent for all thrifts and 71.3 percent for thrifts with assets of $100.0 million to $1.0 billion, with the lower the ratio indicating higher efficiency. The Bank has been characterized with a moderately lower level of efficiency historically reflected in its higher efficiency ratio, which decreased from 96.00 percent in 2013 to 91.79 percent in 2016, increased to 112.19 percent in 2017, and then decreased to 106.86 percent in the six months ended June 30, 2018.

Earnings performance can be affected by an institution’s asset quality position. The ratio of nonperforming loans to total loans is a key indicator of asset quality. PyraMax witnessed a decrease in its nonperforming loans ratio from December 31, 2013, to June 30, 2018, and the ratio is modestly above the industry norm. Nonperforming loans, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and nonaccruing loans. PyraMax’s nonperforming loans consisted of nonaccrual loans with only $1,000 in loans accruing but past due in 2013, and no nonaccruing troubled debt restructured loans. The ratio of nonperforming loans to total loans was 0.80 percent at June 30, 2018, decreasing from 1.25 percent at December 31, 2017, and decreasing from 4.36 percent at December 31, 2013.

Income and Expense (cont.)

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 1.38 percent of loans at December 31, 2013, decreased to 0.95 percent at December 31, 2016, decreased to 0.93 percent of loans at December 31, 2017, and then decreased to 0.83 percent at June 30, 2018. As a percentage of nonperforming loans, PyraMax’s allowance for loan losses to nonperforming loans was 37.40 percent at December 31, 2013, a higher 100.43 percent at December 31, 2016, a higher 163.90 percent at December 31, 2017, and a higher 167.59 percent at June 30, 2018.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year ended December 31, 2017, and for the six months ended June 30, 2018. For the year ended December 31, 2017, net interest income increased $829,345, due to an increase in interest income of $1,505,382, decreased by a $676,037 increase in interest expense. The increase in interest income was due to an increase due to rate of $436,303, accented by an increase due to volume of $1,069,079. The increase in interest expense was due to a $338,034 increase due to rate, accented by a $338,003 increase due to volume.

For the six months ended June 30, 2018, net interest income increased $150,908, due to an increase in interest income of $508,620, reduced by an increase in interest expense of $357,712 The increase in interest income was due to an increase due to volume of $496,774, accented by an increase due to rate of $11,846. The increase in interest expense was due to an increase due to volume of $127,472, accented by an increase due to rate of $230,240.

YIELDS AND COSTS

The overview of yield and cost trends for the years ended December 31, 2015, 2016 and 2017 and for the six months ended June 30, 2018, and at June 30, 2018, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

PyraMax’s weighted average yield on its loan portfolio increased 2 basis points from fiscal year 2015 to 2017, from 4.05 percent to 4.07 percent and then decreased 1 basis point to 4.06 percent for the six months ended June 30, 2018. The yield on securities available-for-sale increased from 2.16 percent to 2.27 percent from 2015 to 2017 or 11 basis points, and then decreased to 2.23 percent in the six months ended June 30, 2018. The yield on other interest-earning assets increased 83 basis points from 2015 to 2017, from 0.17 percent to 1.00 percent, and then decreased 40 basis points to 0.60 percent in the six months ended June 30, 2018. The combined weighted average yield on all interest-earning assets increased 2 basis points to 3.62 percent from fiscal year 2015 to 2017 and remained at 3.62 percent in the six months ended June 30, 2018, and then increased 9 basis points to 3.71 percent at June 30, 2018.

PyraMax’s weighted average cost of interest-bearing liabilities increased 15 basis points to 0.92 percent from fiscal year 2015 to 2017, which was more than the Bank’s 2 basis point increase in yield, resulting in a decrease in the Bank’s net interest rate spread of 13 basis points from 2.83 percent to 2.70 percent from 2015 to 2017. The Bank’s cost of interest-bearing liabilities then decreased 4 basis points to 0.88 percent in the six months ended June 30, 2018, which was less than the Bank’s zero basis point change in yield, resulting in an increase in the Bank’s net interest rate spread. The Bank’s interest rate spread increased 4 basis points in the six months ended June 30, 2018. The Bank’s net interest margin decreased from 2.94 percent in 2015 to 2.83 percent in fiscal year 2017, representing a decrease of 11 basis points and then increased to 2.86 percent in the six months ended June 30, 2018.

Yields and Costs (cont.)

The Bank’s ratio of average interest-earning assets to interest-bearing liabilities was 115.78 percent for the year ended December 31, 2015, and was 116.80 percent for the year ended December 31, 2016, then decreased to 116.31 percent for the year ended December 31, 2017, and then decreased to 116.08 percent at June 30, 2018.

INTEREST RATE SENSITIVITY

PyraMax has monitored its interest rate sensitivity position and focused on maintaining a reasonable level of interest rate risk exposure by maintaining higher shares of adjustable-rate residential mortgage loans, commercial real estate loans and multi-family loans and adjustable-rate home equity loans to offset its moderate share of fixed-rate residential mortgage loans. PyraMax recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and economic value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to reduce their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. PyraMax has responded to the interest rate sensitivity issue by monitoring its shares of adjustable-rate one to four family loans, commercial real estate loans and consumer loans.

The Bank measures its interest rate risk through the use of its economic value of equity (“EVE”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The EVE for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s EVE to asset ratio, the dollar change in EVE, and the change in the EVE ratio for the Bank under rising and falling interest rates. Such changes in EVE ratio under changing rates are reflective of the Bank’s interest rate risk exposure.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, sale of fixed-rate loans, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

Interest Rate Sensitivity (cont.)

Exhibit 11 provides the Bank’s EVE levels and ratios as of June 30, 2018, based on the most recent calculations and reflects the changes in the Bank’s EVE levels under rising and declining interest rates.

The Bank’s change in its EVE level at June 30, 2018, based on a rise in interest rates of 100 basis points was an 8.2 percent decrease, representing a dollar decrease in equity value of $4,354,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s EVE level was estimated to decrease 4.7 percent or $2,518,000 at June 30, 2018. The Bank’s exposure increases to a 16.7 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $8,885,000. The Bank’s exposure is not reasonably measurable based on a 200 basis point decrease in interest rates, due to the currently low level of interest rates.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates. Due to PyraMax’s recognition of the need to control its interest rate exposure, the Bank has been moderately active in the origination of adjustable-rate loans. The Bank plans to increase its lending activity in the future and continue to maintain a moderate share of adjustable-rate loans. The Bank will also continue to focus on strengthening its EVE ratio, recognizing the planned conversion and minority stock offering will strengthen the Bank’s equity level and EVE ratio, based on any change in interest rates.

LENDING ACTIVITIES

PyraMax has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate and multi-family loans, home equity loans, construction loans, other commercial business loans and consumer loans. Exhibit 12 provides a summary of PyraMax’s loan portfolio by loan type at December 31, 2013 through 2017, and at June 30, 2018.

The primary loan type for PyraMax has been commercial real estate loans, including multi-family loans, representing a strong 49.3 percent of the Bank’s gross loans as of June 30, 2018. This share of loans has seen a moderate increase from 36.6 percent at December 31, 2013. The second largest loan type as of June 30, 2018, was residential loans secured by one- to four-family dwellings, which comprised a moderate 29.0 percent of gross loans at June 30, 2018, compared to 36.0 percent as of December 31, 2013. The third largest loan type was home equity loans, which comprised a moderate 10.7 percent of gross loans at June 30, 2018, compared to a larger 17.1 percent at December 31, 2013. The fourth largest loan category was other loans, including commercial business loans, which represented 8.8 percent of gross loans at June 30, 2018, increasing from 5.6 percent at December 31, 2013. These four loan categories represented a strong 97.8 percent of gross loans at June 30, 2018, compared to a lesser 95.3 percent of gross loans at December 31, 2013.

The Bank had a minimal 0.9 percent of loans in construction loans at June 30, 2018, up from 0.3 at December 31, 2013. The Bank had a similar 0.7 percent of loans in land loans, down from 3.6 percent at December 31, 2013. The consumer loan category was the smallest loan category at June 30, 2018, and represented a minimal 0.6 percent of gross loans compared to 0.7 percent at December 31, 2013. Consumer loans were also the smallest loan category at December 31, 2013. The Bank’s consumer loans include savings account loans, automobile loans, and other secured and unsecured loans. The overall mix of loans has witnessed moderate changes from December 31, 2013, to June 30, 2018, with the Bank having decreased its share of one- to four-family loans, offset by an increase in its share of commercial real estate loans. Home equity loans have also decreased.

Lending Activities (cont.)

The emphasis of PyraMax’s lending activity is the origination of commercial real estate loans, including multi-family loans and conventional mortgage loans secured by one- to four-family residences. Such properties are located primarily in Milwaukee County and to a lesser extent in the adjacent Waukesha and Ozaukee Counties. At June 30, 2018, 49.3 percent of PyraMax’s gross loans consisted of loans secured by commercial real estate and multi-family properties, both owner-occupied and nonowner-occupied, with 29.0 percent of loans secured by conventional mortgage loans.

The Bank offers several types of adjustable-rate mortgage loans (“ARMs”), with adjustment periods of three years, five years, seven years and ten years. The interest rates on ARMs are generally indexed to the weekly average yield on U.S. Treasury rate securities adjusted to a constant maturity of one year. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the U.S. Treasury securities rate. The Bank normally retains all ARMs which it originates. The majority of ARMs have terms of up to 30 years, which is the maximum term offered, with some loans having terms of 15 and 20 years.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank’s other key mortgage loan product is a fixed-rate mortgage loan with PyraMax’s fixed-rate mortgage loans having terms of 10 years to 30 years. Fixed-rate mortgage loans have a maximum term of 30 years. The Bank’s fixed-rate mortgage loans normally conform to Fannie Mae underwriting standards. The Bank also originates conforming “jumbo loans” residential mortgage loans. The Bank normally retains its jumbo fixed-rate residential mortgage loans.

Lending Activities (cont.)

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80.0 percent at PyraMax, even though the Bank is permitted to make loans above 80.0 percent loan-to-value ratio. While the Bank does make loans above 80.0 percent of loan-to-value, the Bank requires private mortgage insurance for the amount in excess of the 80.0 percent loan-to-value ratio for fixed-rate loans and adjustable-rate loans. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank also requires an escrow account for insurance and taxes on loans with a loan-to-value ratio in excess of 80.0 percent.

PyraMax has also been an originator of adjustable-rate and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The adjustable-rate loans have rate caps of 2.0 percent at each adjustment period and 6.0 percent over the life of the loan. The Bank had a total of $182.7 million in commercial real estate loans, including multi-family loans at June 30, 2018, or a combined 49.3 percent of gross loans, compared to a lesser 36.6 percent of gross loans at December 31, 2013.

The major portion of commercial real estate and multi-family loans are secured by apartment buildings, industrial buildings, warehouses, small retail establishments, restaurants, office buildings, and other owner-occupied properties used for business.    Most of the multi-family and commercial real estate loans are fully amortizing with a term of up to 30 years, with rates on the adjustable-rate loans adjusting at the end of the initial term of five, seven or ten years. The maximum loan-to-value ratio is normally 80.0 percent for multi-family loans and 80.0 percent for commercial real estate loans.

The Bank also originates construction and land development loans. The Bank had $6.0 million or 1.6 percent of gross loans in construction and land development loans at June 30, 2018. The maximum loan-to-value ratio is 80.0 percent of the contract price or completed appraised value, whichever is less.

Lending Activities (cont.)

PyraMax is also an originator of commercial business loans, which totaled $2.5 million and represented a modest 8.8 percent of loans at June 30, 2018. The Bank had $15.6 million in commercial business loans at December 31, 2013, or 15.6 percent of loans. These loans are normally floating-rate and indexed to the Wall Street Journal prime rate or fixed-rate with a term of two years or term loans with terms of three to seven years.

PyraMax also offers consumer loans, with these loans totaling only $2.1 million at June 30, 2018, and representing 1.3 percent of gross loans. Consumer loans primarily include automobile loans, share loans, and other secured and unsecured loans. The Bank has also been active in home equity loans or lines of credit, which totaled $39.8 million or 10.7 percent of gross loans at June 30, 2018. The interest rate for home equity lines of credit is tied to the prevailing prime interest rate.

Exhibit 13 provides a loan maturity schedule and breakdown and a summary of PyraMax’s fixed- and adjustable-rate loans, indicating a majority of fixed-rate loans. At June 30, 2018, 72.5 percent of the Bank’s loans due after June 30, 2018, were fixed-rate and 27.5 percent were adjustable-rate. At June 30, 2018, the Bank had 54.7 percent of its loans due on or before June 30, 2023, or in five years or less. The Bank had a lesser 45.3 percent of its loans with a maturity of more than five years.

NONPERFORMING ASSETS

PyraMax understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with higher levels of nonperforming assets over the past few years and have been forced to recognize significant losses, setting aside major valuation allowances.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including commercial real estate loans and multi-family loans and nonowner-occupied single-family loans. PyraMax has a modestly higher level of nonperforming assets, with nonperforming assets decreasing noticeably since 2013.

Exhibit 14 provides a summary of PyraMax’s delinquent loans at December 31, 2015, 2016, and 2017, and at June 30, 2018, indicating an overall decrease in the dollar amount of delinquent loans from December 31, 2015, to June 30, 2018, but an increase in loans delinquent 90 days or more. The Bank had $1,114,000 in loans delinquent 30 to 89 days at June 30, 2018. Loans delinquent 90 days or more totaled $1,846,000 at June 30, 2018, with these two categories representing 0.80 percent of gross loans, with most of them one- to four-family real estate loans. At December 31, 2015, delinquent loans of 30 to 89 days totaled $3,424,000 or 1.08 percent of gross loans and loans delinquent 90 days or more totaled $1,347,000 or 0.43 percent of gross loans for a combined total of $4,771,000 and a higher share of 1.51 percent of gross loans, compared to a lower $2,960,000 and a lower 0.80 percent of gross loans at June 30, 2018.

It is normal procedure for PyraMax’s board to review loans delinquent 90 days or more on a monthly basis, to assess their collectability and possibly commence foreclosure proceedings. When a loan is delinquent 15 days, the Bank sends a late notice to the borrower and also contact the borrower by a phone call. If a loan payment becomes 30 days past due, an additional late notice is mailed and a loan-specific letter is written by a collection representative. After 90 days delinquency, a demand letter is sent, and the loan is referred to foreclosure. The foreclosure process generally would begin when a loan becomes 120 days delinquent.

Nonperforming Assets (cont.)

Exhibit 15 provides a summary of PyraMax’s nonperforming assets at December 31, 2013, 2014, 2015, 2016 and 2017, and at June 30, 2018. Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets. The Bank carried a lower dollar level of nonperforming assets at June 30, 2018, relative to December 31, 2013. PyraMax’s level of nonperforming assets was $12,642,000 at December 31, 2013, and a lower $1,845,000 at June 30, 2018, which represented 2.94 percent of assets in 2013 and 0.38 percent of assets at June 30, 2018. The Bank’s nonperforming assets included $10,737,000 in nonaccrual loans, $1,000 in loans 90 days or more past due and $1,905,000 in real estate owned for a total of $12,642,000 at December 31, 2013 or 3.68 percent of assets. At June 30, 2018, nonperforming assets were a lower $1,845,000 or a lower 0.38 percent of assets and included $1,845,000 in nonaccrual loans, no real estate owned, and no loans 90 days or more past due.

PyraMax’s levels of nonperforming assets were lower than its level of classified assets at June 30, 2018, and higher than its level of classified assets at December 31, 2013. The Bank’s ratios of classified assets to assets, excluding special mention assets, were 1.97 percent of assets at December 31, 2015, and a lower 0.46 percent at June 30, 2018 (reference Exhibit 16). The Bank’s classified assets consisted of $2,077,000 in substandard assets, with $125,000 in assets classified as doubtful and no assets classified as loss at June 30, 2018. The Bank had $134,000 in assets classified as substandard, $239,000 in assets classified as doubtful, and no assets classified as loss at December 31, 2015.

Exhibit 17 shows PyraMax’s allowance for loan losses at December 31, 2013, 2014, 2015, 2016 and 2017, and at June 30, 2018, indicating the activity and the resultant balances. PyraMax has witnessed a moderate decrease in its balance of allowance for loan losses from $3,834,000 at December 31, 2013, to $3,092,000 at June 30, 2018, in response to its ability to reduce nonperforming loans and nonperforming assets. The Bank had no provisions for loan losses in 2013, 2014, 2015, 2016, 2017 or in the six months ended June 30, 2018, but had credits of $600,000 in 2013 and $684,000 in 2015.

Nonperforming Assets (cont.)

The Bank had total charge-offs of $1,783,000 in 2013, $432,000 in 2014, $263,000 in 2015, $316,000 in 2016, $37,000 in 2017 and $34,000 in the six months ended June 30, 2018, with total recoveries of $843,000 in 2013, $339,000 in 2014, $293,000 in 2015, $237,000 in 2016, $122,000 in 2017, and $33,000 in the six months ended June 30, 2018. The Bank’s ratio of allowance for loan losses to gross loans was 1.38 percent at December 31, 2013, a lower 0.93 percent at December 31, 2017, and a lower 0.83 percent at June 30, 2018. Allowance for loan losses to nonperforming loans was 31.63 percent at December 31, 2013, and a higher 74.02 percent at December 31, 2017, and a higher 104.43 percent at June 30, 2018.

INVESTMENTS

The investment and securities portfolio, including certificates of deposit, has been comprised of asset-backed securities, municipal securities, interest-bearing deposits, mortgage-backed securities, corporate bonds and corporate collateralized mortgage obligations. Exhibit 18 provides a summary of PyraMax’s investment portfolio at December 31, 2015, 2016 and 2017, and at June 30, 2018, excluding FHLB stock. Investment securities totaled $69.3 million at June 30, 2018, based on fair value, compared to $73.0 million at December 31, 2015. The Bank had $41.4 million in mortgage-backed securities at December 31, 2015, and $52.9 million at June 30, 2018, representing 76.4 percent of investments. Mortgage-backed securities represented the largest category of the Bank’s investments at June 30, 2018, followed by municipal securities. In 2015, mortgage-backed securities was also the largest investment category followed by municipal securities.

The second key component of cash and investments at June 30, 2018, was municipal securities, totaling $11.4 million and representing 16.5 percent of total investments, excluding FHLB stock, compared to $20.1 million and a larger 27.6 percent of total investments at December 31, 2015. The Bank had $818,000 in FHLB stock at June 30, 2018. The weighted average yield on investment securities was 2.37 percent for the six months ended June 30, 2018, and a lesser 2.16 percent in 2015.

DEPOSIT ACTIVITIES

The mix of total deposits by amount at December 31, 2015, 2016 and 2017, and at June 30, 2018, is provided in Exhibit 19. There has been a moderate change in total deposits and a modest change in the deposit mix during this period. Total deposits have increased from $353.0 million at December 31, 2015, to $404.6 million at June 30, 2018, representing an increase of $51.6 million or 14.6 percent. Certificates of deposit have increased from $164.1 million at December 31, 2015, to $198.7 million at June 30, 2018, representing an increase of $34.6 million or 21.1 percent, while savings, transaction and MMDA accounts have increased $16.9 million from $188.9 million at December 31, 2015, to $205.8 million at June 30, 2018, or 8.9 percent.

Deposit Activities (cont.)

Exhibit 20 provides a breakdown of the Bank’s certificates of deposits in amounts of $100,000 or more by maturity at December 31, 2017, and at June 30, 2018. The largest category of these certificates based on maturity is certificates with a maturity of over one year to three years at June 30, 2018, which represented a strong 38.5 percent of these certificates followed by certificates with a maturity of three months or less, which represented a moderate 26.3 percent of certificates. The largest category of certificates at December 31, 2017, was certificates with a maturity of six months to twelve months, which represented a strong 47.5 percent of these certificates followed by certificates with a maturity of over twelve months, which represented a strong 38.1 percent of certificates.

BORROWINGS

PyraMax has made moderate use of FHLB advances (reference Exhibit 21) in each of the years ended December 31, 2016 and 2017, and in the six months ended June 30, 2018. The Bank had total FHLB advances of $27.7 million at June 30, 2018, with a weighted cost of 1.53 percent during the period and a balance of a larger $48.2 million at December 31, 2016, with a weighted cost of a higher 1.21 percent during the period.

SUBSIDIARIES

PyraMax has no subsidiaries.

OFFICE PROPERTIES

PyraMax had nine offices at June 30, 2018, its main office in Greenfield and eight branches in Franklin, Grafton, two in Milwaukee, Mukwonago, South Milwaukee, Waukesha and West Ellis. The Bank has entered into an agreement to sell its Mitchell Street branch in Milwaukee, which is expected to close in the fourth quarter of 2018. The Bank owns its Mitchell Street branch. The Bank owns seven of its offices and leases two offices (reference Exhibit 22). At June 30, 2018, the Bank’s total investment in fixed assets, based on depreciated cost, was $7.6 million or 1.57 percent of assets.

MANAGEMENT

Mr. Richard Hurd was appointed president and chief executive officer of PyraMax Bank in 2007. Prior to that, Mr. Hurd was the chief operating officer from 2004 to 2007. Mr. Hurd has been a board member since 2004. He joined PyraMax Bank in 2001. Prior to joining PyraMax Bank, Mr. Hurd had thirty years of banking experience at First Wisconsin National Bank, Marine Bank and Bank One Corporation. Mr. Hurd’s banking experience and knowledge of financial markets enhance the breadth of experience of the Bank’s board of directors.

Ms. Monica Baker was appointed senior vice president/chief brand officer in January 2014. Ms. Baker began with PyraMax Bank in 1993 as the vice president of marketing/human resources/savings. In August 2000, she was promoted to senior vice president of marketing/human resources and then in 2010 promoted to senior vice president of marketing/human resources/retail lending. Ms. Baker has been on the board of directors since 2006. Prior to being employed with PyraMax Bank, Ms. Baker was the human resources officer at Maritime Savings Bank. She brings over 34 years of banking experience, focused on retail banking, retail lending, human resources and marketing. Ms. Baker’s extensive experience in retail banking, retail lending, human resources and marketing are valuable to our board of directors in assessing the performance of PyraMax Bank.

Management (cont.)

Mr. Richard J. Krier joined PyraMax Bank in April 2011 as the chief financial officer. Prior to that, Mr. Krier served as the chief financial officer of Partnership Community Bancshares from 2008 until 2011. Mr. Krier has over 30 years of broad-based banking experience in the areas of financial management, operations, performance measurement and decision support. Mr. Krier is also a certified public accountant.

Mr. Chuck Mauer joined PyraMax Bank in June 2010 as the Bank’s chief credit officer. He is responsible for the overall management of the Bank’s credit administration department, including loan underwriting, loan review, lending support, loan policies, procedures and processes to ensure the overall quality of the Bank’s loan portfolio. Mr. Mauer has over 30 years of commercial, consumer and mortgage lending as well as credit administration experience. Prior to working at PyraMax Bank, he was a first vice president of credit administration at Ozaukee Bank where he also managed client relationships for over 20 years. In 2007, Ozaukee Bank was acquired by BMO Harris Bank. Mr. Mauer remained with BMO Harris Bank for three more years, serving as senior vice president-concurrence officer.

Mr. Thomas K. Peterson was appointed senior vice president, chief lending officer in January 2017. Prior to being employed by PyraMax Bank, Mr. Peterson was the commercial business segment leader for the Milwaukee-Madison markets for Associated Bank. Mr. Peterson has over 36 years of banking experience, including various commercial banking roles at Ozaukee Bank, BMO Harris Bank, and Associated Bank.

II.	DESCRIPTION OF PRIMARY MARKET AREA

PyraMax’s market area is focused on Milwaukee County along with the adjacent Ozaukee and Waukesha Counties in Wisconsin. Exhibit 24 shows the trends in population, households and income for Milwaukee County, Ozaukee County and Waukesha County, Wisconsin and the United States. Milwaukee County’s population increased slightly by 0.8 percent from 2000 to 2010, Ozaukee County’s population increased by 5.0 percent and Waukesha County’s population increased by 8.1 percent, while Wisconsin’s and the United States’ population levels increased by 6.0 percent and 9.7 percent, respectively, during the same time period. Through 2020, population is projected to increase by 0.4 percent, 4.5 percent, 5.0 percent, 3.5 percent and 7.6 percent in Milwaukee, Ozaukee and Waukesha Counties, Wisconsin and the United States respectively.

More important is the trend in households. Milwaukee County experienced a modest 1.6 percent increase in households from 2000 through 2010, compared to increases of 10.9 percent in Ozaukee County, 12.9 percent in Waukesha County, 9.4 percent in Wisconsin and 10.7 percent in the United States. All areas are projected to increase in number of households from 2010 through 2020, by a slight 1.3 percent in Milwaukee County, by 4.6 percent in Ozaukee County, by 4.7 percent in Warren County, as well as Wisconsin and the United States by 3.7 percent and 7.5 percent, respectively.

The Milwaukee County had the lowest per capita income level in both 2000 and 2010 while Ozaukee County maintained the highest per capita income level in both years. Per capita income increased in all areas from 2000 to 2010. Milwaukee County’s per capita income increased to $24,254, Ozaukee County’s per capital income level increased to $42,180 and Waukesha County’s per capita income level increased to $37,282. Wisconsin’s per capita income increased to $27,192 and the United States’ increased to $26,059. In 2000, median household income in the three counties were a lower $38,100 in Milwaukee County, higher levels of $62,745 in Ozaukee County and $62,839 in Waukesha County, with Wisconsin at $43,791 and the United States with a median household income of $41,994. Median household

Description of Primary Market Area (cont.)

income increased from 2000 to 2010 by 14.4 percent, 20.9 percent, 20.4 percent, 19.6 percent and 19.2 percent to $43,599, $75,854, $75,689, $52,374 and $50,046 in Milwaukee County, Ozaukee County, Waukesha County, Wisconsin and the United States, respectively. All areas are also projected to show increases in their median household income levels from 2010 through 2020. The median household income levels in Milwaukee, Ozaukee and Waukesha Counties, Wisconsin and the United States are projected to increase by 14.0 percent, 14.6 percent, 11.5 percent, 9.9 percent and 23.1 percent, respectively, to $49,722, $86,937, $84,386, $57,579 and $61,618, respectively, from 2010 to 2020. Milwaukee County is characterized with a noticeably lower historical and projected median household income level relative to all other regions.

Exhibit 25 provides a summary of key housing data for Milwaukee, Ozaukee and Waukesha Counties, Wisconsin and the United States. In 2000, Milwaukee County had the lowest rate of owner-occupancy at 52.6 percent, lower than Ozaukee County at 76.3 percent, Waukesha County at 76.4 percent, Wisconsin at 68.4 percent and the United States at 66.2 percent. As a result, Milwaukee County supported a higher rate of renter-occupied housing of 47.4 percent, compared to 23.7 percent in Ozaukee County, 23.6 percent Waukesha County, 31.6 percent in Wisconsin and 33.8 percent in the United States. In 2010, owner-occupied housing decreased slightly in Milwaukee County to 51.3 percent, increased slightly in Ozaukee County to 76.7 percent, increased slightly in Waukesha County to 76.8 percent, decreased in Wisconsin to 68.1 percent and in the United States to 65.4 percent. Conversely, the renter-occupied rates increased slightly in Milwaukee County to 48.7 percent, decreased slightly in Ozaukee County to 23.3 percent, in Wisconsin to 31.9 percent and in the United States to 34.6 percent. Renter-occupied percentages decreased slightly in Waukesha County to 23.2 percent.

Milwaukee County’s 2000 median housing value was $103,200, lower than all other areas’ median housing values. The other 2000 median housing values were $177,300 in Ozaukee County, $170,400 in Waukesha County, $112,200 in Wisconsin with the United States’ median housing value at $119,600. The 2000 median rent in Milwaukee County was $555,

Description of Primary Market Area (cont.)

which was lower than Ozaukee County at $642, Waukesha County at $726 and the United States at $602, with Wisconsin’s median rent level at the lowest level of $540. In 2010, median housing values had increased in Milwaukee County to $162,900, in Ozaukee to $255,600, in Waukesha County to $257,700, in Wisconsin to $169,000 and in the United States to $186,200 with Milwaukee County continuing to show the lowest median housing value. The 2010 median rent levels were $786, $819, $906, $749 and $871, in Milwaukee, Ozaukee and Waukesha Counties, Wisconsin and the United States, respectively.

In 2000, the major source of employment for all areas by industry group, based on share of employment, was the services industry. The services industry was responsible for the majority of employment in all three counties, Wisconsin and the United States with 47.6 percent, 43.1 percent, 40.6 percent, 41.5 percent and 46.7 percent of jobs (reference Exhibit 26). The manufacturing industry was the second major employer in Milwaukee, Ozaukee and Waukesha Counties and Wisconsin at 18.5 percent, 23.7 percent, 21.2 percent and 22.2 percent but was the third largest employer in the United States at 14.1 percent The wholesale/retail trade group was the third major overall employer in Milwaukee, Ozaukee and Waukesha Counties and Wisconsin at 13.6 percent, 14.5 percent, 16.6 percent, 14.8 percent, and the wholesale/retail trade group was the second major overall employer in the United States with 15.3 percent of employment. The agriculture/mining group, construction group, transportation/utilities, information and finance/insurance/real estate group combined to provide 20.3 percent of employment in Milwaukee County, 19.0 percent of employment in Ozaukee County, 21.6 percent of employment in Waukesha County, 21.5 percent of employment in Wisconsin and 23.9 percent in the United States.

In 2010, the services industry, manufacturing industry and wholesale/retail trade industry provided the first, second and third highest levels of employment, respectively, for Milwaukee, Ozaukee and Waukesha Counties and Wisconsin. In Milwaukee, Ozaukee and Waukesha Counties and Wisconsin the manufacturing sector remained the second higher employer with the wholesale/retail industry third. The services industry accounted for 54.1 percent, 49.1 percent,

Description of Primary Market Area (cont.)

45.5 percent, 46.8 percent and 53.2 percent in Milwaukee County, Ozaukee County, Waukesha County, Wisconsin and the United States, respectively. The manufacturing trade industry provided for 15.0 percent, 23.7 percent, 18.2 percent, 18.4 percent and 10.4 percent of employment in Milwaukee County, Ozaukee County, Waukesha County, Wisconsin and the United States, respectively. The wholesale/retail trade group provided 12.9 percent, 14.5 percent, 15.8 percent, 14.2 percent, and 14.5 percent of employment in Milwaukee, Ozaukee and Waukesha Counties, Wisconsin and the United States, respectively. In the 2010 Census, the agriculture/mining, construction, transportation/utilities, information, and finance/insurance/real estate sectors accounted for 18.3 percent, 18.8, 20.5 percent, 20.6 percent and 21.9 percent in Milwaukee, Ozaukee and Waukesha Counties, Wisconsin and the United States, respectively.

Some of the largest employers in Milwaukee, Ozaukee and Waukesha Counties are listed below.

Employer	Employees	Product/Service
(Waukesha County)
Anthem Blue Cross Blue Shield	2,000	Insurance
Arandall Corp.	1,000	Printing
Community Memorial Hospital	1,000 +	Healthcare
Cooper Power Systems	2,200	Energy
Fiserv, Inc.	1,000+	Data Processing
GE Healthcare Bio-Sciences Corp	6,000	Diagnosing Systems
Generac Holding	3,800	Manufacturing
Harley Davidson Motor Co.	2,700	Motorcycles/Accessories
Husco International, Inc.	530	Manufacturing
Kohl’s	7,800	Retail Sales
MetalTek International	500	Manufacturing
Milwaukee Electric Tool Corp.	600	Manufacturing
ProHealth Care	4,800	Healthcare
Quad/Graphics Inc.	7,500	Printing/Marketing
Roundy’s	2,857	Supermarkets
Target Corp.	600	Distribution
(Ozaukee County)
Allen Edmonds Corp.	400	Manufacturing Men’s Footwear
Aurora Medical Cntr.	726	Healthcare
Charter Steel	565	Manufacturing
Columbia-St. Mary’s	500-999	Healthcare
Concordia University	500-999	Education
Doral Dental USA	250-499	Dental Insurance Carrier
HP Performance Systems	250-499	Manufacturing Brake Systems

Description of Primary Market Area (cont.)

(Ozaukee County cont’d.)
Kleen Test Products	250-499	Sanitary Wiping Cloths
Leeson Electric Corp.	600	Mfg./Distrib. Electric Motors
Legett & Platt Inc.	500-999	Aluminum die-casting
Rockwell Automation	5,000	Mgr. Automation Systems & Equipment
Telsmith Inc.	250-499	Rock Crushing Equipment
(Milwaukee County)
AT & T Wisconsin	3,500	Communications
Aurora Health Care	32,000	Healthcare
BMO Harris	3,400	Financial services
Briggs & Stratton	1,358	Manufacturing small engines
Columbia St. Marys	4,500	Healthcare
FIS	2,800	Financial data
Froedtest Health	10,900	Healthcare
Medical College of Wisconsin	5,300	Medical school
Northwestern Mutual	5,585	Insurance
Potawatomi Bingo Casino	3,000	Entertainment
Rockwell Automation	1,909	Power, controls & information technology
SC Johnson	2,200	Home products, pest control
We Energies	4,300	Electricity, gas & steam utility
Wheaton Franciscan Healthcare	11,000	Healthcare

The unemployment rate is another key economic indicator. Exhibit 27 shows the unemployment rates in Milwaukee, Ozaukee and Waukesha Counties, Wisconsin and the United States in 2014 through May of 2018. Milwaukee County’s unemployment rates have been higher than the state unemployment rates, while Ozaukee and Waukesha Counties’ rates have been lower than both state and national rates. In 2014, Milwaukee County had an unemployment rate of 6.9 percent, compared to unemployment rates of 4.2 percent in Ozaukee County, 4.4 percent in Waukesha County, 5.4 percent in Wisconsin and 6.2 percent in the United States. In 2015, all areas decreased in unemployment to 5.7 percent, 3.7 percent, 3.8 percent, 4.5 percent and 5.3 percent in Milwaukee, Ozaukee and Waukesha Counties, Wisconsin and the United States, respectively. In 2016, all areas’ unemployment rates again decreased to 5.0 percent, 3.3 percent, 3.4 percent, 4.0 percent and 4.9 percent in Milwaukee, Ozaukee and Waukesha, Counties, Wisconsin and the United States, respectively. In 2017, Milwaukee County, Ozaukee County, Waukesha County, Wisconsin and the United States had decreases in unemployment to 4.0 percent, 2.8 percent, 2.9 percent, 3.3 percent and 4.4 percent, respectively. Through May of 2018, all areas again had decreases in unemployment rates to 3.2 percent in Milwaukee County, to 2.3 percent in Ozaukee County, to 2.4 percent in Waukesha County, and to 2.6 percent and 3.6 percent in Wisconsin and the United States, respectively.

Description of Primary Market Area (cont.)

Exhibit 28 provides deposit data for banks and thrifts in Milwaukee, Ozaukee and Waukesha Counties in which the Bank has its offices. PyraMax’s deposit base in Milwaukee County was approximately $277.0 million or a 10.5 percent share of the approximately $2.6 billion total thrift deposits and a 0.5 percent share of the total deposits, which were approximately $53.4 billion as of June 30, 2017. PyraMax’s deposit base in Ozaukee County was approximately $32.0 million or a 16.0 percent share of the $200.5 million total thrifts deposits and a 1.3 percent share of total deposits, which were approximately $2.5 billion as of June 30, 2017. PyraMax’s deposit base in Waukesha County was approximately $74.5 million or a 4.8 percent share of the $1.5 billion total thrift deposits and a 0.6 percent share of the total deposits, which were approximately $12.0 billion as of June 30, 2017. The total market area is dominated by banks, with bank deposits accounting for approximately 93.5 percent of deposits at June 30, 2017.

Exhibit 29 provides interest rate data for each quarter for the years 2014 through the second quarter of 2018. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates were stable in 2014, increased modestly in 2015 and continued to rise in 2016, 2017 and in the first two quarters of 2018, with 30-year Treasury notes decreasing in 2014, then rising in 2015, stable in 2016, decreasing in 2017 and rising in the first two quarters of 2018.

SUMMARY

In summary, population increased minimally in Milwaukee County from 2000 to 2010, and the number of households also increased minimally. Ozaukee County’s increase in population and households was higher than that of Milwaukee County but lower than that of Waukesha County from 2000 to 2010. The 2010 per capita and median household income levels in Milwaukee County were below those of Waukesha and Ozaukee Counties and below state and

Description of Primary Market Area (cont.)

national levels. Also, Milwaukee County’s unemployment rates have been above national rates. According to the 2010 Census, median housing values in Milwaukee County were below both the state and the national median housing values, while median housing values in Waukesha and Ozaukee Counties were above the state median housing value.

The Bank holds deposits of approximately 8.8 percent of all thrift deposits in the three-county market area as of June 30, 2017, representing a minimal 0.6 percent share of the total deposit base of approximately $67.9 billion.

III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the “comparable group”. This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation’s pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Midwest region and in Wisconsin.

Exhibits 30 and 31 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 122 publicly traded, FDIC-insured thrifts in the United States (“all thrifts”), and mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 30 and 31 also subclassify all thrifts by region, including the 39 publicly traded Midwest thrifts (“Midwest thrifts”) and the 4 publicly traded thrifts in Wisconsin “Wisconsin thrifts”), and by trading exchange.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution’s operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Corporation’s basic operation.

Introduction (cont.)

The general parameter requirements for the selection of the peer group candidates included a maximum asset size limit of $950 million, a trading exchange requirement that each candidate be traded on one of the two major stock exchanges, the New York Stock Exchange or the NASDAQ, a geographic parameter that eliminates potential candidates located in the Southwest and West, a merger and acquisition parameter that eliminates any potential candidate that is involved as a seller in a merger and acquisition transaction, and a recent conversion parameter that eliminates any institution that has not been converted from mutual to stock for at least four quarters or prior to June 30, 2018. Due to the general parameter requirement related to trading on NASDAQ or one of the other two major stock exchanges, the size of the peer group institutions results in larger institutions.

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

Due to limited availability, there was only one mutual holding company included as a potential comparable group candidate.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is a proposed seller in a merger or acquisition as of August 7, 2018, 2018. There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation’s city, county or market area as indicated in Exhibit 33.

Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 122 publicly traded, FDIC-insured savings institutions, 3 are traded on the New York Stock Exchange and 64 are traded on NASDAQ. There were an additional 20 traded over the counter and 35 institutions are listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering (“IPO”) date, which must be at least four quarterly periods prior to June 30, 2018, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO of March 31, 2017, or earlier.

Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Corporation, including the Southwest and West regions.

The geographic location parameter consists of the Midwest, North Central, Southeast and Northeast regions for a total of fifteen states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $950 million or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $483 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY

Exhibits 34 and 35 show the 28 institutions considered as comparable group candidates after applying the general financial, geographic and merger/acquisition parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section along with being publicly traded on one of the three major exchanges..

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 34. The balance sheet ratios consist of the following:

1. Cash and investments to assets

2. Mortgage-backed securities to assets

3. One- to four-family loans to assets

4. Total net loans to assets

5. Total net loans and mortgage-backed securities to assets

6. Borrowed funds to assets

7. Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution’s equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets

The Bank’s ratio of cash and investments to assets, excluding mortgage-backed securities, was 5.82 percent at June 30, 2018, and reflects the Corporation’s modestly lower share of investments, lower than the national and regional averages of 11.7 percent and 13.8 percent, respectively. The Bank’s investments have consisted of asset-backed securities, municipal securities, corporate bonds and interest-bearing deposits. For its recent two years ended December 31, 2016, and December 31, 2017, the Corporation’s average ratio of cash and investments to assets was a higher 8.58 percent, ranging from a high of 8.70 percent in 2017 to a low of 7.45 percent at June 30, 2018.

Cash and Investments to Assets (cont.)

The parameter range for cash and investments is has been defined as 20.0 percent or less of assets, with a midpoint of 10.0 percent.

Mortgage-Backed Securities to Assets

At June 30, 2018, the Corporation’s ratio of mortgage-backed securities to assets was 10.77 percent, modestly higher than the national average of 7.1 percent and the regional average of 7.6 percent for publicly traded thrifts.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 16.0 percent or less of assets and a midpoint of 8.0 percent.

One- to Four-Family Loans to Assets

The Corporation’s lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans and excluding home equity loans, represented 25.8 percent of the Corporation’s assets at June 30, 2018, which is higher than its ratio of 24.5 percent at December 31, 2017, and similar to its ratio of 26.0 percent at December 31, 2016. The parameter for this characteristic is 72.00 percent of assets or less in one- to four-family loans with a midpoint of 36.00 percent.

Total Net Loans to Assets

At June 30, 2018, the Corporation had a 76.50 percent ratio of total net loans to assets and a lower two fiscal year average of 71.12 percent, compared to the national average of 74.0 percent and the regional average of 70.1 percent for publicly traded thrifts. The Corporation’s ratio of total net loans to assets changed from 70.46 percent of total assets at December 31, 2016, to 71.77 percent at December 31, 2017, to 76.50 percent at June 30, 2018.

The parameter for the selection of the comparable group is from 60.0 percent to 88.0 percent with a midpoint of 74.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater volumes of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Corporation.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Corporation’s shares of mortgage-backed securities to assets and total net loans to assets were 10.77 percent and 76.50 percent, respectively, for a combined share of 87.27 percent. Recognizing the industry and regional ratios of 81.1 percent and 77.7 percent, respectively, the parameter range for the comparable group in this category is 70.0 percent to 90.0 percent, with a midpoint of 80.0 percent.

Borrowed Funds to Assets

The Corporation had borrowed funds of $27.7 million or 5.73 percent of assets at June 30, 2018, which is lower than current industry averages.

Borrowed Funds to Assets (cont.)

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds has increased recently, due to the rise in rates paid on deposits. Additionally, many thrifts are now aggressively seeking deposits, since quality lending opportunities have increased in the current economic environment.

The parameter range of borrowed funds to assets is 22.0 percent or less with a midpoint of 11.0 percent.

Equity to Assets

The Corporation’s equity to assets ratio was 7.81 percent at June 30, 2018, 8.33 percent at December 31, 2017 and 8.29 percent at December 31, 2016, averaging 8.3 percent for the two fiscal years ended December 31, 2017. The Bank’s equity increased in 2016, increased in 2017, and then decreased in the six months ended June 30, 2018. After conversion, based on the midpoint value of $50.0 million, with a 44.0 percent minority offering, with 50.0 percent of the net proceeds of the public offering going to the Bank, its equity is projected to increase to 9.9 percent of assets, with the Corporation at 11.4 percent of assets.

Based on those equity ratios, we have defined the equity ratio parameter to be 7.0 percent to 26.0 percent with a midpoint ratio of 16.5 percent.

PERFORMANCE PARAMETERS

Introduction

Exhibit 35 presents five parameters identified as key indicators of the Corporation’s earnings performance and the basis for such performance both historically and the six months ended June 30, 2018. The primary performance indicator is the Corporation’s core return on average assets (ROAA). The second performance indicator is the Corporation’s core return on average equity (ROAE). To measure the Corporation’s ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Corporation is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Corporation’s ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the twelve months ended June 30, 2018, the Corporation’s core ROAA was 0.09 percent based on a core income of $438,000, as detailed in Item I of this Report. The net ROAA for the year ended December 31, 2017, was 0.36 percent. The Corporation’s ROAAs in its most recent three fiscal years ended December 31, 2017, were 0.18 percent, 0.29 percent, and 0.36 percent, respectively, with a three fiscal year average ROAA of 0.28 percent.

Considering the historical and current earnings performance of the Corporation, the range for the ROAA parameter based on core income has been defined as 1.00 percent or less with a midpoint of 0.50 percent.

Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Corporation’s position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Corporation’s core ROAE for the twelve months ended June 30, 2018, was 1.08 percent based on its core income and 4.03 percent in the fiscal year ended December 31, 2017.

The parameter range for ROAE for the comparable group, based on core income, is 8.00 percent or less with a midpoint of 4.00 percent.

Net Interest Margin

The Corporation had a net interest margin of 3.13 percent for the twelve months ended June 30, 2018, representing net interest income as a percentage of average interest-earning assets. The Corporation’s net interest margin levels in its three fiscal years of 2015 through 2017 were 2.94 percent, 2.81 percent, and 2.80 percent, respectively, averaging 2.85 percent.

The parameter range for the selection of the comparable group is from a low of 2.70 percent to a high of 4.20 percent with a midpoint of 3.45 percent.

Operating Expenses to Assets

For the twelve months ended June 30, 2018, the Corporation had a 3.77 percent ratio of operating expense to average assets. In its three fiscal years ended December 31, 2017, the Corporation’s expense ratio averaged 3.36 percent, from a low of 3.31 percent in fiscal year 2016 to a high of 3.42 percent in fiscal year 2015.

The operating expense to assets parameter for the selection of the comparable group is from a low of 1.50 percent to a high of 4.50 percent with a midpoint of 3.00 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Corporation has experienced a lower level of noninterest income as a source of additional income. The Corporation’s ratio of noninterest income to average assets was 0.62 percent for the twelve months ended June 30, 2018. For its three years ended December 31, 2015 through 2017 the Corporation’s ratio of noninterest income to average assets was 0.71 percent, 0.96 percent and 0.38 percent, respectively, for an average of 0.68 percent.

The range for this parameter for the selection of the comparable group is 1.50 percent of average assets or less, with a midpoint of 0.75 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 35. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of the Corporation. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

The Corporation’s ratio of nonperforming assets to assets was 0.38 percent at June 30, 2018, which was lower than the national average of 0.65 percent for publicly traded thrifts and the average of 0.67 percent for Midwest thrifts. The Corporation’s ratio of nonperforming assets to total assets averaged 0.72 for its most recent three fiscal years ended December 31, 2017, from a high of 1.10 percent in 2015, to a low of 0.40 percent 2017.

The comparable group parameter for nonperforming assets is 2.25 percent or less of total assets, with a midpoint of 1.13 percent.

Repossessed Assets to Assets

The Corporation had no repossessed assets at June 30, 2018, representing a ratio to total assets of zero percent, following ratios of repossessed assets to total assets of zero percent at December 31, 2017, and December 31, 2016, respectively. National and regional averages were 0.12 percent and 0.13 percent, respectively, for publicly traded thrift institutions.

Repossessed Assets to Assets (cont.)

The range for the repossessed assets to total assets parameter is 0.12 percent of assets or less with a midpoint of 0.06 percent.

Loans Loss Reserves to Assets

The Corporation had an allowance for loan losses of $3,092,000, representing a loan loss allowance to total assets ratio of 0.64 percent at June 30, 2018, which was similar to its 0.66 percent ratio at December 31, 2017, and lower than its 0.67 percent ratio at December 31, 2016.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.40 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 35, 36 and 37. The comparable group institutions range in size from $132.2 million to $944.3 million with an average asset size of $521.0 million and have an average of 6.0 offices per institution. Two of the comparable group institutions are in Maryland, two are in New York, and one each in Illinois, Nebraska, Pennsylvania, Ohio, Minnesota and Ohio, and all ten were traded on NASDAQ.

The comparable group institutions as a unit have a ratio of equity to assets of 13.84 percent, which is 9.8 percent higher than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.54 percent, lower than all publicly traded thrifts at 0.87 percent and publicly traded Wisconsin thrifts at 1.07 percent.

IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Corporation to all publicly traded thrifts, to publicly traded thrifts in the Midwest region and to Wisconsin thrifts, as well as to the ten institutions constituting the Corporation’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 38 through 43.

As presented in Exhibits 39 and 40, at June 30, 2018, the Corporation’s total equity of 7.81 percent of assets was lower than the comparable group at 13.84 percent, all thrifts at 12.60 percent, Midwest thrifts at 12.58 percent and Wisconsin thrifts at 15.26 percent. The Corporation had a 76.50 percent share of net loans in its asset mix, lower than the comparable group at 77.85 percent, but higher than all thrifts at 74.00 percent, Wisconsin thrifts at 75.58 percent and higher than Midwest thrifts at 70.13 percent. The Corporation’s lower share of net loans and lower 5.82 percent share of cash and investments is primarily the result of its higher 10.77 percent share of mortgage-backed securities. The comparable group had a higher 9.89 percent share of cash and investments and a lower 5.48 percent share of mortgage-backed securities. All thrifts had 7.13 percent of assets in mortgage-backed securities and 11.66 percent in cash and investments. The Corporation’s 83.83 percent share of deposits was higher than the comparable group, all thrifts and Midwest thrifts and higher than Wisconsin thrifts, reflecting the Corporation’s lower share of borrowed funds of 5.73 percent and lower share of equity of 7.81 percent. As ratios to assets, the comparable group had deposits of 78.69 percent and borrowings of 7.87 percent. All thrifts averaged a 77.83 percent share of deposits and 9.27 percent of borrowed funds, while Midwest thrifts had a 79.03 percent share of deposits and an 8.05 percent share of borrowed funds. Wisconsin thrifts averaged a 74.37 percent share of deposits and a higher 10.67 percent share of borrowed funds. The Corporation had no goodwill, compared to 0.55 percent for the comparable group, 0.60 percent for all thrifts, 0.28 percent for Midwest thrifts and 0.02 percent for Wisconsin thrifts.

Analysis of Financial Performance (cont.)

Operating performance indicators are summarized in Exhibits 41, 42 and 43 and provide a synopsis of key sources of income and key expense items for the Corporation in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 43, for the twelve months ended June 30, 2018, the Corporation had a yield on average interest-earning assets lower than the comparable group and similar to all thrifts, higher than Midwest thrifts and lower than Wisconsin thrifts. The Corporation’s yield on interest-earning assets was 4.09 percent compared to the comparable group at 4.12 percent, all thrifts at 4.07 percent, Midwest thrifts at 3.75 percent and Wisconsin thrifts at 4.03 percent.

The Corporation’s cost of funds for the twelve months ended June 30, 2018, was higher than the comparable group, Midwest thrifts and all thrifts and lower than Wisconsin thrifts. The Corporation had an average cost of interest-bearing liabilities of 0.96 percent compared to 0.88 percent for the comparable group, 0.86 percent for all thrifts, 0.81 percent for Midwest thrifts and 0.90 percent for Wisconsin thrifts. The Corporation’s yield on interest-earning assets and interest cost resulted in a net interest spread of 3.13 percent, which was lower than the comparable group at 3.24 percent, lower than all thrifts at 3.22 percent, higher than Midwest thrifts at 2.98 percent and lower than Wisconsin thrifts at 3.41 percent. The Corporation generated a net interest margin of 3.13 percent for the twelve months ended June 30, 2018, based on its ratio of net interest income to average interest-earning assets, which was lower than the comparable group ratio of 3.39 percent. All thrifts averaged a higher 3.37 percent net interest margin for the trailing four quarters, with Midwest thrifts at 3.09 percent and Wisconsin thrifts at a higher 3.30 percent.

The Corporation’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 42. The Corporation had no provision for loan losses during the twelve months ended June 30, 2018, representing zero percent of average assets. The average provision for loan losses for the comparable group was 0.14 percent, with all thrifts at 0.08 percent, Midwest thrifts at 0.06 percent and Wisconsin thrifts at (0.12) percent.

Analysis of Financial Performance (cont.)

The Corporation’s total noninterest income was $2,921,000 or 0.62 percent of average assets for the twelve months ended June 30, 2018. Such a ratio of noninterest income to average assets was lower than the comparable group at 0.83 percent, and lower than all thrifts at 0.84 percent, Midwest thrifts at 0.87 percent and Wisconsin thrifts at 0.57 percent. For the twelve months ended June 30, 2018, the Corporation’s operating expense ratio was 3.77 percent of average assets, higher than the comparable group at 3.11 percent, all thrifts at 2.81 percent, Midwest thrifts at 3.10 percent, and Wisconsin thrifts at 3.66 percent.

The overall impact of the Corporation’s income and expense ratios is reflected in its net income and return on assets. For the twelve months ended June 30, 2018, the Corporation had a net ROAA of (0.79) percent and core ROAA of 0.09 percent. For its most recent four quarters, the comparable group had a higher net ROAA of 0.42 percent and a core ROAA of 0.51 percent. All publicly traded thrifts averaged a higher net ROAA of 0.84 percent and 0.87 percent core ROAA, with Midwest thrifts a 0.78 percent net ROAA and a 1.03 percent core ROAA. The twelve month net ROAA for the 4 Wisconsin thrifts was 0.96 percent and their core ROAA was 1.07 percent.

V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of PyraMax with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Bank’s respective net and core earnings for the twelve months ended June 30, 2018, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

As discussed earlier, the Bank has experienced increases in its assets and loans in three of the past four fiscal years and increases in the six months ended June 30, 2018, with deposits indicating growth in all periods. The Bank has experienced lower earnings in four of the past five years with a loss in the year ended December 31, 2014, and is focused on reducing operating expenses, monitoring and controlling its balance of nonperforming assets; monitoring and

Earnings Performance (cont.)

strengthening its ratio of interest sensitive assets relative to interest sensitive liabilities, thereby maintaining its overall interest rate risk; and strengthening its net interest margin. Historically, the Bank has been characterized with a slightly higher yield on earning assets but a higher cost of funds, resulting in a lower net interest margin, which has been modestly below industry averages, and lower than its comparable group, with the trend experiencing a minimal decrease over the past two years and its 3.13 percent net interest margin for the twelve months ended June 30, 2018, was lower than the industry average of 3.37 percent and lower than the comparable group average of 3.46 percent. During its past two years ended December 31, 2017, PyraMax’s ratio of interest expense to interest-bearing liabilities has increased noticeably from 0.79 percent in 2016 to 0.91 percent in 2017, and then to 0.96 percent in the twelve months ended June 30, 2018 The Bank’s ratio was higher than the average of 0.86 percent for the comparable group and higher than the average of 0.86 percent for all thrifts. Following the conversion, the Bank will strive to control its operating expenses, strive to increase its net interest margin, increase its noninterest income, gradually increase its net income, increase its return on assets, continue to control its balance of nonperforming and classified assets, and closely monitor its interest rate risk.

From December 31, 2013, to December 31, 2017, five of the seven categories of loans experienced increases in their balances, with commercial real estate and multi-family loans increasing the most in dollars. Commercial real estate and multi-family loans increased by $81.2 million or 80.0 percent, from December 31, 2013, to December 31, 2017. Other commercial business loans increased by $16.9 million or 108.4 percent from December 31, 2013, to December 31, 2017, one- to four-family loans increased $7.6 million or 7.6 percent, construction loans increased $2.4 million or 26.5 percent and consumer loans increased $93,000 or 4.5 percent. All other loan categories experienced decreases in their balances. Overall, the Bank’s lending activities resulted in a total loan increase of $56.4 million or 20.3 percent and a net loan increase of $57.2 million or 20.9 percent from December 31, 2013, to December 31, 2017. In the six months ended June 30, 2018, loans increased $36.9 million or 11.0 percent.

Earnings Performance (cont.)

The impact of PyraMax’s primary lending efforts has been to generate a yield on average interest-earning assets of 4.09 percent for the twelve months ended June 30, 2018, compared to a higher 4.12 percent for the comparable group, 4.07 percent for all thrifts and a similar 4.03 percent for Wisconsin thrifts. The Bank’s ratio of interest income to average assets was 3.35 percent for the twelve months ended June 30, 2018, lower than the comparable group at 3.81 percent, all thrifts at 3.74 percent and lower than Wisconsin thrifts at 4.01 percent.

PyraMax’s 0.96 percent cost of interest-bearing liabilities for the twelve months ended June 30, 2018, was modestly higher than the comparable group at 0.88 percent, higher than all thrifts at 0.86 percent, higher than Midwest thrifts at 0.81 percent and higher than Wisconsin thrifts at 0.90 percent. The Bank’s resulting net interest spread of 3.13 percent for the twelve months ended June 30, 2018, was lower than the comparable group at 3.24 percent, lower than all thrifts at 3.22 percent, higher than Midwest thrifts at 2.98 percent and lower than Wisconsin thrifts at 3.41 percent. The Bank’s net interest margin of 3.13 percent, based on average interest-earning assets for the twelve months ended June 30, 2018, was lower than the comparable group at 3.39 percent, lower than all thrifts at 3.37 percent, higher than Midwest thrifts at 3.09 percent and lower than Wisconsin thrifts at 3.30 percent.

The Bank’s ratio of noninterest income to average assets was 0.62 percent for the twelve months ended June 30, 2018, which was moderately lower than the comparable group at 0.83 percent, lower than all thrifts at 0.84 percent, Midwest thrifts at 0.87 percent and higher than Wisconsin thrifts at 0.57 percent.

The Bank’s operating expenses were higher than the comparable group, all thrifts, Midwest thrifts, and Wisconsin thrifts. For the twelve months ended June 30, 2018, PyraMax had an operating expenses to assets ratio of 3.77 percent compared to 3.11 percent for the comparable group, 2.81 percent for all thrifts, 3.10 percent for Midwest thrifts and 3.66 percent for Wisconsin thrifts. PyraMax had a higher 109.5 percent efficiency ratio for the twelve months ended June 30, 2018, compared to the comparable group with an efficiency ratio of 74.1 percent. The efficiency ratio for all publicly traded thrifts was 60.7 percent for the most recent twelve months.

Earnings Performance (cont.)

For the twelve months ended June 30, 2018, PyraMax generated a lower ratio of noninterest income, a higher ratio of noninterest expenses and a modestly lower net interest margin relative to its comparable group. The Bank had a zero percent provision for loan losses during the twelve months ended June 30, 2018, compared to the comparable group at 0.14 percent of assets, all thrifts at 0.08 percent and Midwest thrifts at 0.06 percent. The Bank’s allowance for loan losses to total loans of 0.83 percent was lower than the comparable group and lower than all thrifts. The Bank’s 167.59 percent ratio of reserves to nonperforming assets was higher than the comparable group at 107.08 percent, higher than all thrifts at 124.74 percent and higher than Midwest thrifts at 119.42 percent.

As a result of its operations, the Bank’s net and core income for the twelve months ended June 30, 2018, were lower than the comparable group. Based on a modest loss, the Bank had a return on average assets of (0.79) percent for the twelve months ended June 30, 2018, and a return on average assets of 0.36 percent and 0.29 percent in 2017 and 2016, respectively. The Bank’s core return on average assets was a higher 0.09 percent for the twelve months ended June 30, 2018, as detailed in Exhibit 7. For their most recent four quarters, the comparable group had a moderately higher net ROAA of 0.42 percent and a higher core ROAA of 0.51 percent, while all thrifts indicated a higher net ROAA and higher core ROAA of 0.84 percent and 0.87 percent, respectively. Midwest thrifts indicated a net ROAA of 0.78 percent and a core ROAA of 1.03 percent.

Following its conversion, PyraMax’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its noninterest income, overhead expenses and its asset quality and its future needs for provisions for loan losses. Earnings are projected to represent a lower 0.13 percent ROAA in fiscal 2019 followed by earnings based on an ROAA of 0.27 percent in 2020 and 0.32 percent in 2021.

Earnings Performance (cont.)

In recognition of the foregoing earnings related factors, considering PyraMax’s historical and current performance measures, as well as Business Plan projections, a moderate downward adjustment has been made to the Corporation’s pro forma market value for earnings performance.

MARKET AREA

PyraMax’s market area is focused on Milwaukee, Ozaukee and Waukesha Counties, Wisconsin. Population increased minimally in Milwaukee County from 2000 to 2010, and the number of households also increased minimally. Ozaukee County’s increase in population and households was higher than that of Milwaukee County but lower than that of Waukesha County from 2000 to 2010. The per capita and median household income levels in Milwaukee County were below those of Waukesha County. The 2010 per capita income and median household income levels in Ozaukee and Waukesha Counties were above state and national levels. Milwaukee County’s unemployment rates have been above national rates. Ozaukee and Waukesha Counties’ unemployment rates have been lower than state and national rates. According to the 2010 Census, Milwaukee County’s median housing value was below both the state and the national median housing value, but median housing values in Waukesha County and Ozaukee County were above the state and national median levels.

The Bank holds deposits of approximately 6.5 percent of all thrift deposits in the three-county market area as of June 30, 2017, representing a minimal 0.4 percent share of the total deposit base of approximately $68.4 billion.

In recognition of the foregoing factors, we believe that a downward adjustment is warranted for the Bank’s market area.

FINANCIAL CONDITION

The financial condition of PyraMax is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 21, and is compared to the comparable group in Exhibits 38, 39, and 40. The Bank’s ratio of total equity to total assets was 7.81 percent at June 30, 2018, which was moderately lower than the comparable group at 13.88 percent, all thrifts at 12.60 percent and Midwest thrifts at 12.58 percent. Based on the minority offering completed at the midpoint of the valuation range, the Corporation’s pro forma equity to assets ratio will increase to 11.39 percent and the Bank’s pro forma equity to assets ratio will increase to 9.93 percent.

The Bank’s mix of assets and liabilities indicates both similarities to and variations from its comparable group. PyraMax had a slightly lower 76.5 percent ratio of net loans to total assets at June 30, 2018, compared to the comparable group at 77.9 percent. All thrifts indicated a lower 74.0 percent, with Midwest thrifts at a lower 70.1 percent. The Bank’s 5.82 percent share of cash and investments was lower than the comparable group at 9.89 percent, while all thrifts were at 11.66 percent and Midwest thrifts were at 13.78 percent. PyraMax’s 10.77 percent ratio of mortgage-backed securities to total assets was higher than the comparable group at 5.48 percent and higher than all thrifts at 7.13 percent and higher than Midwest thrifts at 7.61 percent.

The Bank’s 83.83 percent ratio of deposits to total assets was higher than the comparable group at 78.69 percent, higher than all thrifts at 77.83 percent and higher than Midwest thrifts at 79.03 percent. PyraMax’s higher ratio of deposits was due to its lower share of equity. PyraMax had a lower equity to asset ratio of 7.81 percent, compared to the comparable group at 13.84 percent of total assets, with all thrifts at 12.60 percent and Midwest thrifts at 12.58 percent. PyraMax had a lower share of borrowed funds to assets of 5.73 percent at June 30, 2018, lower than the comparable group at 7.87 percent and lower than all thrifts at 9.27 percent and Midwest thrifts at 8.05 percent.

Financial Condition (cont.)

PyraMax had no goodwill and had a lower share of repossessed real estate at June 30, 2018. The Bank had no repossessed real estate at June 30, 2018. This compares to ratios of 0.55 percent for goodwill and intangible assets and 0.04 percent for real estate owned, for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.60 percent and a real estate owned ratio of 0.12 percent.

The financial condition of PyraMax has not been significantly impacted by its balance of nonperforming assets of $1,845,000 or a lower 0.38 percent of total assets at June 30, 2018, compared to a higher 1.05 percent for the comparable group, 0.65 percent for all thrifts, 0.67 percent for Midwest thrifts and 0.27 percent for Wisconsin thrifts. The Bank’s ratio of nonperforming assets to total assets was a higher 0.89 percent at December 31, 2016, and a higher 1.10 percent at December 31, 2017.

At June 30, 2018, PyraMax had $3,092,000 of allowances for loan losses, which represented 0.64 percent of assets and 0.83 percent of total loans. The comparable group indicated higher allowance ratios, relative to assets and relative to loans, equal to 0.93 percent of assets and a higher 1.15 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a higher 0.77 percent of assets and a higher 1.01 percent of total loans. Also of major importance is an institution’s ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. PyraMax’s $3,092,000 of allowances for loan losses represented a higher 167.59 percent of nonperforming assets at June 30, 2018, compared to the comparable group’s 107.08 percent, with all thrifts at 124.74 percent, Midwest thrifts at a lower 119.42 percent and Wisconsin thrifts at a lower 138.83 percent. PyraMax’s ratio of net charge-offs to average total loans was zero percent for the twelve months ended June 30, 2018, compared to a higher 0.39 percent for the comparable group, 0.16 percent for all thrifts and 0.21 percent for Midwest thrifts.

Financial Condition (cont.)

PyraMax has a modest level of interest rate risk. The change in the Bank’s EVE level at June 30, 2018, reflecting the most current information available, based on a rise in interest rates of 100 basis points was an 8.2 percent decrease, representing a dollar decrease in equity value of $4,354,000. The Bank’s exposure increases to a 16.7 percent decrease in its EVE level under a 200 basis point rise in rates, representing a dollar decrease in equity of $8,885,000.

Compared to the comparable group, with particular attention to the Bank’s lower level of total equity and lower share of risk-based capital, level and share of nonperforming assets and asset and liability mix and lower share of allowance for loan loss to loans but higher share to nonperforming assets, we believe that a downward adjustment is warranted for PyraMax’s current financial condition, due to the Bank’s lower share of total equity and risk-based capital, lower share of allowance to loans, higher share of allowance for loan losses to nonperforming assets, higher share of nonperforming assets, historically, and recently lower share currently.

ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years, PyraMax has been characterized by a modest changes in assets, loans and deposits. The Bank’s average annual asset change from December 31, 2015, to December 31, 2017, was a 4.1 percent increase. This rate compares to a 3.9 percent increase for the comparable group, a lower 3.7 percent for all thrifts, and a lower 3.4 percent for Midwest thrifts. The Bank’s modest change in assets is less than its increase in total net loans during the period of an average annual 4.6 percent with an average annual increase in cash and investments of 2.8 percent. PyraMax’s deposits indicate an average annual increase of 3.5 percent from December 31, 2015, to December 31, 2017, compared to average growth rates of 3.4 percent for the comparable group, 2.5 percent for all thrifts and 2.7 percent for Midwest thrifts.

PyraMax’s deposits indicated an increase of 8.1 percent from December 31, 2016 to 2017. Annual deposit change was growth rates of 3.8 percent for the comparable group, 3.2 percent for all thrifts and 2.9 percent for Midwest thrifts. The Bank had $27.8 million in borrowed funds or 5.7 percent of assets at June 30, 2018, compared to the comparable group at 7.2 percent and had a higher $34.7 million in borrowed funds at December 31, 2017, or 7.4 percent of assets.

In spite of its minimal deposit increase, historically, the Bank grew moderately in 2017, and considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is significantly dependent on its capital position combined with its ability to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity, all impacted by the Bank’s performance by the senior management team. PyraMax’s primary market area county experienced minimal increases in population and households in Milwaukee County between 2000 and 2010, while the surrounding market area counties experienced a higher increase. The Bank’s primary market area county also indicated 2010 per capita income lower than Wisconsin’s and that of the United States, and the median household income level in Milwaukee County was also below the state and the national levels.    In 2010, the median housing value in Milwaukee County was lower than that of Wisconsin and also above that of the United States, and the median rent level was also below both state and national levels.

Asset, Loan and Deposit Growth (cont.)

The total deposit base in the three market area counties increased by 9.5 percent from June 30, 2016, to June 30, 2017; and during that period, the number of financial institution offices in the market area counties decreased by three offices. From June 30, 2016, to June 30, 2017, PyraMax’s deposit market share in Waukesha County was 0.6 percent in 2016 and 0.6 percent in 2017.

Based on the foregoing factors, we have concluded that no adjustment to the Corporation’s pro forma value is warranted for asset, loan and deposit growth.

DIVIDEND PAYMENTS

Due to the mid-tier holding company structure of the Corporation, the Corporation will not have the normal structure to pay dividends directly to shareholders, unlike a standard conversion. The payment of cash dividends will not occur in the future based on the current presence of an MHC. Four of the ten institutions in the comparable group paid cash dividends during the most recent year for an average dividend yield of 0.84 percent and an average payout ratio of 18.75 percent. During that twelve month period, the average dividend yield for all thrifts was a higher 1.38 percent with a payout ratio of 21.78 percent.

In our opinion, a minimal downward adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

SUBSCRIPTION INTEREST

In 2017 and year-to-date 2018, investors’ interest in new issues has improved. Such interest is possibly related to the improved performance of financial institutions overall, which could be challenged in the future due to the compression of net interest margin. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of increased merger/acquisition activity in the thrift industry and their higher pricing multiples.

PyraMax will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing $460,000 or 1.9 percent of the stock offered to the public based on the appraised midpoint valuation and the 44.0 percent minority offering with 1.0 percent issued to the Foundation. The Bank will form an ESOP, which plans to purchase 3.92 percent of the total shares issued in the conversion.

The Bank has secured the services of Keefe Bruyette & Woods, Inc., Chicago, Illinois, to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent banking conditions, current market conditions, historical local market interest, the terms of the offering, and recent subscription levels for conversions, we believe that no adjustment is warranted for the Bank’s anticipated subscription interest.

LIQUIDITY/MARKETABILITY OF THE STOCK

The Corporation will offer its shares through a subscription and community offering with the assistance of Keefe Bruyette & Woods, Inc., A Stifel Company. The stock of the Corporation will be traded on the NASDAQ Capital Market.

The Bank’s total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of $72.7 million for the stock outstanding compared to a midpoint public offering of $24.2 million for the Corporation, less the ESOP and the estimated 46,000 shares to be purchased by officers and directors, resulting in shares sold of just 2,374,000 or $23.7 million. The Corporation’s public market capitalization will be approximately 42.7 percent of the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 6,210 shares during the last four quarters.

The comparable group has an average of 4,803,580 shares outstanding compared to 2,420,000 shares outstanding for the Corporation based on the midpoint valuation, the minority offering structure, and the Foundation shares.

In addition, as a minority offering of an MHC, such structure reduces the marketability of the stock. As a group, MHCs indicate a lower ROAA and a lower ROAE compared to all publicly traded thrifts and a much lower median number of shares outstanding, recognizing the presence of two much larger publicly traded MHCs which inflates the average number of shares outstanding for MHCs. The average trading volume for MHCs is also lower as a group. Due to their control by the MHC, the positive influence of merger and acquisition activity in the overall market of publicly traded thrifts has not been paralleled for publicly traded MHCs.

Based on the higher average market capitalization, shares outstanding and daily trading volume relative to the Corporation, we have concluded that a downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

MANAGEMENT

Mr. Richard Hurd was appointed president and chief executive officer of PyraMax Bank in 2007. Prior to that, Mr. Hurd was the chief operating officer from 2004 to 2007. Mr. Hurd has been a board member since 2004. He joined PyraMax Bank in 2001. Prior to joining PyraMax Bank, Mr. Hurd had thirty years of banking experience at First Wisconsin National Bank, Marine Bank and Bank One Corporation. Mr. Hurd’s banking experience and knowledge of financial markets enhance the breadth of experience of the Bank’s board of directors.

Ms. Monica Baker was appointed senior vice president/chief brand officer in January 2014. Ms. Baker began with PyraMax Bank in 1993 as the vice president of marketing/human resources/savings. In August 2000, she was promoted to senior vice president of marketing/human resources and then in 2010 promoted to senior vice president of marketing/human resources/retail lending. Ms. Baker has been on the board of directors since 2006. Prior to being employed with PyraMax Bank, Ms. Baker was the human resources officer at Maritime Savings Bank. She brings over 34 years of banking experience, focused on retail banking, retail lending, human resources and marketing. Ms. Baker’s extensive experience in retail banking, retail lending, human resources and marketing are valuable to our board of directors in assessing the performance of PyraMax Bank.

Mr. Richard J. Krier joined PyraMax Bank in April 2011 as the chief financial officer. Prior to that, Mr. Krier served as the chief financial officer of Partnership Community Bancshares from 2008 until 2011. Mr. Krier has over 30 years of broad-based banking experience in the areas of financial management, operations, performance measurement and decision support. Mr. Krier is also a certified public accountant.

Mr. Chuck Mauer joined PyraMax Bank in June 2010 as the Bank’s chief credit officer. He is responsible for the overall management of the Bank’s credit administration department, including loan underwriting, loan review, lending support, loan policies, procedures and processes to ensure the overall quality of the Bank’s loan portfolio. Mr. Mauer has over 30 years of commercial, consumer and mortgage lending as well as credit administration experience. Prior

Management (cont.)

to working at PyraMax Bank, he was a first vice president of credit administration at Ozaukee Bank where he also managed client relationships for over 20 years. In 2007, Ozaukee Bank was acquired by BMO Harris Bank. Mr. Mauer remained with BMO Harris Bank for three more years, serving as senior vice president-concurrence officer.

Mr. Thomas K. Peterson was appointed senior vice president, chief lending officer in January 2017. Prior to being employed by PyraMax Bank, Mr. Peterson was the commercial business segment leader for the Milwaukee-Madison markets for Associated Bank. Mr. Peterson has over 36 years of banking experience, including various commercial banking roles at Ozaukee Bank, BMO Harris Bank, and Associated Bank.

During its most recent fiscal year, PyraMax has experienced a slight decrease in its net interest margin in contrast to the industry, experienced a decrease in its noninterest income and had a slight increase in its noninterest expenses to assets. The Bank experienced modest earnings in 2017 due to a tax credit and then modest losses in the first two quarters of 2018. The Bank’s asset quality position experienced significant change from December 31, 2013, to December 31, 2017, with nonperforming assets decreasing from 3.26 percent in 2013 to 0.89 percent in 2017 and then decreasing to 0.38 percent at June 30, 2018. The Bank’s management team is confident that the Bank is positioned for continued loan growth and a return to modest profitability following its conversion and minority offering.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a new conversion continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry’s continued high level of competition, dependence on interest rate trends, volatility in the stock market, speculation on future changes, current proposed regulation related to the capital requirements of financial institutions and their restrictions on generating selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering, recognizing the Bank’s weak and volatile earnings. In our opinion, such dependence on earnings and its volatility cause us to conclude that a modest new issue discount is warranted in the case of this offering. Consequently, at this time we have made a modest downward adjustment to the Corporation’s pro forma market value related to a new issue discount.

VI.	VALUATION METHODS

Introduction

As indicated in Section III of this Appraisal, in order to moderate the differences among the ten comparable group companies, we will derive their pricing ratios on a fully converted basis by applying pro forma second stage conversion assumptions to their current financial structure. Our application to the Corporation of the market value adjustments relative to the comparable group determined in Section IV will be the basis for the pro forma market value of the Corporation on a fully converted basis, pursuant to regulatory guidelines.

Valuation Methods

Historically, the method most frequently used by this firm to determine the pro forma market value of common stock for thrift institutions has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry have stabilized and improved in 2016 and 2017, additional attention has been given to the price to core earnings method, particularly considering increases in stock prices during those years. During the past few years, however, as fluctuating earnings have continued and recently rising interest rates have had varying effects on the earnings of individual institutions, depending on the nature of their operations, the price to book value method has continued to be the valuation focus and more meaningful to the objective of discerning commonality and comparability among institutions. In our opinion, the price to book value method is the appropriate method upon which to place primary emphasis in determining the pro forma market value of the Corporation. Additional analytical and correlative attention will be given to the price to core earnings method and the price to assets method.

Valuation Methods (cont.)

In applying each of the valuation methods, consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. Downward adjustments were made for the Bank’s earnings, financial condition, market area, dividends, stock liquidity, and for the marketing of the issue. No adjustments were made for subscription interest, management, and balance sheet growth.

Valuation Range

In addition to the pro forma market value, we have defined a valuation range recognizing the 44.0 percent public offering, 1.0 percent share allocation to the Foundation, and the 55.0 percent interest in the Corporation to be retained by 1895 Bancorp of Wisconsin, MHC, the parent of the Corporation. The pro forma market value or appraised value will also be referred to as the “midpoint value,” with the remaining points in the valuation range based on the number of shares offered to the public. The number of public shares at the minimum will be 15 percent less than at the midpoint; increasing at the maximum to 15 percent over the midpoint; and further increasing at the maximum, as adjusted, commonly referred to as the supermaximum, to 15 percent over the maximum.

Price to Book Value Method

In the valuation of thrift institutions, the price to book value method focuses on an institution’s financial condition. Exhibit 44 shows the average and median price to book value ratios for the comparable group, which were 108.65 percent and 110.18 percent, respectively. The comparable group indicated a moderate range, from a low of 94.93 percent to a high of 131.47 percent. The comparable group had modestly higher average and median price to tangible book value ratios of 116.40 percent and 114.70 percent, respectively, with a range of 95.89 percent to 138.55 percent. Excluding the low and the high in the group, the comparable group’s price to book value range narrowed moderately from a low of 95.89 percent to a high of 114.57; and the comparable group’s price to tangible book value range narrowed modestly from a low of 106.96 percent to a high of 127.33 percent.

Price to Book Value Method (cont.)

The Corporation’s book value was $37,691,000 and its tangible book value was an identical $37,691,000 at June 30, 2018. Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 65.42 percent and a corresponding fully converted price to tangible book value ratio of 65.42 percent at the midpoint. The fully converted price to book value ratio increases from 60.81 percent at the minimum to 73.07 percent at the maximum, as adjusted, while the fully converted price to tangible book value ratio increases from 60.81 percent at the minimum to 73.07 percent at the maximum, as adjusted.

The Corporation’s fully converted pro forma price to book value ratio of 65.42 percent at the midpoint, as calculated using the prescribed formulary computation indicated in Exhibit 45, is influenced by the Bank’s capitalization and local markets, subscription interest in thrift stocks and overall market and economic conditions. Further, the Corporation’s ratio of equity to assets after the completion of the minority public offering at the midpoint of the valuation range will be approximately 15.91 percent compared to 13.84 percent for the comparable group.

Price to Core Earnings Method

The foundation of the price to core earnings method is the determination of the core earnings base to be used, followed by the calculation of an appropriate price to core earnings multiple. The Corporation’s after tax core earnings for the twelve months ended June 30, 2018, was $438,000 (reference Exhibit 7) and its net earnings was a loss of $3,691,000 for that period. To opine the pro forma market value of the Corporation using the price to core earnings method, we applied the core earnings base of $438,000.

Price to Core Earnings Method (cont.)

In determining the fully converted price to core earnings multiple, we reviewed the ranges of the price to core earnings and price to net earnings multiples for the comparable group and all publicly-traded thrifts. As indicated in Exhibit 44, the average price to core earnings multiple for the comparable group was 37.49, while the median was a lower 29.15. The average price to net earnings multiple was 37.56, and the median multiple was 31.53. The range of the price to core earnings multiple for the comparable group was from a low of 15.83 to a high of 92.58. The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low multiple of 17.03 to a high of 65.40 times earnings for eight of the ten institutions in the group, indicating a moderate narrowing of the range.

Consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V combined with the Corporation’s negative actual earnings and minimal core earnings for the twelve months ended June 30, 2018. Due to the Bank’s minimal core resulting in an extremely high price to core earnings multiple exceeding 100, these ratios were deemed not meaningful. In recognition of these factors, the price to core earnings could not be used as a meaningful approach.

Price to Assets Method

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution’s equity position nor its earnings performance. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock or incorporate any adjustment for intangible assets, returning a pro forma price to assets ratio below its true ratio following conversion.

Price to Assets Method (cont.)

Exhibit 44 indicates that the average price to assets ratio of the comparable group was 15.04 percent, and the median was 12.88 percent. The range in the price to assets ratios for the comparable group varied from a low of 9.76 percent to a high of 28.63 percent. The range narrows moderately with the elimination of the two extremes in the group to a low of 10.18 percent and a high of 19.95 percent.

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 10.40 percent at the midpoint, which ranges from a low of 8.96 percent at the minimum to 13.36 percent at the maximum, as adjusted.

Valuation Analysis and Summary

Exhibits 45 through 49 present the pro forma valuation analysis and conclusions, pricing ratios, use of offering proceeds and a summary of the valuation premiums or discounts relative to the three valuation approaches based on the Corporation as fully converted.

Exhibit 49 presents the discounts or premiums of the Corporation’s fully converted pricing ratios relative to those of the comparable group. Based on the Corporation’s fully converted price to book value ratio and its equity of $37,691,000 at June 30, 2018, the Bank’s price to book value ratio of 65.42 percent represents a midpoint discount relative to the comparable group of 39.79 percent. The Corporation’s fully converted price to core earnings multiple was not meaningful due to minimal earnings. Recognizing the Corporation’s June 30, 2018, asset base of $482,617,000, the Corporation’s price to assets ratio of 10.40 percent represents a midpoint discount relative to the comparable group of 30.85 percent.

Exhibits 50 through 55 present the pro forma valuation analysis and conclusions, pricing ratios, use of offering proceeds and a summary of the valuation premiums or discounts relative to the three valuation approaches based on the Corporation’s minority offering and the reported pricing ratios of the comparable group.

Valuation Analysis and Summary (cont.)

Exhibit 55 presents the discounts or premiums of the Corporation’s minority offering pricing ratios relative to the comparable group. At the midpoint, the Corporation’s minority offering price to book value ratio of 93.34 percent represents a discount of 11.33 percent relative to the comparable group. The price to core earnings multiple was not meaningful for the Corporation at the midpoint or any other of the ranges due to minimal earnings. The Corporation’s price to assets ratio of 10.95 percent at the midpoint represents a discount of 27.19 percent.

Valuation Conclusion

As presented in Exhibit 43, the fully converted pro forma valuation range of the Corporation is from a minimum of $46,750,000 or 4,675,000 shares at $10.00 per share to a maximum of $63,250,000 or 6,325,000 shares at $10.00 per share, with a maximum, as adjusted, of $72,737,500 or 7,273,750 shares at $10.00 per share. Exhibit 43 also presents in detail the total number of shares to be issued at each valuation range and the respective number of shares issued to the mutual holding company, the public and the foundation.

It is our opinion that, as of August 7, 2018, the pro forma market value of the Corporation was $55,000,000 at the midpoint, representing a total of 5,500,000 shares at $10.00 per share, including 2,420,000 shares or 44.0 percent of the total shares offered to the public, 55,000 shares or 1.0 percent of the shares given to the newly formed foundation, and 3,025,000 shares or 55.00 percent of the total shares issued to 1895 Bancorp of Wisconsin, MHC, the mutual holding company.

EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

PYRAMAX BANK, FSB

GREENFIELD, WISCONSIN

Balance Sheet

At June 30, 2018 and at December 31, 2017

	At June 30, 2018	At December 31, 2017
	(In thousands)
ASSETS
Cash and due from banks	$7,995	$12,497
Securities available-for-sale	69,296	88,955
Loans held-for-sale	1,170	217
Loans, net	368,021	331,206
Premises and equipment, net	7,601	7,661
Mortgage servicing rights, net	2,163	2,270
Federal Home Loan Bank (FHLB) stock	1,818	1,436
Accrued interest receivable	1,144	1,214
Cash value of life insurance	13,931	13,732
Other assets	9,478	9,173

Total assets	$482,617	$468,361

LIABILITIES AND EQUITY

LIABILITIES
Deposits	$404,560	$389,291
Advance payments by borrowers for taxes and insurance	7,367	385
FHLB advances	27,677	34,693
Accrued interest payable	346	340
Other liabilities	4,977	4,658

Total liabilities	444,927	429,367

EQUITY
Undivided profits	39,459	39,782
Accumulated other comprehensive income (loss)	(1,769)	(788)

Total equity	37,690	38,994

Total liabilities and equity	$482,617	$468,361

Source: PyraMax Bank, FSB’s unaudited and audited financial statements

EXHIBIT 2

PYRAMAX BANK, FSB

GREENFIELD, WISCONSIN

Balance Sheets

At December 31, 2016, 2015, 2014 and 2013

	December 31,
	2016	2015	2014	2013
ASSETS
Cash and due from banks	$7,466,637	$6,575,640	$7,420,197	$12,274,804
Federal funds sold	312,365	616,634	2,369,720	722,652

Cash and cash equivalents	7,779,002	7,192,274	9,789,917	12,997,456
Securities available-for-sale	96,458,236	73,009,742	83,885,327	106,712,035
Loans held-for-sale	478,600	338,905	246,225	952,595
Loans, net	312,523,462	313,999,934	288,794,433	274,018,330
Premises and equipment, net	8,924,793	9,115,033	9,490,691	10,694,657
Mortgage servicing rights, net	2,421,110	2,476,472	2,672,889	2,454,081
Federal Home Loan Bank (FHLB) stock	2,170,098	1,719,800	2,091,193	2,091,193
Accrued interest receivable	1,163,350	1,160,133	1,218,724	1,362,281
Foreclosed assets, net	—	5,150	162,200	1,904,648
Cash value of life insurance	13,320,529	12,872,331	12,426,429	11,991,356
Other assets	4,934,186	3,784,143	3,669,783	4,748,741

Total assets	$450,173,366	$425,673,917	$414,447,811	$429,927,373

LIABILITIES AND RETAINED EARNINGS

LIABILITIES
Deposits
Demand deposits	$84,328,366	$77,149,982	$72,482,244	$69,797,623
Savings deposits	117,357,432	111,741,082	121,720,047	111,224,108
Time deposits	157,196,169	164,088,155	156,372,658	164,375,837

Total deposits	358,881,967	352,979,219	350,574,949	345,397,568
Advance payments by borrowers for taxes and insurance	1,296,804	604,730	697,715	440,014
FHLB borrowings	48,224,396	31,452,032	22,795,025	41,819,916
Accrued interest payable	276,361	208,169	173,331	332,896
Other liabilities	4,153,611	3,596,721	4,125,498	4,428,093

Total liabilities	412,833,139	388,840,871	378,366,518	392,418,487

STOCKHOLDERS’ EQUITY
Undivided profits	37,993,562	36,739,627	35,974,491	39,162,723
Accumulated other comprehensive income (loss)	(653,335)	93,419	106,802	(1,653,837)

Total stockholders’ equity	37,340,227	36,833,046	36,081,293	37,508,886

Total liabilities and equity	$450,173,366	$425,673,917	$414,447,811	$429,927,373

Source: PyraMax Bank, FSB’s financial statements

EXHIBIT 3

PYRAMAX BANK, FSB

GREENFIELD, WISCONSIN

Statement of Operations

For the Year Ended December 31, 2017 and the Twelve Months Ended June 30, 2018

	Twelve Months Ended June 30, 2018	Year Ended December 31, 2017
Interest and dividend income:
Loans, including fees	$13,701,752	$13,075,887
Securities
Taxable	1,961,800	2,101,835
Tax exempt	—	—
Other	101,554	78,767

Total interest and dividend income	15,765,106	15,256,489
Interest expense:
Deposits	3,225,346	2,892,660
Advance payments by borrowers for taxes and insurance	166	225
FHLB borrowings	493,265	468,174

Total interest expense	3,718,777	3,361,059
Net interest income before provision for loan losses	12,046,329	11,895,430
Provision for loan losses	—	—

Net interest income after provision for loan losses	12,046,329	11,895,430
Noninterest income:
Service fees	844,834	867,135
Net gain on sale of loans	696,479	778,535
Net gain on sale of securities	849,694	772,225
Other	530,310	473,808

Total noninterest income	2,921,317	2,891,703
Noninterest expense:
Salaries and employee benefits	9,711,982	8,647,708
Advertising and promotions	236,763	182,237
Occupancy	1,609,563	1,635,223
Computer services	949,329	1,030,241
Other	5,218,536	5,094,351

Total noninterest expense	17,726,173	16,589,760

Income before income taxes	(2,758,527)	(1,802,627)
Income tax (benefit)	931,957	(3,462,156)

Net income	$(3,690,484)	$1,659,529

Source: PyraMax Bank, FSB’s unaudited and audited financial statements

EXHIBIT 4

PYRAMAX BANK, FSB

GREENFIELD, WISCONSIN

Statements of Operations

Years Ended December 31, 2013, 2014, 2015 and 2016

	December 31 ,
	2016	2015	2014	2013
Interest and dividend income:
Loans, including fees	$11,999,734	$12,159,979	$12,530,206	$12,328,214
Securities
Taxable	1,745,773	1,662,321	2,058,877	2,419,811
Tax exempt	10,077	22,973	23,561	37,313
Other	40,972	10,611	41,170	22,848

Total interest and dividend income	13,796,556	13,855,884	14,653,814	14,808,186
Interest expense:
Deposits	2,409,341	2,064,718	1,863,911	2,169,532
Advance payments by borrowers for taxes and insurance	379	648	1,059	1,861
FHLB borrowings	275,293	490,301	1,274,030	1,589,400

Total interest expense	2,685,013	2,555,667	3,139,000	3,760,793
Net interest income before provision for (recovery of) loan losses	11,111,543	11 ,300,217	11,514,814	11 ,047,393
Provision for (recovery of) loan losses	—	(683,851)	—	(600,000)

Net interest income after provision for loan losses	11,111,543	11,984,068	11,514,814	11,647,393
Noninterest income:
Service fees	860,997	818,545	929,482	941,619
Loan servicing income	933,525	814,953	1,261,836	1,129,006
Net gain on sale of loans	1,712,817	870,219	352,806	864,674
Net gain (loss) on sale of securities	158,982	34,865	(430,264)	1,103,227
Increase in cash value of life insurance	448,197	445,902	435,073	440,836
Net loss on sale of premises and equipment	—	(455)	(350,245)	(82,622)
Other	40,771	19,985	44,282	23,838

Total noninterest income	4,155,289	3,004,014	2,242,970	4,420,578
Noninterest expense:
Salaries and employee benefits	7,801,681	7,281,943	6,921,165	6,615,117
Foreclosed assets, net	(64,008)	32,196	188,324	550,862
Advertising and promotions	321,115	328,662	347,424	385,238
Occupancy	1,575,889	1,564,873	1,861,720	1,847,132
Computer services	1,014,523	970,075	1,292,272	1,371,048
FHLB prepayment penalty	—	683,851	3,097,940	—
FDIC assessment	253,199	338,299	609,454	567,523
Other	3,110,498	3,023,047	2,627,717	3,512,771

Total noninterest expense	14,012,897	14,222,946	16,946,016	14,849,691

Net income before income taxes	1,253,935	765,136	(3,188,232)	1,218,280
Provision (benefit) for income taxes	—	—	—	—

Net income	$1,253,935	$765,136	$(3,188,232)	$1,218,280

Source: PyraMax Bank, FSB’s financial statements

EXHIBIT 5

Selected Financial Information

At June 30, 2018 and At December 31, 2013, 2014, 2015, 2016 and 2017

	At June 30 2018	At December 31,
		2017	2016	2015	2014	2013
	(In thousands)
Selected Financial Condition Data:
Total assets	$482,617	$468,361	$450,173	$425,674	$414,448	$429,927
Cash and cash equivalents	7,995	12,497	7,779	7,192	9,790	12,997
Securities available-for-sale	69,296	88,956	96,458	73,010	83,885	106,712
Loans held-for-sale	1,170	217	479	339	246	953
Loans receivable, net	368,021	331,206	312,523	314,000	288,794	274,018
Premises and equipment, net	7,601	7,661	8,925	9,115	9,491	10,695
Mortgage servicing rights, net	2,163	2,270	2,421	2,476	2,673	2,454
Federal Home Loan Bank stock	1,818	1,436	2,170	1,720	2,091	2,091
Accrued interest receivable	1,144	1,214	1,163	1,160	1,219	1,362
Bank-owned life insurance	13,931	13,732	13,321	12,872	12,426	11,991
Other assets	9,479	9,172	4,934	3,790	3,833	6,653
	444,927	429,367	412,833	388,841	378,367	392,418
Deposits	404,560	389,291	358,882	352,979	350,575	345,398
Federal Home Loan Bank advances	27,677	34,693	48,224	31,452	22,796	41,820
Accrued interest receivable	346	340	276	208	173	333
Other liabilities	12,344	5,043	5,451	4,202	4,824	4,868
Total stockholders’ equity	37,691	38,994	37,340	36,833	36,081	37,509

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 6

Income and Expense Trends

For the Six Months Ended June 30, 2017 and 2018, and the Years Ended December 31, 2013, 2014, 2015, 2016 and 2017

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(In thousands)
Selected Operating Data:
Interest and dividend income	$8,013	$7,500	$15,256	$13,797	$13,856	$14,654	$14,808
Interest expense	1,948	1,591	3,361	2,685	2,556	3,139	3,761

Net interest income	6,065	5,909	11,895	11,112	11,300	11,515	11,047
Provision for loan losses	0	0	0	0	(684)	0	(600)

Net interest income after provision for loan losses	6,065	5,909	11,895	11,112	11,984	11,515	11,647
Noninterest income	1,483	1,465	2,892	4,155	3,004	2,243	4,421
Noninterest expense	8,065	6,936	16,590	14,013	14,223	16,946	14,850

Income (loss) before income tax expense (benefit)	(517)	438	(1,803)	1,254	765	(3,188)	1,218
Income tax expense (benefit)	(194)	(4,588)	(3,463)	0	0	0	0

Net income (loss)	$(323)	$5,026	$1,660	$1,254	$765	$(3,188)	$1,218

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 7

PyraMax Bank, FSB

Normalized Earnings Trends

Twelve Months Ended June 30, 2018

	Twelve Months Ended June 30, 2018
	(In thousands)
Net income before taxes	$(2,759)
Adjustments:
One-time tax expense	1,041
Losses on sales of assets	1,095
One-time expenses	1,178

Normalized earnings before taxes	555
Taxes	117	(1)

Normalized earnings after taxes	$438

(1)	Based on normal tax rate of 21.0%

Source: PyraMax Bank’s audited and unaudited financial statements

EXHIBIT 8

Performance Indicators

At or for the Six Months Ended June 30, 2017 and 2018 and

At or for the Years Ended December 31, 2013, 2014, 2015, 2016 and 2017

	At or for the Six Months Ended June 30,		At or for the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Performance Ratios: (1)
Return on average assets (2)	(0.14)%	2.22%	0.36%	0.29%	0.18%	(0.74)%	0.29%
Return on average equity (3)	(1.68)%	25.41%	4.03%	3.26%	2.06%	(8.33)%	3.14%
Interest rate spread (4)	2.65%	2.71%	2.67%	2.70%	2.83%	2.79%	2.71%
Net interest margin (5)	2.79%	2.83%	2.80%	2.81%	2.94%	2.89%	2.83%
Efficiency ratio (6)	106.86%	94.06%	112.19%	91.79%	99.43%	123.17%	96.00%
Average interest-earning assets to average interest-bearing liabilities	114.99%	116.08%	116.31%	116.80%	115.78%	113.48%	112.50%
Loans to deposits	90.05%	84.77%	85.85%	87.74%	89.78%	83.38%	80.62%
Equity to assets (7)	8.16%	8.75%	8.95%	9.02%	8.94%	8.86%	9.13%

Capital Ratios:
Tier 1 capital (to adjusted total assets)	7.46%	8.52%	7.52%	8.41%	8.50%	8.40%	8.79%
Tier 1 capital (to risk-weighted assets)	9.70%	12.27%	11.02%	11.31%	11.53%	10.98%	11.90%
Total capital (to risk-weighted assets)	10.55%	13.24%	11.98%	12.22%	12.52%	12.16%	13.11%
Common equity Tier 1 capital (to risk-weighted assets)	9.70%	12.27%	11.02%	11.31%	11.53%	10.98%	11.90%

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.83%	0.95%	0.93%	0.95%	0.97%	1.28%	1.38%
Allowance for loan losses as a percent of nonperforming loans	167.59%	143.98%	163.90%	100.43%	66.35%	74.71%	37.40%
Net charge-offs to average outstanding loans during the period	0.00%	0.01%	0.03%	(0.03)%	0.01%	(0.03)%	(0.35)%
Nonperforming loans as a percent of total loans	0.50%	0.66%	0.56%	0.95%	1.47%	1.71%	3.68%
Nonperforming assets as a percent of total assets	0.38%	0.46%	0.40%	0.67%	1.09%	1.21%	2.82%

(1)	Performance ratios for the six months ended June 30, 2018 and 2017 are annualized.
(2)	Represents net income divided by average total assets
(3)	Represents net income divided by average equity.
(4)

Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities Tax exempt income is reported on a tax equivalent basis using a combined federal and state marginal tax rate of 29% for 2018 and 42% for the previous periods.

(5)

Represents net interest income as a percent of average interest-earning assets. Tax exempt income is reported on a tax equivalent basis using a combined federal and state marginal tax rate of 29% for 2018 and 42% for the previous periods.

(6)	Represents noninterest expense divided by the sum of net interest income and noninterest income.
(7)	Represents average equity dividend by average total assets.

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 9

Volume/Rate Analysis

For the Six Months Ended June 30, 2017 and 2018 and the Years Ended December 31, 2016 and 2017

	Six Months Ended June 30, 2018 vs. 2017			Year Ended December 31, 2017 vs. 2016
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Total	Volume	Rate	Total
	(Dollars in thousands)			(Dollars in thousands)
Interest-earning assets:
Loans	$725,783	$(77,132)	$648,651	$791,158	$330,450	$1,121,608
Securities	(228,672)	75,968	(152,704)	284,904	61,075	345,979
Other	(337)	13,010	12,673	(6,983)	44,778	37,795

Total interest-earning assets	$496,774	$11,846	$508,620	$1,069,079	$436,303	$1,505,382

Interest-bearing liabilities:
NOW	$(920)	$(5,007)	$(5,927)	$1,636	$14,705	$16,341
Money market accounts	(3,987)	(80,522)	(84,509)	(1,830)	(51,462)	(53,292)
Savings	684	(6,497)	(5,813)	(1,463)	30,912	29,449
Certificates of deposits	(141,815)	(94,618)	(236,433)	(168,952)	(306,857)	(475,809)

Total interest-bearing deposits	$(146,038)	$(186,644)	$(332,682)	$(170,609)	$(312,702)	$(483,311)

Borrowings	18,576	(43,667)	(25,091)	(167,387)	(25,492)	(192,879)
Other	(10)	71	61	(7)	160	153

Total interest-bearing liabilities	(127,472)	(230,240)	(357,712)	(338,003)	(338,034)	(676,037)

Change in net interest income	$369,302	$(218,394)	$150,908	$731,076	$98,269	$829,345

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 10

Yield and Cost Trends

At June 30, 2018, For the Six Months Ended June 30, 2016 and 2017, and

For the Years Ended December 31, 2015, 2016 and 2017

	At June 30, 2018	For the Six Months Ended June 30,		For the Years Ended December 31,
		2018	2017	2017	2016	2015
	Yield/ Rate (1)	Yield/ Rate	Yield/ Rate	Yield/ Rate	Yield/ Rate	Yield/ Rate
Interest-earning assets:
Loans	4.01%	4.06%	4.02%	4.07%	3.96%	4.05%
Securities available-for-sale	2.37%	2.23%	2.37%	2.27%	2.20%	2.16%
Other interest-earning assets	1.63%	0.60%	1.61%	1.00%	0.40%	0.17%
Total interest-earning assets	3.71%	3.62%	3.72%	3.62%	3.51%	3.60%
Total assets	3.43%	3.34%	3.43%	3.34%	3.25%	3.33%
Interest-bearing liabilities:
NOW accounts	0.16%	0.12%	0.15%	0.12%	0.17%	0.18%
Money market accounts	0.54%	0.28%	0.54%	0.30%	0.22%	0.19%
Savings accounts	0.12%	0.10%	0.12%	0.10%	0.15%	0.16%
Certificates of deposit	1.57%	1.46%	1.56%	1.51%	1.33%	1.11%
Total interest-bearing deposits	1.01%	0.86%	1.00%	0.91%	0.79%	0.67%
Federal Home Loan Bank advances	1.37%	1.14%	1.36%	1.21%	1.12%	2.71%
Other interest-bearing liabilities	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
Total interest-bearing liabilities	1.03%	0.88%	1.03%	0.92%	0.79%	0.77%
Interest rate spread (2)	2.68%	2.74%	2.69%	2.70%	2.72%	2.83%
Net interest margin (3)	2.82%	2.86%	2.82%	2.83%	2.83%	2.94%

Average interest-earning assets to interest-bearing liabilities	115.11%	116.08%	115.09%	116.31%	116.80%	115.78%

(1)	Annualized
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 11

Net Portfolio Value

At June 30, 2018

Change in Interest Rates (Basis Points) (1)	Estimated EVE (2)	Estimated Increase (Decrease) in EVE
		$ Amount (2)	% Change
(Dollars in thousands)
+400	$37,219	$(16,092)	(30.2)%
+300	40,353	(12,958)	(24.3)%
+200	44,426	(8,885)	(16.7)%
+100	48,957	(4,354)	(8.2)%
—	53,311	0	—
-100	55,829	2,518	(4.7)%

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 12

Loan Portfolio Composition

At June 30, 2018, and,

At December 31, 2013, 2014, 2015, 2016 and 2017

(Dollars in thousands)

			At December 31,
	At June 30, 2018		2017		2016		2015		2014		2013
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential real estate loans:
First mortgages	$107,433	29.0%	$106,120	31.8%	$103,900	33.0%	$114,077	36.0%	$90,325	30.9%	$99,883	36.0%
Construction	4,959	0.9%	3,358	1.0%	4,619	1.5%	3,276	1.0%	3,508	1.2%	919	0.3%
Commercial loans:
Real estate	182,695	49.3%	156,991	47.0%	144,093	45.7%	137,292	43.4%	130,928	44.8%	101,524	36.6%
Land	2,638	0.7%	2,687	0.9%	1,508	0.5%	2,340	0.8%	5,544	1.9%	9,925	3.6%
Other	32,540	8.8%	19,715	5.9%	14,505	4.6%	11,397	3.6%	10,997	3.8%	15,614	5.6%

Total	330,265	88.7%	288,871	86.6%	268,625	85.3%	268,382	84.8%	241,302	82.6%	227,865	82.1%
Consumer loans:
Home equity lines of credit	39,770	10.7%	42,344	12.7%	45,162	14.3%	46,928	14.8%	49,455	16.9%	47,423	17.1%
Other consumer	2,140	0.6%	2,495	0.7%	1,225	0.4%	1,301	0.4%	1,361	0.5%	2,047	0.7%

Total loans receivable	372,175	100.0%	333,710	100.0%	315,012	100.0%	316,611	100.0%	292,118	100.0%	277,335	100.0%

Less: net deferred loan origination fees	540		589		519		476		418		517
Less: allowance for loan losses	(3,092)		(3,093)		(3,008)		(3,087)		(3,741)		(3,834)

Loans receivable, net	$369,623		$331,206		$312,523		$314,000		$288,795		$274,018

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 13

Loan Maturity Schedule

At June 30, 2018 and December 31, 2017

	At June 30, 2018				At December 31, 2017
Amounts due in:	Residential Real Estate Loans	Commercial Loans	Consumer Loans	Total	Residential Real Estate Loans	Commercial Loans	Consumer Loans	Total
	(Dollars in thousands)				(Dollars in thousands)
One year or less	$5,115	$32,022	$8,511	$45,648	$14,157	$48,281	$8,726	$71,164
More than one year through five years	17,075	110,976	28,910	156,961	19,908	92,278	16,596	128,782
More than five years	88,601	74,875	4,489	167,965	75,413	38,834	19,517	133,764

Total	$110,791	$217,873	$41,910	$370,574	$109,478	$179,393	$44,839	$333,710

Fixed and Adjustable-Rate Loan Schedule

	Due After June 30, 2019
	Fixed	Adjustable	Total
	(Dollars in thousands)
Residential real estate loans	$80,479	$29,231	$109,710
Commercial loans	152,687	44,059	196,746
Consumer loans	13,900	20,563	34,463

Total	$247,066	$93,853	$340,919

	Due after December 31, 2018
	Fixed	Adjustable	Total
	(Dollars in thousands)
Residential real estate loans	$87,304	$21,974	$109,278
Commercial loans	112,922	32,514	145,436
Consumer loans	31,628	1,179	32,807

Total	$231,854	$55,667	$287,521

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 14

Loans Delinquencies For

At June 30, 2018, and at December 31, 2015, 2016 and 2017

	Loans Delinquent For
	30-89 Days		90 Days or More
	Number	Amount	Number	Amount
	(Dollars in thousands)
At June 30, 2018

Residential real estate loans	7	$906	12	$1,145
Commercial real estate loans	1	152	7	328
Commercial loans	—	—	—	—
Consumer loans	10	56	12	373

Total	18	$1,114	31	$1,846

At December 31, 2017

Residential real estate loans	22	$2,156	5	$56
Commercial real estate loans	1	6	2	303
Commercial loans	—	—	—	—
Consumer loans	22	528	5	125

Total	45	$2,690	12	$484

At December 31, 2016

Residential real estate loans	14	$1,789	4	$398
Commercial real estate loans	1	369	2	479
Commercial loans	—	—	—	—
Consumer loans	12	336	2	35

Total	27	$2,494	8	$912

At December 31, 2015

Residential real estate loans	18	$2,618	3	$208
Commercial real estate loans	1	280	3	1,062
Commercial loans	1	13	—	—
Consumer loans	15	513	1	77

Total	35	$3,424	7	$1,347

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 15

Nonperforming Assets

At June 30, 2018, and at December 31, 2013, 2014, 2015, 2016 and 2017

	At June 30, 2018	At December 31,
		2017	2016	2015	2014	2013
	(Dollars in thousands)
Nonaccrual loans:
Residential real estate loans	$1,145	$1,128	$1,681	$3,136	$2,820	$4,162
Commercial loans	328	335	827	1,510	1,514	5,458
Consumer	372	423	488	7	675	1,117

Total	$1,845	$1,886	$2,996	$4,653	$5,009	$10,737

Accruing loans 90 days or more past due:
Residential real estate loans	$—	$—	$—	$—	$—	$1
Consumer	—	—	—	—	—	—

Total	$0	$0	$0	$0	$0	$1

Total nonperforming loans	$1,845	$1,886	$2,996	$4,653	$5,009	$10,738

Other real estate owned	$—	$—	$—	$5	$162	$1,905
Other nonperforming assets	—	—	—	—	—	—

Total nonperforming assets	$1,845	$1,886	$2,996	$4,658	$5,171	$12,643
Troubled debt restructurings (accruing):
Residential real estate loans	$337	$483	$395	$403	$411	$421
Commercial loans	242	246	427	441	271	302
Consumer	—	—	—	—	—	—

Total	$579	$729	$822	$844	$682	$723

Troubled debt restructurings (accruing) and total nonperforming assets	$2,424	$2,615	$3,818	$5,502	$5,853	$13,366

Ratios:
Total nonperforming loans to total loans	0.50%	0.56%	0.95%	1.47%	1.71%	3.68%
Total nonperforming loans to total assets	0.38%	0.40%	0.67%	1.09%	1.21%	2.82%
Total nonperforming assets and troubled debt restructurings (accruing) to total assets	0.50%	0.56%	0.85%	1.29%	1.41%	3.11%

Source: 1895 Bancorp of Wisconsin Inc.’s Prospectus

EXHIBIT 16

Classified Assets

At June 30, 2018, and at December 31, 2015, 2016 and 2017

(Dollars in thousands)

	At June 30, 2018	At December 31,
		2017	2016	2015
Classification of assets:
Watch and special mention	$14,406	$14,964	$18,315	$12,871
Substandard	2,077	3,440	6,421	8,134
Doubtful	125	137	163	239
Loss	0	0	0	0

Total classified assets	$16,608	$18,541	$24,899	$21,244

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 17

Allowance for Loan Losses

At for the Six Months Ended June 30, 2017 and 2018, and

For the Years Ended December 31, 2013, 2014, 2015, 2016 and 2017

	Six Months Ended June 30,		Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(Dollars in thousands)
Allowance for loan losses at beginning of period	$3,093	$3,008	$3,008	$3,087	$3,741	$3,834	$5,374
Provision (credit) for loan losses	—	—	—	—	(684)	—	(600)

Charge-offs:
Residential real estate loans	—	—	—	89	218	110	356
Commercial loans	—	—	—	114	—	209	677
Consumer loans	34	8	37	113	45	113	750

Total charge-offs	34	8	37	316	263	432	1,783

Recoveries:
Residential real estate loans	3	5	21	51	10	36	89
Commercial loans	12	11	24	45	119	207	644
Consumer loans	18	32	77	141	164	96	110

Total recoveries	33	48	122	237	293	339	843

Net charge-offs (recoveries)	(1)	40	85	(79)	30	(93)	(940)

Allowance for loan losses at end of period	$3,092	$3,048	$3,093	$3,008	$3,087	$3,741	$3,834

Ratios:
Allowance for loan losses to nonperforming loans at end of period	104.43%	83.30%	74.02%	60.95%	44.22%	50.21%	31.63%
Allowance for loan losses to total loans outstanding at end of period	0.83%	0.95%	0.93%	0.95%	0.97%	1.28%	1.38%
Net charge-offs (recoveries) to average loans outstanding during period	0.00%	0.01%	0.03%	(0.03)%	0.01%	(0.03)%	(0.35)%

Source: 1895 Bancorp of Wisconsin Inc.’s Prospectus

EXHIBIT 18

Investment Portfolio Composition

At June 30, 2018 and at December 31, 2015, 2016 and 2017

	At June 30, 2018		At December 31,
			2017		2016		2015
Security Type	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
			(In thousands)
Obligations of states and political subdivisions	$11,683	$11,431	$20,545	$20,630	$21,873	$21,964	$19,706	$20,130
Government-sponsored mortgage-backed securities	55,090	52,914	61,218	60,024	66,041	64,949	41,526	41,414
Corporate collateralized mortgage obligations	503	505	696	702	1,254	1,254	1,914	1,918
Asset-backed securities	4,193	4,205	4,835	4,832	5,623	5,524	6,976	6,820
Corporate bonds	—	—	1,496	1,517	1,495	1,498	1,494	1,493
Certificates of deposit	249	245	1,246	1,251	1,244	1,269	1,242	1,235

Total	$71,718	$69,300	$90,036	$88,956	$97,530	$96,458	$72,858	$73,010

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 19

Mix of Total Deposit Accounts

At June 30, 2018 and At December 31, 2015, 2016 and 2017

				At December 31,
	At June 30, 2018			2017			2016			2015
	(Dollars in thousands)
Deposit type:	Average Balance	Percent	Rate	Average Balance	Percent	Rate	Average Balance	Percent	Rate	Average Balance	Percent	Rate
Noninterest-bearing demand accounts	$56,851	14.05%	0.00%	$62,817	16.14%	0.00%	$57,092	15.91%	0.00%	$47,555	13.47%	0.00%
NOW accounts	27,042	6.68%	0.16%	26,649	6.85%	0.12%	27,236	7.59%	0.17%	29,595	8.38%	0.18%
Money market accounts	64,670	15.99%	0.52%	55,016	14.13%	0.30%	57,587	16.05%	0.22%	58,456	16.56%	0.19%
Savings accounts	57,266	14.16%	0.13%	58,566	15.04%	0.10%	59,770	16.65%	0.15%	53,285	15.10%	0.16%
Certificates of deposit	198,731	49.12%	1.46%	186,243	47.84%	1.51%	157,196	43.80%	1.33%	164,088	46.49%	1.11%

Total deposits	$404,560	100.00%	0.83%	$389,291	100.00%	0.79%	$358,881	100.00%	0.66%	$352,979	100.00%	0.59%

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 20

Certificates of Deposit By Maturity

At June 30, 2018 and at December 31, 2017

	At June 30, 2018	At December 31, 2017
	(In thousands)
Three months or less	$16,799	$4,509
Over three months through six months	14,608	5,088
Over six months through twelve months	7,913	31,455
Over twelve months	24,618	25,238

Total	$63,938	$66,290

Source:	1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 21

Borrowed Funds

At or for the Six Months Ended June 30, 2017 and 2018, and

At or for the Years Ended December 31, 2016 and 2017

	At or for the Six Months Ended June 30,		At or for the Years Ended December 31,
	2018	2017	2017	2016
	(Dollars in thousands)
Maximum balance outstanding at any month-end during period	$50,388	$64,922	$64,922	$48,224
Average balance outstanding during period	$40,391	$44,298	$38,635	$24,675
Weighted average interest rate during period	1.37%	1.14%	1.21%	1.12%
Balance outstanding at end of period	$27,677	$29,709	$34,693	$48,224
Weighted average interest rate at end of period	1.53%	1.22%	1.31%	1.21%

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 22

OFFICES OF PYRAMAX BANK, FSB

GREENFIELD, WISCONSIN

As of June 30, 2018

Location	Year Opened	Square Footage	Owned or Leased	Lease Expiration Date	Net Book Value at June 30, 2018
Corporate Office:
7001 West Edgerton Avenue Greenfield, Wisconsin 53220	1980	21,186	Owned	N/A	$1,403,356

Branch Offices:

9000 West Drexel Avenue Franklin, Wisconsin 53132	2004	3,930	Owned	N/A	794,201

1150 Washington Street Grafton, Wisconsin 53024	2016	N/A	Leased	4/1/2019	536

1605 West Mitchell Street Milwaukee, Wisconsin 53204	1967	4,242	Owned	N/A	688,196

318 North Water Street Milwaukee, Wisconsin 53202	2005	4,677	Leased	12/31/2019	520

405 Rivercrest Court Mukwonago, Wisconsin 53149	1999	3,097	Owned	N/A	484,122

1015 Marquette Avenue South Milwaukee, Wisconsin 53172	1972	3,942	Owned	N/A	$569,509

1500 East Moreland Avenue Waukesha, Wisconsin 53186	1969	4,546	Owned	N/A	$1,466,090

8001 West National Avenue West Allis, Wisconsin 53214	2008	4,238	Owned	N/A	$806,755

Total					$6,213,285

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 23

DIRECTORS AND MANAGEMENT OF THE BANK

At June 30, 2018

Name	Position	Age	Director Since	Term Expires
Monica Baker	Sr. Vice President/Chief Brand Officer, Director	49	2006	2019
Darrell Francis	Chairman of the Board	66	1986	2020
Richard Hurd	President and Chief Executive Officer, Director	66	2004	2020
Joseph Murphy	Director	70	2005	2021
James Spiegelberg	Director	59	2006	2019
John Talsky	Director	69	2001	2020
Gary Zenobi	Director	72	1992	2021

Richard J. Krier	Chief Financial Officer	—	—	—
Chuck Mauer	Chief Credit Officer	—	—	—
Thomas K. Peterson	Sr. Vice President/Chief Lending Officer	—	—	—

Source: 1895 Bancorp of Wisconsin, Inc.’s Prospectus

EXHIBIT 24

Key Demographic Data and Trends

Milwaukee, Ozaukee and Waukesha Counties,

Wisconsin and the United States

2000, 2010 and 2020

	2000	2010	% Change	2020	% Change
Population
Milwaukee County	940,164	947,735	0.8%	951,408	0.4%
Ozaukee County	82,317	86,395	5.0%	90,247	4.5%
Waukesha County	360,767	389,891	8.1%	409,364	5.0%
Wisconsin	5,363,675	5,686,986	6.0%	5,887,190	3.5%
United States	281,421,906	308,745,538	9.7%	332,139,637	7.6%

Households
Milwaukee County	377,729	383,591	1.6%	388,428	1.3%
Ozaukee County	30,857	34,228	10.9%	35,806	4.6%
Waukesha County	135,229	152,663	12.9%	159,863	4.7%
Wisconsin	2,084,544	2,279,768	9.4%	2,363,096	3.7%
United States	105,480,101	116,716,292	10.7%	125,527,510	7.5%

Per Capita Income
Milwaukee County	$19,939	$24,254	21.6%	—	—
Ozaukee County	31,947	42,180	32.0%	—	—
Waukesha County	29,164	37,282	27.8%	—	—
Wisconsin	21,271	27,192	27.8%	—	—
United States	22,162	26,059	17.6%	—	—

Median Household Income
Milwaukee County	$38,100	$43,599	14.4%	$49,722	14.0%
Ozaukee County	62,745	75,854	20.9%	86,937	14.6%
Waukesha County	62,839	75,689	20.4%	84,386	11.5%
Wisconsin	43,791	52,374	19.6%	57,579	9.9%
United States	41,994	50,046	19.2%	61,618	23.1%

Source: U.S. Census and Business Decision

EXHIBIT 25

Key Housing Data

Milwaukee, Ozaukee and Waukesha Counties,

Wisconsin and the United States

2000 & 2010

	2000	2010
Occupied Housing Units
Milwaukee County	377,729	383,591
Ozaukee County	30,857	34,228
Waukesha County	135,229	152,663
Wisconsin	2,084,544	2,279,768
United States	105,480,101	116,716,292

Occupancy Rate
Milwaukee County
Owner-Occupied	52.6%	51.3%
Renter-Occupied	47.4%	48.7%
Ozaukee County
Owner-Occupied	76.3%	76.7%
Renter-Occupied	23.7%	23.3%
Waukesha County
Owner-Occupied	76.4%	76.8%
Renter-Occupied	23.6%	23.2%
Wisconsin
Owner-Occupied	68.4%	68.1%
Renter-Occupied	31.6%	31.9%
United States
Owner-Occupied	66.2%	65.4%
Renter-Occupied	33.8%	34.6%

Median Housing Values
Milwaukee County	$103,200	$162,900
Ozaukee County	177,300	255,600
Waukesha County	170,400	257,700
Wisconsin	112,200	169,000
United States	119,600	186,200

Median Rent
Milwaukee County	$555	$786
Ozaukee County	642	819
Waukesha County	726	906
Wisconsin	540	749
United States	602	871

Source: U.S. Census Bureau

EXHIBIT 26

Major Sources of Employment by Industry Group

Milwaukee, Ozaukee and Waukesha Counties

Wisconsin and the United States

2000 and 2010

	2000
Industry Group	Milwaukee County	Ozaukee County	Waukesha County	Wisconsin	United States
Agriculture/Mining	0.3%	1.0%	0.4%	2.8%	1.9%
Construction	4.0%	4.3%	6.3%	5.9%	6.8%
Manufacturing	18.5%	23.7%	21.2%	22.2%	14.1%
Wholesale/Retail	13.6%	14.5%	16.6%	14.8%	15.3%
Transportation/Utilities	5.3%	2.9%	4.1%	4.5%	5.2%
Information	3.0%	2.5%	3.1%	2.2%	3.1%
Finance, Insurance & Real Estate	7.7%	8.0%	7.7%	6.1%	6.9%
Services	47.6%	43.1%	40.6%	41.5%	46.7%

	2010
	Milwaukee County	Ozaukee County	Waukesha County	Wisconsin	United States
Agriculture/Mining	0.6%	1.4%	0.5%	2.4%	1.9%
Construction	3.6%	4.4%	5.6%	5.6%	6.2%
Manufacturing	15.0%	18.9%	18.2%	18.4%	10.4%
Wholesale/Retail	12.9%	13.2%	15.8%	14.2%	14.5%
Transportation/Utilities	4.6%	2.6%	3.9%	4.5%	4.9%
Information	2.2%	1.9%	1.9%	1.8%	2.2%
Finance, Insurance & Real Estate	7.3%	8.5%	8.6%	6.3%	6.7%
Services	54.1%	49.1%	45.5%	46.8%	53.2%

Source: Bureau of the Census

EXHIBIT 27

Unemployment Rates

Milwaukee Ozaukee and Waukesha Counties,

Wisconsin and the United States

For the Years 2014 through May of 2018

Location	2014	2015	2016	2017	May 2018
Milwaukee County	6.9%	5.7%	5.0%	4.0%	3.2%
Ozaukee County	4.2%	3.7%	3.3%	2.8%	2.3%
Waukesha County	4.4%	3.8%	3.4%	2.9%	2.4%
Wisconsin	5.4%	4.5%	4.0%	3.3%	2.6%
United States	6.2%	5.3%	4.9%	4.4%	3.6%

Source: Local Area Unemployment Statistics—U.S. Bureau of Labor Statistics

EXHIBIT 28

Market Share of Deposits

Milwaukee, Ozaukee and Waukesha Counties

June 30, 2017

	Milwaukee County Deposits ($000)	Pyramax’s Deposits ($000)	Pyramax’s Share (%)
Banks	$50,731,896	—	—
Thrifts	2,636,079	$277,017	10.5%

Total	$53,367,975	$277,017	0.5%

	Ozaukee County Deposits ($000)	Pyramax’s Deposits ($000)	Pyramax’s Share (%)
Banks	$2,342,678	—	—
Thrifts	200,451	$31,972	16.0%

Total	$2,543,129	$31,972	1.3%

	Waukesha County Deposits ($000)	Pyramax’s Deposits ($000)	Pyramax’s Share (%)
Banks	$10,419,566	—	—
Thrifts	1,544,580	$74,463	4.8%

Total	$11,964,146	$74,463	0.6%

	Total Deposits ($000)	Pyramax’s Deposits ($000)	Pyramax’s Share (%)
Banks	$63,494,140	—	—
Thrifts	4,381,110	$383,452	8.8%

Total	$67,875,250	$383,452	0.6%

Source: FDIC

EXHIBIT 29

National Interest Rates by Quarter

2014 - 2nd Quarter of 2018

	1st Qtr. 2014	2nd Qtr. 2014	3rd Qtr. 2014	4th Qtr. 2014
Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.05%	0.04%	0.13%	0.07%
1-Year Treasury Bills	0.13%	0.11%	0.14%	0.13%
30-Year Treasury Notes	3.56%	3.34%	3.07%	2.75%

	1st Qtr. 2015	2nd Qtr. 2015	3rd Qtr. 2015	4th Qtr. 2015
Prime Rate	3.25%	3.25%	3.25%	3.50%
90-Day Treasury Bills	0.03%	0.01%	0.01%	0.16%
1-Year Treasury Bills	0.26%	0.28%	0.32%	0.62%
30-Year Treasury Notes	2.54%	3.20%	2.87%	3.01%

	1st Qtr. 2016	2nd Qtr. 2016	3rd Qtr. 2016	4th Qtr. 2016
Prime Rate	3.50%	3.50%	3.50%	3.75%
90-Day Treasury Bills	0.24%	0.30%	0.32%	0.51%
1-Year Treasury Bills	0.53%	0.58%	0.57%	0.81%
30-Year Treasury Notes	2.61%	2.26%	2.40%	2.97%

	1st Qtr. 2017	2nd Qtr. 2017	3rd Qtr. 2017	4th Qtr. 2017
Prime Rate	4.00%	4.25%	4.25%	4.50%
90-Day Treasury Bills	0.92%	1.01%	1.04%	1.37%
1-Year Treasury Bills	1.17%	1.24%	1.31%	1.76%
30-Year Treasury Notes	2.92%	2.84%	2.86%	2.74%

	1st Qtr. 2018	2nd Qtr. 2018
Prime Rate	4.75%	5.00%
90-Day Treasury Bills	1.74%	1.89%
1-Year Treasury Bills	2.09%	2.33%
30-Year Treasury Notes	2.97%	2.98%

Source: The Wall Street Journal

KELLER & COMPANY Dublin, Ohio 614-766-1426	EXHIBIT 30 Page 1

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

		State	Exchange	PER SHARE					PRICING RATIOS
				Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
SZBI	SOUTHFIRST BANCSHARES	AL	OTC PINK	4.95	(1.4)	0.37	125.38	0.00	13.38	9.90	35.69	35.69	3.95
BOFI	BOFI HOLDING	CA	NASDAQ	40.91	72.5	2.36	159.58	0.00	17.33	34.67	277.73	280.78	25.64
BYFC	BROADWAY FINANCIAL CORP	CA	NASDAQ	2.20	4.3	0.07	14.57	0.00	31.43	31.43	127.17	127.17	15.10
MLGF	MALAGA FINANCIAL CORPORATION	CA	OTC BB	31.25	20.2	2.30	165.37	1.00	13.59	14.33	153.56	153.56	18.90
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	NASDAQ	19.08	(0.9)	0.23	157.70	0.55	82.96	48.92	118.07	118.95	12.10
FBNK	FIRST CONNECTICUT BANCORP	CT	NASDAQ	30.60	19.3	1.07	196.31	0.57	28.60	21.40	176.67	180.21	15.59
SIFI	SI FINANCIAL GROUP	CT	NASDAQ	14.75	(8.4)	0.45	130.55	0.21	32.78	23.05	106.88	119.43	11.30
UBNK	UNITED FINANCIAL BANCORP	CT	NASDAQ	17.52	5.0	1.11	139.05	0.36	15.78	14.60	128.92	159.42	12.60
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	53.30	17.5	2.15	218.35	0.32	24.79	19.96	228.56	305.44	24.41
ABCB	AMERIS BANCORP	GA	NASDAQ	53.35	10.7	2.06	209.33	0.40	25.90	21.51	235.33	319.08	25.49
CHFN	CHARTER FINANCIAL CORP	GA	NASDAQ	24.15	34.2	1.04	109.65	0.28	23.22	22.78	164.96	206.23	22.02
CFBI	COMM FIRST BANCSHARES	GA	NASDAQ	11.11	NM	0.01	38.80	0.00	NM	92.58	110.66	110.66	28.63
TBNK	TERRITORIAL BANCORP	HI	NASDAQ	31.00	(0.6)	1.59	211.19	1.20	19.50	19.38	129.87	129.98	14.68
WCFB	WCF BANCORP	IA	NASDAQ	9.00	NM	0.09	48.57	0.20	100.00	NM	82.19	82.42	18.53
AJSB	AJS BANCORP	IL	OTC BB	14.05	(4.4)	0.05	90.18	0.20	NM	48.45	103.77	103.77	15.58
AFBA	ALLIED FIRST BANCORP	IL	OTC BB	1.35	(10.0)	(0.19)	61.54	0.00	NM	2.76	NM	NM	2.19
BFFI	BEN FRANKLIN FINANCIAL	IL	OTC BB	8.25	(29.8)	(0.47)	79.96	0.00	NM	NM	101.10	101.10	10.32
BTHT	BEST HOMETOWN BANCORP	IL	OTC PINK	13.50	NM	(0.39)	130.66	0.00	NM	NM	91.53	91.53	10.33
GTPS	GREAT AMERICAN BANCORP	IL	OTC BB	31.85	8.9	1.49	412.87	0.42	21.38	16.09	81.56	87.60	7.71
IROQ	IF BANCORP	IL	NASDAQ	23.90	21.5	0.48	159.15	0.10	49.79	44.26	113.97	115.07	15.02
JXSB	JACKSONVILLE BANCORP	IL	NASDAQ	33.65	7.0	1.61	178.23	0.40	20.90	16.83	127.80	137.23	18.88
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	24.00	26.1	0.25	315.57	0.16	96.00	70.59	82.36	82.36	7.61
OTTW	OTTAWA SAVINGS BANCORP	IL	OTC BB	13.88	0.8	0.29	78.35	0.24	47.86	25.24	92.47	95.00	17.72

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 2

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

		State	Exchange	PER SHARE					PRICING RATIOS
				Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
RYFL	ROYAL FINANCIAL	IL	OTC BB	17.45	46.3	1.15	171.47	0.00	15.17	10.71	96.78	103.68	10.18
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	12.60	(10.0)	0.19	115.70	0.00	66.32	74.12	95.09	95.09	10.89
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	25.00	NM	20.40	842.48	0.00	1.23	2.54	NM	NM	2.97
FCAP	FIRST CAPITAL	IN	NASDAQ	41.55	33.4	2.21	228.00	0.88	18.80	18.07	175.32	193.71	18.22
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	42.95	6.0	3.15	320.86	1.15	13.63	15.18	139.72	144.95	13.39
TDCB	THIRD CENTURY BANCORP	IN	OTC BB	13.95	13.4	0.45	107.52	0.22	31.00	25.83	128.69	130.37	12.97
UCBA	UNITED COMMUNITY BANCORP	IN	NASDAQ	27.20	43.5	0.85	130.00	0.39	32.00	27.47	161.14	169.47	20.92
WEIN	WEST END INDIANA BANCSHARES	IN	OTC BB	29.00	(0.2)	0.66	289.03	0.21	43.94	23.20	109.27	112.45	10.03
CFFN	CAPITOL FEDERAL FINANCIAL	KS	NASDAQ	13.16	(7.4)	0.70	66.06	0.89	18.80	21.57	133.33	133.33	19.92
PBSK	POAGE BANKSHARES	KY	NASDAQ	19.66	3.2	(0.72)	128.62	0.24	NM	NM	112.92	118.29	15.29
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	34.00	17.2	2.48	276.01	0.14	13.71	11.81	133.54	133.54	12.32
FPBF	FPB FINANCIAL CORP	LA	OTC PINK	19.75	7.6	0.93	137.68	0.21	21.24	19.36	144.90	145.22	14.34
HRGG	HERITAGE NOLA BANCORP	LA	OTC PINK	12.48	NM	0.33	68.05	0.00	37.82	36.71	85.13	86.31	18.34
HIBE	HIBERNIA BANCORP	LA	OTC BB	31.90	71.5	0.17	126.03	0.00	NM	NM	176.05	176.05	25.31
HFBL	HOME FED BANCORP OF LOUISIANA	LA	NASDAQ	31.45	16.7	1.93	216.37	0.45	16.30	13.79	129.32	129.80	14.54
BHBK	BLUE HILLS BANCORP	MA	NASDAQ	22.20	24.0	0.58	99.43	0.90	38.28	33.64	150.82	155.14	22.33
BLMT	BSB BANCORP INC.	MA	NASDAQ	34.40	17.6	1.72	282.09	0.00	20.00	16.78	181.53	182.59	12.19
HONE	HARBORONE BANCORP	MA	NASDAQ	18.94	(5.1)	0.34	82.66	0.00	55.71	61.10	179.19	200.42	22.91
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	NASDAQ	219.70	20.8	13.39	1,050.38	1.00	16.41	16.17	251.69	251.69	20.92
EBSB	MERIDIAN BANCORP	MA	NASDAQ	19.15	13.3	0.85	101.00	0.18	22.53	22.01	157.87	163.68	18.96
PLRM	PILGRIM BANCSHARES	MA	OTC BB	20.15	8.9	0.58	116.00	0.30	34.74	28.38	134.69	134.69	17.37
PVBC	PROVIDENT BANCORP	MA	NASDAQ	26.20	16.4	0.84	92.51	0.00	31.19	39.10	214.93	214.93	28.32
RNDB	RANDOLPH BANCORP	MA	NASDAQ	16.80	5.7	(0.37)	88.48	0.00	NM	NM	126.79	138.39	18.99

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 3

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

		State	Exchange	PER SHARE					PRICING RATIOS
				Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/ Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
WEBK	WELLESLEY BANCORP	MA	NASDAQ	33.83	22.1	1.98	326.98	0.20	17.09	14.04	141.08	141.31	10.35
WNEB	WESTERN NEW ENGLAND BANCORP	MA	NASDAQ	11.00	8.4	0.36	69.20	0.13	30.56	21.57	136.65	146.86	15.90
IFSB	COLOMBO BANK	MD	OTC PINK	0.10	(75.0)	0.80	125.42	0.00	0.13	0.12	NM	NM	0.08
HBK	HAMILTON BANCORP	MD	NASDAQ	15.70	4.7	(0.18)	154.29	0.00	NM	31.40	104.53	127.33	10.18
MBCQ	MB BANCORP	MD	OTC BB	16.60	10.3	0.01	7.65	0.00	NM	NM	NM	NM	NM
SVBI	SEVERN BANCORP	MD	NASDAQ	8.65	19.3	0.31	65.42	0.03	27.90	17.65	114.57	116.73	13.22
FBC	FLAGSTAR BANCORP	Ml	NYSE	34.26	11.2	1.33	308.99	0.00	25.76	12.32	137.81	176.14	11.09
NWBB	NEW BANCORP	Ml	OTC BB	19.50	38.4	1.79	168.95	0.00	10.89	10.54	90.82	97.60	11.54
SBT	STERLING BANCORP	Ml	NASDAQ	13.36	NM	0.81	57.31	0.06	16.49	14.68	245.59	253.03	23.31
STBI	STURGIS BANCORP	Ml	OTC BB	19.10	15.8	1.44	182.13	0.50	13.26	14.15	117.25	143.29	10.49
HMNF	HMN FINANCIAL	MN	NASDAQ	20.10	14.5	1.12	160.31	0.00	17.95	15.83	110.32	114.33	12.54
REDW	REDWOOD FINANCIAL	MN	OTC PINK	54.00	20.0	7.39	673.00	0.45	7.31	8.49	68.01	81.30	8.02
CCFC	CCSB FINANCIAL CORP	MO	OTC PINK	13.20	9.1	0.53	107.56	0.10	24.91	24.91	112.82	113.50	12.27
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	OTC PINK	14.40	8.7	0.07	40.54	0.00	NM	NM	92.72	92.72	35.52
NASB	NASB FINANCIAL	MO	OTC BB	41.19	13.6	3.66	258.71	1.46	11.25	11.22	135.81	146.12	15.92
QRRY	QUARRY CITY S&L ASSN	MO	OTC BB	15.50	5.1	0.67	131.58	0.00	23.13	20.13	72.60	74.95	11.78
KSBI	KS BANCORP	NC	OTC BB	28.00	18.4	1.92	286.67	0.17	14.58	10.89	105.26	105.26	9.77
LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	26.00	18.2	1.83	272.02	0.00	14.21	12.32	95.80	98.75	9.56
UBNC	UNION BANK	NC	OTC PINK	16.40	NM	0.60	121.63	0.09	27.33	19.76	129.85	166.16	13.48
EQFN	EQUITABLE FINANCIAL CORP	NE	NASDAQ	10.76	5.0	0.34	92.12	0.00	31.65	26.90	100.09	106.96	11.68
MCBK	MADISON COUNTY FINANCIAL	NE	OTC PINK	26.00	13.0	1.24	122.58	0.40	20.97	16.15	119.43	124.58	21.21
ISBC	INVESTORS BANCORP	NJ	NASDAQ	12.79	(4.8)	0.46	83.61	0.34	27.80	20.30	124.78	129.06	15.30
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	13.45	(9.4)	0.21	62.64	0.24	64.05	56.04	106.92	120.09	21.47

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 4

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

		State	Exchange	PER SHARE					PRICING RATIOS
				Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/ Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
MGYR	MAGYAR BANCORP	NJ	NASDAQ	12.88	(1.8)	0.28	104.42	0.00	46.00	33.03	149.94	149.94	12.33
MSBF	MB BANCORP	NJ	NASDAQ	21.50	23.2	0.60	102.09	0.43	35.83	27.92	170.23	170.23	21.06
NFBK	NORTHFIELD BANCORP	NJ	NASDAQ	16.62	(3.1)	0.51	82.83	0.36	32.59	22.46	126.97	135.34	20.07
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	29.96	10.5	0.75	155.93	0.60	39.95	33.29	143.08	221.76	19.21
ORIT	ORITANI FINANCIAL CORP	NJ	NASDAQ	16.20	(5.0)	0.69	88.89	1.23	23.48	17.80	136.13	136.13	18.22
PFS	PROVIDENT FINANCIAL SERVICES	NJ	NYSE	27.53	8.5	1.47	145.88	0.94	18.73	17.88	140.75	207.46	18.87
BCTF	BANCORP 34	NM	NASDAQ	15.45	10.0	0.35	100.58	0.00	44.14	15.45	105.53	106.40	15.36
CARV	CARVER BANCORP	NY	NASDAQ	4.63	36.2	2.66	187.71	0.00	1.74	NM	NM	NM	2.47
DCOM	DIME COMMUNITY BANCSHARES	NY	NASDAQ	19.50	(0.5)	1.48	168.76	0.56	13.18	15.35	120.22	132.74	11.55
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	20.43	0.6	1.85	209.33	0.46	11.04	17.03	94.93	125.18	9.76
FSBC	FSB COMMUNITY BANKSHARES	NY	NASDAQ	17.75	20.3	0.37	161.16	0.00	47.97	43.29	110.04	113.27	11.01
NYCB	NEW YORK COMMUNITY BANCORP	NY	NYSE	11.04	(15.9)	0.96	101.26	0.68	11.50	13.97	79.83	124.75	10.90
PCSB	PCSB FINANCIAL CORP	NY	NASDAQ	19.87	NM	0.22	80.19	0.00	90.32	64.10	126.80	129.78	24.78
PDLB	PDL COMMUNITY BANCORP	NY	NASDAQ	15.71	NM	0.08	51.34	0.00	NM	NM	174.94	174.94	30.60
SNNF	SENECA FIN CORP	NY	OTC PINK	8.55	NM	0.29	92.13	0.00	29.48	21.38	92.23	92.23	9.28
SNNY	SUNNYSIDE BANCORP	NY	OTC BB	16.12	19.0	(0.40)	106.37	0.00	NM	NM	123.24	123.24	15.15
TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	8.90	14.8	0.49	51.17	0.26	18.16	16.48	185.42	185.80	17.39
CNNB	CINCINNATI BANCORP	OH	OTC BB	12.85	31.8	0.58	99.86	0.00	22.16	32.13	115.35	121.80	12.87
CCSB	COMM SAVINGS BANCORP	OH	OTC BB	14.60	NM	(0.21)	118.20	0.00	NM	NM	71.53	71.53	12.35
CIBN	COMMUNITY INVESTORS BANCORP	OH	OTC PINK	15.50	2.3	1.89	274.54	0.30	8.20	10.62	62.70	65.65	5.65
EFBI	EAGLE FIN BANCORP	OH	NASDAQ	16.35	NM	0.41	81.94	0.00	39.88	65.40	95.89	95.89	19.95
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	NASDAQ	67.06	27.3	3.82	296.90	1.05	17.55	17.19	180.08	257.23	22.59
FNFI	FIRST NILES FINANCIAL	OH	OTC PINK	9.75	(2.5)	0.36	89.64	0.18	27.08	21.67	97.01	97.01	10.88

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 5

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

		State	Exchange	PER SHARE					PRICING RATIOS
				Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
HCFL	HOME CITY FINANCIAL CORP	OH	OTC PINK	28.90	12.5	2.99	205.23	1.00	9.67	9.60	120.62	120.62	14.08
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	29.00	5.5	2.08	134.16	1.40	13.94	13.94	176.72	177.70	21.62
MWBC	MW BANCORP INC	OH	OTC BB	29.17	45.9	(0.23)	183.17	0.61	NM	51.18	161.52	162.96	15.93
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	OTC PINK	10.10	12.2	0.45	83.37	0.32	22.44	21.96	94.30	94.30	12.11
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	OTC PINK	29.24	9.5	2.22	159.91	1.17	13.17	12.39	101.39	101.39	18.29
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	NASDAQ	10.99	32.3	0.58	54.03	0.14	18.95	18.02	185.02	206.58	20.34
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	24.25	9.7	0.62	145.75	0.00	39.11	25.26	88.76	88.76	16.64
WAYN	WAYNE SAVINGS BANCSHARES	OH	OTC BB	18.90	7.9	1.45	163.29	0.28	13.03	12.04	128.05	135.48	11.57
BNCL	BENEFICIAL MUTUAL BANCORP	PA	NASDAQ	16.20	8.0	0.34	76.96	0.49	47.65	30.00	119.91	144.77	21.05
ESSA	ESSA BANCORP	PA	NASDAQ	15.83	7.5	0.40	155.21	0.36	39.58	24.35	104.70	114.79	10.20
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	OTC PINK	22.63	1.0	1.74	205.45	0.89	13.01	12.93	121.34	121.34	11.01
NWBI	NORTHWEST BANCSHARES	PA	NASDAQ	17.39	11.4	0.99	93.58	0.65	17.57	22.88	146.88	202.68	18.58
PBIP	PRUDENTIAL BANCORP	PA	NASDAQ	19.30	6.3	0.76	104.95	0.31	25.39	20.53	131.47	138.55	18.39
QNTO	QUAINT OAK BANCORP	PA	OTC PINK	13.35	1.3	0.83	128.06	0.20	16.08	13.22	116.09	121.36	10.42
STND	STANDARD FINANCIAL CORP	PA	OTC BB	30.26	7.1	1.25	203.64	1.43	24.21	20.31	108.89	139.70	14.86
CWAY	COASTWAY BANCORP	RI	NASDAQ	27.70	35.1	0.66	177.82	0.00	41.97	36.45	169.11	169.21	15.58
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	OTC PINK	10.00	146.9	0.05	3.51	0.00	NM	NM	NM	NM	NM
CASH	META FINANCIAL GROUP	SD	NASDAQ	97.40	9.4	4.91	443.49	0.52	19.84	17.58	212.94	315.72	21.96
AFCB	ATHENS BANCSHARES CORP	TN	OTC BB	52.15	44.5	2.72	266.30	0.20	19.17	17.62	194.44	206.94	19.58
SFBK	SFB BANCORP	TN	OTC PINK	32.00	(1.8)	0.88	168.78	0.90	36.36	32.65	126.98	129.19	18.96
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	22.06	4.8	1.60	248.80	0.54	13.79	10.98	88.38	88.38	8.87
BAFI	BANCAFFILIATED	TX	OTC PINK	109.00	45.3	21.49	2,409.52	0.00	5.07	4.49	46.46	48.70	4.52
TBK	TRIUMPH BANCORP	TX	NASDAQ	40.75	66.0	1.82	163.51	0.00	22.39	19.59	210.59	250.31	24.92

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 6

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

		State	Exchange	PER SHARE					PRICING RATIOS
				Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
ANCB	ANCHOR BANCORP	WA	NASDAQ	26.15	4.4	1.07	193.14	0.00	24.44	13.69	98.05	98.42	13.54
FSBW	FS BANCORP	WA	NASDAQ	63.25	44.5	4.43	282.29	0.42	14.28	15.69	186.36	204.36	22.41
RVSB	RIVERVIEW BANCORP	WA	NASDAQ	8.44	27.1	0.45	51.02	0.03	18.76	15.07	162.93	215.86	16.54
TSBK	TIMBERLAND BANCORP	WA	NASDAQ	37.34	47.8	2.13	135.48	0.54	17.53	17.37	234.11	250.27	27.56
FFBW	FFBW, INC	WI	NASDAQ	11.09	NM	(0.01)	39.41	0.00	NM	NM	124.19	124.47	28.14
HWIS	HOME BANCORP WISCONSIN	WI	OTC PINK	14.00	15.2	(0.07)	159.82	0.00	NM	NM	117.45	117.45	8.76
WSBF	WATERSTONE FINANCIAL	WI	NASDAQ	17.05	(9.5)	0.90	62.62	1.48	18.94	17.58	125.83	126.30	27.23
WBBW	WESTBURY BANCORP	WI	OTC BB	22.33	NM	0.87	208.12	0.00	25.67	20.30	115.46	116.54	10.73

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 7

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS
	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
ALL INSTITUTIONS
AVERAGE	24.77	14.09	1.46	182.99	0.32	26.78	23.61	131.40	142.77	15.68
HIGH	219.70	146.90	21.49	2,409.52	1.48	100.00	92.58	277.73	319.08	35.52
LOW	0.10	(75.00)	(0.72)	3.51	0.00	0.13	0.12	35.69	35.69	0.08
AVERAGE FOR STATE
WI	16.12	2.85	0.42	117.49	0.37	22.31	18.94	120.73	121.19	18.72
AVERAGE BY REGION
MID-ATLANTIC	19.01	1.88	0.72	118.26	0.44	26.24	22.10	119.79	140.14	14.95
MIDWEST	21.53	10.53	1.39	177.94	0.33	20.36	20.56	114.17	120.84	14.16
NORTH CENTRAL	28.61	8.27	1.88	194.96	0.37	25.07	14.80	112.75	125.99	17.21
NORTHEAST	27.31	10.73	1.32	173.41	0.24	25.38	22.50	140.19	148.33	16.09
SOUTHEAST	25.47	24.95	1.19	168.26	0.23	17.09	22.82	117.03	133.30	14.57
SOUTHWEST	36.85	29.29	3.69	437.22	0.10	20.08	15.15	128.94	134.54	16.21
WEST	28.85	24.37	1.63	152.26	0.42	26.65	23.39	165.32	175.48	18.50
AVERAGE BY EXCHANGE
NYSE	24.28	1.27	1.25	185.38	0.54	18.66	14.72	119.46	169.45	13.62
NASDAQ	26.66	13.23	1.19	149.46	0.32	27.59	24.33	147.19	162.44	18.29
OTC BB	23.07	13.73	1.02	169.18	0.33	17.72	18.53	111.73	116.13	13.19
OTC PINK	22.11	10.50	2.66	281.21	0.27	17.65	15.11	86.28	89.07	11.17

KELLER & COMPANY Dublin, Ohio 614-766-1426	EXHIBIT 31 Page 1

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstanding	Mkt. Value of Shares ($000)
SZBI	SOUTHFIRST BANCSHARES	AL	88,014	9,739	9,739	0.29	0.39	2.62	3.55	OTC PINK	702,000	3,475
BOFI	BOFI HOLDING	CA	9,982,320	921,653	911,425	1.64	0.82	16.91	8.47	NASDAQ	62,552,868	2,559,038
BYFC	BROADWAY FINANCIAL CORP	CA	399,433	47,445	47,426	0.43	0.43	3.81	3.83	NASDAQ	27,418,798	60,321
MLGF	MALAGA FINANCIAL CORPORATION	CA	1,046,819	128,832	128,832	1.41	1.33	10.97	10.39	OTC BB	6,330,000	197,813
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,176,602	120,600	119,706	0.14	0.25	1.37	2.37	NASDAQ	7,460,804	142,352
FBNK	FIRST CONNECTICUT BANCORP	CT	3,137,949	276,861	271,455	0.56	0.75	6.27	8.37	NASDAQ	15,984,932	489,139
SIFI	SI FINANCIAL GROUP	CT	1,598,222	168,919	151,197	0.35	0.49	3.26	4.63	NASDAQ	12,242,434	180,576
UBNK	UNITED FINANCIAL BANCORP	CT	7,088,214	693,000	560,232	0.81	0.87	8.22	8.89	NASDAQ	50,976,667	893,111
WSFS	WSFS FINANCIAL CORP	DE	6,987,931	746,279	558,489	0.99	1.23	9.36	11.63	NASDAQ	32,003,414	1,705,782
ABCB	AMERIS BANCORP	GA	8,022,828	868,944	640,968	1.02	1.23	9.71	11.69	NASDAQ	38,327,081	2,044,750
CHFN	CHARTER FINANCIAL CORP	GA	1,659,791	221,587	177,328	0.98	1.00	7.26	7.41	NASDAQ	15,137,631	365,574
CFBI	COMM FIRST BANCSHARES	GA	292,476	75,649	75,649	0.02	0.31	0.09	1.22	NASDAQ	7,538,250	83,750
TBNK	TERRITORIAL BANCORP	HI	2,055,724	232,372	232,121	0.78	0.79	6.58	6.64	NASDAQ	9,733,830	301,749
WCFB	WCF BANCORP	IA	124,421	28,040	27,980	0.20	0.06	0.82	0.24	NASDAQ	2,561,542	23,054
AJSB	AJS BANCORP	IL	193,870	29,115	29,113	0.06	0.31	0.37	2.09	OTC BB	2,149,860	30,206
AFBA	ALLIED FIRST BANCORP	IL	83,191	9,839	9,839	(0.28)	0.72	(2.58)	6.55	OTC BB	1,351,892	1,825
BFFI	BEN FRANKLIN FINANCIAL	IL	101,544	10,357	10,357	(0.60)	(0.65)	(7.52)	(8.13)	OTC BB	1,270,000	10,478
BTHT	BEST HOMETOWN BANCORP	IL	107,949	12,186	12,186	(0.29)	(0.24)	(2.66)	(2.26)	OTC PINK	826,208	11,154
GTPS	GREAT AMERICAN BANCORP	IL	180,924	17,111	15,931	0.37	0.49	3.83	5.08	OTC BB	438,206	13,957
IROQ	IF BANCORP	IL	619,310	81,613	80,822	0.31	0.34	2.25	2.51	NASDAQ	3,891,408	93,005
JXSB	JACKSONVILLE BANCORP	IL	323,400	47,769	44,499	0.89	1.10	6.49	8.03	NASDAQ	1,814,467	61,057
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	117,583	10,859	10,859	0.08	0.11	0.84	1.15	OTC PINK	372,600	8,942
OTTW	OTTAWA SAVINGS BANCORP	IL	267,587	51,256	49,899	0.40	0.75	1.91	3.60	OTC BB	3,415,490	47,407

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 2

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstanding	Mkt. Value of Shares ($000)
RYFL	ROYAL FINANCIAL	IL	429,887	45,207	42,201	0.76	1.07	7.06	9.99	OTC BB	2,507,112	43,749
SUGR	SUGAR CREEK FINANCIAL CORP	IL	93,119	10,665	10,665	0.16	0.14	1.44	1.27	OTC BB	804,807	10,141
FDLB	FIDELITY FEDERAL BANCORP	IN	711,698	85,222	83,297	2.64	1.27	22.13	10.68	OTC PINK	844,763	21,119
FCAP	FIRST CAPITAL	IN	765,381	79,561	72,013	0.98	1.02	9.19	9.57	NASDAQ	3,356,964	139,482
NWIN	NORTHWEST INDIANA BANCORP	IN	938,508	89,903	86,664	1.00	0.90	10.18	9.15	OTC BB	2,924,978	125,628
TDCB	THIRD CENTURY BANCORP	IN	152,674	15,390	15,189	0.43	0.51	4.22	4.98	OTC BB	1,420,000	19,809
UCBA	UNITED COMMUNITY BANCORP	IN	548,302	71,175	67,681	0.66	0.78	5.02	5.85	NASDAQ	4,217,619	114,719
WEIN	WEST END INDIANA BANCSHARES	IN	308,356	28,315	27,510	0.23	0.44	2.45	4.67	OTC BB	1,066,858	30,939
CFFN	CAPITOL FEDERAL FINANCIAL	KS	9,133,171	1,364,740	1,364,272	1.07	0.93	7.14	6.22	NASDAQ	138,250,235	1,819,373
PBSK	POAGE BANKSHARES	KY	450,159	60,937	58,150	(0.56)	(0.61)	(3.95)	(4.36)	NASDAQ	3,499,846	68,807
CTUY	CENTURY NEXT FINANCIAL CORP	LA	289,806	26,734	26,734	0.94	1.09	10.12	11.74	OTC BB	1,050,000	35,700
FPBF	FPB FINANCIAL CORP	LA	364,858	36,122	36,044	0.71	0.78	7.60	8.31	OTC PINK	2,650,000	52,338
HRGG	HERITAGE NOLA BANCORP	LA	112,497	24,239	23,898	0.48	0.50	2.66	2.77	OTC PINK	1,653,125	20,631
HIBE	HIBERNIA BANCORP	LA	130,147	18,708	18,708	0.13	0.24	0.91	1.67	OTC BB	1,032,667	32,942
HFBL	HOME FED BANCORP OF LOUISIANA	LA	412,960	46,410	46,242	0.88	1.04	7.98	9.43	NASDAQ	1,908,581	60,025
BHBK	BLUE HILLS BANCORP	MA	2,670,738	395,444	384,280	0.60	0.68	4.08	4.61	NASDAQ	26,861,521	596,326
BLMT	BSB BANCORP INC.	MA	2,747,954	184,565	183,512	0.65	0.77	9.45	11.27	NASDAQ	9,741,471	335,107
HONE	HARBORONE BANCORP	MA	2,696,517	344,857	308,399	0.42	0.39	3.23	3.00	NASDAQ	32,622,695	617,874
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	2,240,198	186,158	186,158	1.29	1.31	15.76	15.99	NASDAQ	2,132,750	468,565
EBSB	MERIDIAN BANCORP	MA	5,460,900	655,607	632,505	0.89	0.91	7.11	7.32	NASDAQ	54,068,874	1,035,419
PLRM	PILGRIM BANCSHARES	MA	262,741	33,890	33,890	0.50	0.61	3.89	4.74	OTC BB	2,264,950	45,639
PVBC	PROVIDENT BANCORP	MA	890,772	117,330	117,330	0.90	0.72	7.00	5.56	NASDAQ	9,628,496	252,267
RNDB	RANDOLPH BANCORP	MA	533,539	79,871	73,190	(0.43)	(0.48)	(2.72)	(3.06)	NASDAQ	6,029,776	101.300

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 3

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstanding	Mkt. Value of Shares ($000)
WEBK	WELLESLEY BANCORP	MA	819,586	60,103	60,002	0.64	0.77	8.41	10.23	NASDAQ	2,506,532	84,796
WNEB	WESTERN NEW ENGLAND BANCORP	MA	2,085,531	242,623	225,832	0.52	0.75	4.32	6.25	NASDAQ	30,138,083	331,519
IFSB	COLOMBO BANK	MD	194,655	21,367	21,367	0.62	0.63	5.90	6.03	OTC PINK	1,552,000	155
HBK	HAMILTON BANCORP	MD	526,310	51,228	42,052	(0.12)	0.33	(1.03)	2.92	NASDAQ	3,411,075	53,554
MBCQ	MB BANCORP	MD	148,391	30,128	30,128	0.17	(0.40)	0.80	(1.88)	OTC BB	19,400,200	322,043
SVBI	SEVERN BANCORP	MD	801,183	92,417	90,814	0.47	0.75	4.38	6.92	NASDAQ	12,247,626	105,942
FBC	FLAGSTAR BANCORP	MI	17,735,862	1,427,000	1,116,713	0.45	0.95	5.37	11.24	NYSE	57,399,993	1,966,524
NWBB	NEW BANCORP	MI	121,562	15,447	14,373	1.04	1.07	8.47	8.73	OTC BB	719,531	14,031
SBT	STERLING BANCORP	MI	3,037,848	288,512	279,944	1.55	1.74	18.58	20.91	NASDAQ	53,002,963	708,120
STBI	STURGIS BANCORP	MI	444,409	39,742	32,519	0.84	0.79	9.11	8.49	OTC BB	2,440,000	46,604
HMNF	HMN FINANCIAL	MN	722,080	82,056	79,200	0.70	0.79	6.28	7.09	NASDAQ	4,504,234	90,535
REDW	REDWOOD FINANCIAL	MN	295,144	34,822	29,127	1.12	0.96	9.56	8.23	OTC PINK	438,551	23,682
CCFC	CCSB FINANCIAL CORP	MO	98,629	10,733	10,668	0.50	0.50	4.59	4.57	OTC PINK	917,000	12,104
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	67,707	25,936	25,936	0.17	0.17	0.43	0.43	OTC PINK	1,670,220	24,051
NASB	NASB FINANCIAL	MO	1,910,516	223,978	208,163	1.34	1.35	11.75	11.77	OTC BB	7,384,851	304,182
QRRY	QUARRY CITY S&L ASSN	MO	53,646	8,703	8,433	0.51	0.59	3.17	3.68	OTC BB	407,691	6,319
KSBI	KS BANCORP	NC	375,395	34,827	34,827	0.68	0.91	7.04	9.42	OTC BB	1,309,500	36,666
LSFG	LIFESTORE FINANCIAL GROUP	NC	285,617	28,495	27,650	0.69	0.79	6.71	7.74	OTC PINK	1,050,000	27,300
UBNC	UNION BANK	NC	707,429	73,441	57,389	0.56	0.77	5.38	7.49	OTC PINK	5,816,138	95,385
EQFN	EQUITABLE FINANCIAL CORP	NE	305,633	35,659	33,360	0.41	0.49	3.13	3.72	NASDAQ	3,317,670	35,698
MCBK	MADISON COUNTY FINANCIAL	NE	384,889	68,360	65,526	1.02	1.32	5.77	7.51	OTC PINK	3,140,000	81,640
ISBC	INVESTORS BANCORP	NJ	25,232,421	3,092,081	2,990,473	0.56	0.76	4.43	6.03	NASDAQ	301,796,438	3,859,976
KRNY	KEARNY FINANCIAL CORP	NJ	4,933,700	991,201	882,037	0.34	0.38	1.61	1.83	NASDAQ	78,765,003	1,059,389

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 4

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang, Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstanding	Mkt. Value of Shares ($000)
MGYR	MAGYAR BANCORP	NJ	607,831	50,027	49,974	0.27	0.38	3.28	4.59	NASDAQ	5,820,746	74,971
MSBF	MB BANCORP	NJ	563,980	69,759	69,759	0.61	0.79	4.84	6.19	NASDAQ	5,524,095	118,768
NFBK	NORTHFIELD BANCORP	NJ	4,069,209	642,926	603,110	0.63	0.92	3.94	5.68	NASDAQ	49,126,879	816,489
OCFC	OCEANFIRST FINANCIAL CORP	NJ	7,501,048	1,007,460	649,856	0.61	0.73	5.14	6.18	NASDAQ	48,105,623	1,441,244
ORIT	ORITANI FINANCIAL CORP	NJ	4,142,777	554,691	554,691	0.78	1.02	5.80	7.59	NASDAQ	46,604,276	754,989
PFS	PROVIDENT FINANCIAL SERVICES	NJ	9,734,242	1,305,035	885,315	1.02	1.07	7.58	7.94	NYSE	66,729,095	1,837,052
BCTF	BANCORP 34	NM	340,840	49,618	49,216	0.34	0.99	2.33	6.69	NASDAQ	3,388,601	52,354
CARV	CARVER BANCORP	NY	694,186	55,589	55,408	1.47	(0.64)	20.22	(8.81)	NASDAQ	3,698,247	17,123
DCOM	DIME COMMUNITY BANCSHARES	NY	6,325,917	607,957	550,812	0.87	0.75	9.35	8.05	NASDAQ	37,484,270	730,943
ESBK	ELMIRA SAVINGS BANK	NY	553,389	56,886	43,134	0.87	0.57	8.03	5.21	NASDAQ	2,643,652	54,010
FSBC	FSB COMMUNITY BANKSHARES	NY	312,853	31,315	30,421	0.24	0.26	2.28	2.51	NASDAQ	1,941,253	34,457
NYCB	NEW YORK COMMUNITY BANCORP	NY	49,654,874	6,780,717	4,339,399	0.96	0.79	6.93	5.74	NYSE	490,379,532	5,413,790
PCSB	PCSB FINANCIAL CORP	NY	1,456,724	284,680	278,111	0.28	0.39	1.43	1.97	NASDAQ	18,165,110	360,941
PDLB	PDL COMMUNITY BANCORP	NY	947,938	165,714	165,714	0.16	0.28	0.99	1.69	NASDAQ	18,463,028	290,054
SNNF	SENECA FIN CORP	NY	182,328	18,338	18,338	0.32	0.45	3.78	5.26	OTC PINK	1,978,923	16,920
SNNY	SUNNYSIDE BANCORP	NY	84,406	10,382	10,382	(0.37)	(0.04)	(2.93)	(0.30)	OTC BB	793,500	12,791
TRST	TRUSTCO BANK CORP NY	NY	4,930,915	462,097	461,544	0.96	1.06	10.32	11.38	NASDAQ	96,358,600	857,592
CNNB	CINCINNATI BANCORP	OH	175,051	19,527	18,490	0.60	0.42	5.33	3.66	OTC BB	1,752,947	22,525
CCSB	COMM SAVINGS BANCORP	OH	52,160	9,006	9,006	(0.18)	(0.35)	(1.05)	(2.02)	OTC BB	441,290	6,443
CIBN	COMMUNITY INVESTORS BANCORP	OH	144,133	12,980	12,397	0.69	0.53	7.76	6.00	OTC PINK	525,000	8,138
EFBI	EAGLE FIN BANCORP	OH	132,160	27,491	27,491	0.51	0.31	2.79	1.68	NASDAQ	1,612,808	26,369
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	3,022,984	379,214	265,439	1.31	1.34	10.49	10.71	NASDAQ	10,181,899	682,798
FNFI	FIRST NILES FINANCIAL	OH	99,784	11,186	11,186	0.41	0.52	3.34	4.25	OTC PINK	1,113,172	10,853

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 5

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstanding	Mkt. Value of Shares ($000)
HCFL	HOME CITY FINANCIAL CORP	OH	167,636	19,575	19,575	1.47	1.48	12.91	12.99	OTC PINK	816,818	23,606
HLFN	HOME LOAN FINANCIAL CORP	OH	201,246	24,610	24,482	1.49	1.49	13.27	13.28	OTC BB	1,500,000	43,500
MWBC	MW BANCORP INC	OH	163,242	16,091	15,956	(0.13)	0.33	(1.22)	3.05	OTC BB	891,209	25,997
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	113,378	14,565	14,565	0.55	0.57	4.13	4.22	OTC PINK	1,360,000	13,736
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	394,980	71,248	71,248	1.39	1.48	7.84	8.34	OTC PINK	2,470,032	72,224
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	2,695,178	296,195	265,250	1.10	1.15	9.87	10.39	NASDAQ	49,882,491	548,209
VERF	VERSAILLES FINANCIAL CORP	OH	56,530	10,598	10,598	0.43	0.67	2.30	3.53	OTC BB	387,867	9,406
WAYN	WAYNE SAVINGS BANCSHARES	OH	454,254	41,060	38,799	0.90	0.98	9.66	10.49	OTC BB	2,781,839	52,577
BNCL	BENEFICIAL MUTUAL BANCORP	PA	5,792,663	1,016,636	842,514	0.44	0.70	2.46	3.95	NASDAQ	75,264,135	1,219,279
ESSA	ESSA BANCORP	PA	1,820,924	177,378	161,792	0.26	0.43	2.63	4.26	NASDAQ	11,732,222	185,721
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	774,997	70,366	70,366	0.85	0.85	9.46	9.54	OTC PINK	3,772,166	85,364
NWBI	NORTHWEST BANCSHARES	PA	9,601,600	1,215,254	880,496	1.07	0.82	8.43	6.47	NASDAQ	102,599,662	1,784,208
PBIP	PRUDENTIAL BANCORP	PA	944,329	132,060	125,319	0.75	0.93	5.11	6.33	NASDAQ	8,998,235	173,666
QNTO	QUAINT OAK BANCORP	PA	250,300	22,485	21,502	0.68	0.84	7.30	8.97	OTC PINK	1,954,571	26,094
STND	STANDARD FINANCIAL CORP	PA	976,781	133,310	103,915	0.61	0.73	4.50	5.38	OTC BB	4,796,643	145,146
CWAY	COASTWAY BANCORP	RI	779,976	71,868	71,815	0.40	0.46	4.07	4.68	NASDAQ	4,386,351	121,502
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	84,378	6,039	5,659	1.30	1.35	18.54	19.26	OTC PINK	24,066,545	240,665
CASH	META FINANCIAL GROUP	SD	4,301,708	443,703	299,256	1.00	1.13	10.91	12.30	NASDAQ	9,699,591	944,740
AFCB	ATHENS BANCSHARES CORP	TN	482,009	48,553	45,613	1.05	1.15	10.00	10.92	OTC BB	1,810,000	94,392
SFBK	SFB BANCORP	TN	67,005	10,006	9,832	0.54	0.60	3.49	3.87	OTC PINK	397,000	12,704
UNTN	UNITED TENNESSEE BANKSHARES	TN	205,755	20,645	20,645	0.65	0.81	6.28	7.87	OTC PINK	827,000	18,244
BAFI	BANCAFFILIATED	TX	670,930	65,325	62,329	0.95	1.07	9.36	10.57	OTC PINK	278,450	30,351
TBK	TRIUMPH BANCORP	TX	3,405,010	402,944	339,021	1.20	1.37	10.14	11.61	NASDAQ	20,824,509	848,599

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 6

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstanding	Mkt. Value of Shares ($000)
ANCB	ANCHOR BANCORP	WA	479,755	66,253	65,996	0.57	1.01	4.03	7.18	NASDAQ	2,484,030	64,957
FSBW	FS BANCORP	WA	1,043,205	125,442	114,374	1.66	1.51	14.40	13.10	NASDAQ	3,695,552	233,744
RVSB	RIVERVIEW BANCORP	WA	1,151,535	116,901	88,334	0.90	1.12	8.82	10.96	NASDAQ	22,570,179	190,492
TSBK	TIMBERLAND BANCORP	WA	1,001,201	117,843	110,283	1.63	1.64	13.97	14.10	NASDAQ	7,390,227	275,951
FFBW	FFBW, INC	WI	260,573	59,039	58,940	(0.02)	0.07	(0.13)	0.41	NASDAQ	6,612,500	73,333
HWIS	HOME BANCORP WISCONSIN	WI	143,707	10,715	10,715	(0.04)	(0.05)	(0.59)	(0.61)	OTC PINK	899,190	12,589
WSBF	WATERSTONE FINANCIAL	WI	1,836,338	397,419	395,839	1.43	1.54	6.47	6.97	NASDAQ	29,323,807	499,971
WBBW	WESTBURY BANCORP	WI	801,259	74,453	73,748	0.42	0.53	4.37	5.57	OTC BB	3,850,000	85,971

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 7

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

	ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstanding	Mkt. Value of Shares ($000)
ALL INSTITUTIONS
AVERAGE	2,245,051	273,993	227,960	0.84	0.87	6.82	7.06		20,565,278	377,766
MEDIAN	548,302	66,253	62,329	0.61	0.75	5.33	6.19		3,499,846	83,750
HIGH	49,654,874	6,780,717	4,339,399	2.64	1.74	22.13	20.91		490,379,532	5,413,790
LOW	52,160	6,039	5,659	(0.60)	(0.65)	(7.52)	(8.81)		278,450	155
AVERAGE FOR STATE
WI	760,469	135,407	134,811	0.97	1.07	5.46	6.05		10,171,374	167,966
AVERAGE BY REGION
MID-ATLANTIC	4,280,264	571,104	481,698	0.69	0.82	5.18	6.12		44,010,205	788,492
MIDWEST	966,193	100,554	87,854	0.77	1.01	7.24	9.56		6,653,461	145,149
NORTH CENTRAL	1,581,595	211,521	195,629	1.04	1.01	8.03	7.82		15,662,871	305,943
NORTHEAST	4,089,849	499,365	383,878	0.85	0.77	6.86	6.25		38,812,152	555,907
SOUTHEAST	1,115,518	127,084	100,482	0.94	1.11	8.33	9.90		8,816,468	274,810
SOUTHWEST	715,881	83,763	75,274	1.00	1.19	8.63	10.20		4,098,242	141,618
WEST	2,037,399	208,593	202,055	1.32	0.91	12.43	8.59		16,626,254	447,380
AVERAGE BY EXCHANGE
NYSE	25,708,326	3,170,917	2,113,809	0.85	0.86	6.78	6.87		204,836,207	3,072,455
NASDAQ	2,831,254	345,900	308,604	0.83	0.87	6.77	7.09		27,722,424	537,805
OTC	366,001	41,858	39,499	0.83	0.89	7.14	7.70		2,623,130	62,494
OTC PINK	262,922	30,577	29,309	0.94	0.88	8.12	7.60		2,388,134	36,672

EXHIBIT 32

KELLER & COMPANY Dublin, Ohio 614-766-1426

RECENT STANDARD CONVERSIONS

PRICE CHANGES FROM IPO DATE

January 1, 2017 through August 7, 2018

				Percentage Price Change From Initial Trading Date
Company Name	Ticker	Conversion Date	Exchange	One Day	One Week	One Month	Through 8/07/2018
Community Savings Bancorp	CCSB	1/10/2017	OTC MKT	30.00	30.00	30.00	50.00
HV Bancorp, Inc.	HVBC	1/12/2017	NASDAQ	36.70	41.30	39.90	51.50
PCSB Financial Corp.	PCSB	4/21/2017	NASDAQ	64.60	63.50	63.60	100.10
Community First Bancshares	CFBI	4/28/2017	NASDAQ	17.40	33.70	31.50	16.40
Eagle Financial Bancorp	EFBI	7/21/2017	NASDAQ	14.92	60.80	60.00	60.00
FFBW, Inc.	FFBW	10/11/2017	NASDAQ	15.30	11.00	11.00	12.50
Heritage NOLA Bancorp	HRGG	7/13/2017	OTC MKT	15.00	13.50	13.50	23.50
Seneca Financial	SNNF	10/12/2017	OTC MKT	18.00	(8.50)	(10.00)	(9.50)
SSB Bancorp	SSPB	1/26/2018	OTC MKT	(5.50)	(7.50)	(4.00)	(5.00)
Columbia Financial	CLBK	4/20/2018	NASDAQ	54.20	66.30	70.70	68.40
		AVERAGE		26.06%	30.41%	30.62%	36.79%
		MEDIAN		17.70	48.35	30.75	73.50
		HIGH		64.60	66.50	70.70	100.10
		LOW		(5.50)	(8.50)	(10.00)	(9.50)

EXHIBIT 33

KELLER & COMPANY Dublin, Ohio 614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF PYRAMAX BANK

NONE

(that were potential comparable group candidates)

KELLER & COMPANY Dublin, Ohio (614) 766-1426	EXHIBIT 34

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, Midwest, North Central, Northeast, Southeast

Asset Size: < $950 Million

Stock trades on: NASDAQ or NYSE

No Recent Acquisition Activity

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	PYRAMAX F.S.B.	WI	482,617	5.82	10.77	25.77	76.50	87.27	5.73	7.81
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 950,000	< 20.00	<16.00	<72.00	60.00 - 88.00	70.00 - 90.00	< 22.00	7.00 - 26.00
SIFI	SI FINANCIAL GROUP	CT	1,598,222	9.70	4.60	27.05	79.04	83.64	10.87	10.57
CHFN	CHARTER FINANCIAL CORP	GA	1,659,791	13.85	7.78	21.93	69.51	77.29	3.62	13.35
CFBI	COMM FIRST BANCSHARES	GA	292,476	10.33	4.54	52.69	77.66	82.20	3.55	25.87
WCFB	WCF BANCORP	IA	124,421	16.17	21.38	46.62	53.65	75.03	12.28	22.54
IROQ	IF BANCORP	IL	619,310	6.35	15.20	22.39	73.78	88.98	8.81	13.18
FCAP	FIRST CAPITAL	IN	765,381	24.13	16.33	16.91	53.21	69.54	0.01	10.39
UCBA	UNITED COMMUNITY BANCORP	IN	548,302	23.20	16.15	27.98	54.13	70.28	1.43	12.98
PBSK	POAGE BANKSHARES	KY	450,159	12.99	7.70	37.16	72.71	80.41	2.01	13.54
PVBC	PROVIDENT BANCORP	MA	890,772	5.53	3.40	12.50	85.31	88.71	5.08	13.17
RNDB	RANDOLPH BANCORP	MA	533,539	4.95	8.42	48.76	76.34	84.76	10.36	14.97
WEBK	WELLESLEY BANCORP	MA	819,586	12.72	1.76	53.89	82.91	84.67	12.87	7.33
HBK	HAMILTON BANCORP	MD	526,310	5.89	10.70	37.78	73.56	84.26	11.95	9.73
SVBI	SEVERN BANCORP	MD	801,183	7.50	3.61	39.58	82.61	86.22	12.04	11.54
HMNF	HMN FINANCIAL	MN	722,080	13.64	1.31	20.30	81.95	83.26	0.00	11.36
EQFN	EQUITABLE FINANCIAL CORP	NE	305,633	12.28	0.15	19.97	83.52	83.67	2.01	11.67
MGYR	MAGYAR BANCORP	NJ	607,831	4.63	8.23	30.81	79.57	87.80	5.65	8.23
MSBF	MB BANCORP	NJ	563,980	5.41	4.12	30.04	85.25	89.37	10.66	12.37
CARV	CARVER BANCORP	NY	694,186	23.77	6.18	19.68	68.16	74.34	3.60	8.01
ESBK	ELMIRA SAVINGS BANK	NY	553,389	6.49	2.07	52.87	80.82	82.89	6.32	10.28
FSBC	FSB COMMUNITY BANKSHARES	NY	312,853	7.15	2.51	70.37	85.20	87.71	20.63	10.01
PCSB	PCSB FINANCIAL CORP	NY	1,456,724	18.51	16.94	17.87	60.36	77.30	4.73	19.54
PDLB	PDL COMMUNITY BANCORP	NY	947,938	8.80	0.42	40.75	86.82	87.24	2.82	17.48

KELLER & COMPANY Dublin, Ohio (614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, Midwest, North Central, Northeast, Southeast

Asset Size: < $950 Million

Stock trades on: NASDAQ or NYSE

No Recent Acquisition Activity

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	PYRAMAX F.S.B.	WI	482,617	5.82	10.77	25.77	76.50	87.27	5.73	7.81
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 950,000	< 20.00	<16.00	<72.00	60.00 - 88.00	70.00 - 90.00	< 22.00	7.00 - 26.00
EFBI	EAGLE FIN BANCORP	OH	132,160	12.00	0.00	54.57	77.51	77.51	0.00	20.80
ESSA	ESSA BANCORP	PA	1,820,924	9.11	13.55	35.83	70.91	84.46	20.91	9.74
PBIP	PRUDENTIAL BANCORP	PA	944,329	17.30	14.66	35.54	61.88	76.54	13.38	13.98
CWAY	COASTWAY BANCORP	RI	779,976	6.25	0.00	49.83	84.90	84.90	27.29	9.21
FFBW	FFBW, INC	WI	260,573	9.00	15.01	28.98	67.73	82.74	4.89	22.66
WSBF	WATERSTONE FINANCIAL	WI	1,836,338	8.14	5.95	32.26	70.87	76.82	23.65	21.64

KELLER & COMPANY Dublin, Ohio (614) 766-1426	EXHIBIT 35

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, Midwest, North Central, Northeast, Southeast

Asset Size: < $950 Million

Stock trades on: NASDAQ or NYSE

No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (2) (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)
	PYRAMAX F.S.B.	WI	482,617	0.09	1.08	3.13	3.77	0.62	0.38	0.00	0.64
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 950,000	< 1.00	< 8.00	2.70- 4.20	1.50- 4.50	< 1.50	< 2.25	< 0.12	> 0.40
SIFI	SI FINANCIAL GROUP	CT	1,598,222	0.49	4.63	2.93	2.47	0.69	0.56	0.07	0.81
CHFN	CHARTER FINANCIAL CORP	GA	1,659,791	1.00	7.41	3.84	3.02	1.21	0.10	0.02	0.67
CFBI	COMM FIRST BANCSHARES	GA	292,476	0.31	1.22	4.15	4.06	0.54	2.19	0.00	1.43
WCFB	WCF BANCORP	IA	124,421	0.06	0.24	2.84	2.95	0.84	0.62	0.05	0.45
IROQ	IF BANCORP	IL	619,310	0.34	2.51	3.07	2.54	0.78	1.34	0.05	0.92
FCAP	FIRST CAPITAL	IN	765,381	1.02	9.57	3.61	2.66	0.88	0.88	0.50	0.47
UCBA	UNITED COMMUNITY BANCORP	IN	548,302	0.78	5.85	2.95	2.73	0.82	0.13	0.01	0.69
PBSK	POAGE BANKSHARES	KY	450,159	(0.61)	(4.36)	3.76	4.02	0.59	1.80	0.10	1.10
PVBC	PROVIDENT BANCORP	MA	890,772	0.72	5.56	4.16	2.75	1.06	1.08	0.00	1.15
RNDB	RANDOLPH BANCORP	MA	533,539	(0.48)	(3.06)	3.25	5.56	2.24	0.57	0.04	0.72
WEBK	WELLESLEY BANCORP	MA	819,586	0.77	10.23	3.20	2.13	0.25	0.15	0.00	0.76
HBK	HAMILTON BANCORP	MD	526,310	0.33	2.92	3.08	2.44	0.39	1.45	0.09	0.54
SVBI	SEVERN BANCORP	MD	801,183	0.75	6.92	3.49	2.89	0.72	0.76	0.03	1.02
HMNF	HMN FINANCIAL	MN	722,080	0.79	7.09	3.89	3.53	1.05	0.55	0.10	1.26
EQFN	EQUITABLE FINANCIAL CORP	NE	305,633	0.49	3.72	3.68	2.86	0.81	1.48	0.07	1.50
MGYR	MAGYAR BANCORP	NJ	607,831	0.38	4.59	3.45	2.81	0.35	1.88	1.67	0.62
MSBF	MB BANCORP	NJ	563,980	0.79	6.19	3.42	0.26	0.15	0.85	0.00	0.98
CARV	CARVER BANCORP	NY	694,186	(0.64)	(8.81)	2.95	4.20	2.68	1.16	0.16	0.74
ESBK	ELMIRA SAVINGS BANK	NY	553,389	0.57	5.21	3.38	2.88	0.97	0.57	0.01	0.80
FSBC	FSB COMMUNITY BANKSHARES	NY	312,853	0.26	2.51	2.90	3.41	1.15	0.03	0.00	0.43
PCSB	PCSB FINANCIAL CORP	NY	1,456,724	0.39	1.97	2.90	2.52	0.18	0.65	0.01	0.32
PDLB	PDL COMMUNITY BANCORP	NY	947,938	0.28	1.69	3.98	3.98	0.34	0.98	0.00	1.20

KELLER & COMPANY Dublin, Ohio (614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, Midwest, North Central, Northeast, Southeast

Asset Size: < $950 Million

Stock trades on: NASDAQ or NYSE

No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (2) (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO / Assets (%)	Reserves/ Assets (%)
	PYRAMAX F.S.B.	WI	482,617	0.09	1.08	3.13	3.77	0.62	0.38	0.00	0.64
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 950,000	< 1.00	< 8.00	2.70- 4.20	1.50- 4.50	< 1.50	< 2.25	< 0.12	> 0.40
EFBI	EAGLE FIN BANCORP	OH	132,160	0.31	1.68	3.29	4.20	1.48	0.59	0.00	0.90
ESSA	ESSA BANCORP	PA	1,820,924	0.43	4.26	2.79	2.24	0.47	0.83	0.07	0.58
PBIP	PRUDENTIAL BANCORP	PA	944,329	0.93	6.33	2.94	1.59	0.24	1.49	0.01	0.51
CWAY	COASTWAY BANCORP	RI	779,976	0.46	4.68	3.16	2.84	0.94	1.07	0.54	0.41
FFBW	FFBW, INC	WI	260,573	0.07	0.41	4.74	4.41	0.50	0.48	0.12	0.69
WSBF	WATERSTONE FINANCIAL	Wl	1,836,338	1.54	6.97	3.20	7.24	6.73	0.54	0.18	0.72

KELLER & COMPANY Dublin, Ohio (614) 766-1426	EXHIBIT 36

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

Most Recent Quarter

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	PYRAMAX F.S.B.	WI	482,617	5.82	10.77	25.77	76.50	87.27	5.73	7.81
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 950,000	< 20.00	<16.00	<72.00	60.00 - 88.00	70.00 - 90.00	< 22.00	7.00 - 26.00
EFBI	EAGLE FIN BANCORP	OH	132,160	12.00	0.00	54.57	77.51	77.51	0.00	20.80
CFBI	COMM FIRST BANCSHARES	GA	292,476	10.33	4.54	52.69	77.66	82.20	3.55	25.87
EQFN	EQUITABLE FINANCIAL CORP	NE	305,633	12.28	0.15	19.97	83.52	83.67	2.01	11.67
FSBC	FSB COMMUNITY BANKSHARES	NY	312,853	7.15	2.51	70.37	85.20	87.71	20.63	10.01
HBK	HAMILTON BANCORP	MD	526,310	5.89	10.70	37.78	73.56	84.26	11.95	9.73
ESBK	ELMIRA SAVINGS BANK	NY	553,389	6.49	2.07	52.87	80.82	82.89	6.32	10.28
IROQ	IF BANCORP	IL	619,310	6.35	15.20	22.39	73.78	88.98	8.81	13.18
HMNF	HMN FINANCIAL	MN	722,080	13.64	1.31	20.30	81.95	83.26	0.00	11.36
SVBI	SEVERN BANCORP	MD	801,183	7.50	3.61	39.58	82.61	86.22	12.04	11.54
PBIP	PRUDENTIAL BANCORP	PA	944,329	17.30	14.66	35.54	61.88	76.54	13.38	13.98
		AVERAGE	520,972	9.89	5.48	40.60	77.85	83.32	7.87	13.84
		MEDIAN	539,850	8.92	3.06	38.68	79.24	83.47	7.57	11.61
		HIGH	944,329	17.30	15.20	70.37	85.20	88.98	20.63	25.87
		LOW	132,160	5.89	0.00	19.97	61.88	76.54	0.00	9.73

KELLER & COMPANY Dublin, Ohio (614) 766-1426	EXHIBIT 37

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

				OPERATING PERFORMANCE					ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO / Assets (%)	Reserves/ Assets (%)
	PYRAMAX F.S.B.	WI	482,617	0.09	1.08	3.13	3.77	0.62	0.38	0.00	0.64
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 950,000	< 1.00	< 8.00	2.70- 4.20	1.50- 4.50	< 1.50	< 2.25	< 0.12	> 40
EFBI	EAGLE FIN BANCORP	OH	132,160	0.31	1.68	3.29	4.20	1.48	0.59	0.00	0.90
CFBI	COMM FIRST BANCSHARES	GA	292,476	0.31	1.22	4.15	4.06	0.54	2.19	0.00	1.43
EQFN	EQUITABLE FINANCIAL CORP	NE	305,633	0.49	3.72	3.68	2.86	0.81	1.48	0.07	1.50
FSBC	FSB COMMUNITY BANKSHARES	NY	312,853	0.26	2.51	2.90	3.41	1.15	0.03	0.00	0.43
HBK	HAMILTON BANCORP	MD	526,310	0.33	2.92	3.08	2.44	0.39	1.45	0.09	0.54
ESBK	ELMIRA SAVINGS BANK	NY	553,389	0.57	5.21	3.38	2.88	0.97	0.57	0.01	0.80
IROQ	IF BANCORP	IL	619,310	0.34	2.51	3.07	2.54	0.78	1.34	0.05	0.92
HMNF	HMN FINANCIAL	MN	722,080	0.79	7.09	3.89	3.53	1.05	0.55	0.10	1.26
SVBI	SEVERN BANCORP	MD	801,183	0.75	6.92	3.49	2.89	0.72	0.76	0.03	1.02
PBIP	PRUDENTIAL BANCORP	PA	944,329	0.93	6.33	2.94	1.59	0.24	1.49	0.01	0.51
		AVERAGE	520,972	0.51	4.01	3.39	3.04	0.81	1.05	0.04	0.93
		MEDIAN	539,850	0.42	3.32	3.34	2.89	0.80	1.05	0.02	0.91
		HIGH	944,329	0.93	7.09	4.15	4.20	1.48	2.19	0.10	1.50
		LOW	132,160	0.26	1.22	2.90	1.59	0.24	0.03	0.00	0.43

KELLER & COMPANY Dublin, Ohio 614-766-1426	EXHIBIT 38

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter
				Number of Offices	Exchange	Total Assets ($000)	Int. Earning Assets ($000)	Total Net Loans ($000)	Goodwill and Intang. ($000)	Total Deposits ($000)	Total Equity ($000)
SUBJECT
PYRAMAX F.S.B.		GREENFIELD	WI	9	—	482,617	445,564	368,021	0	404,560	37,691
COMPARABLE GROUP
CFBI	COMM FIRST BANCSHARES	COVINGTON	GA	3	NASDAQ	292,476	279,906	227,140	0	216,730	75,649
EFBI	EAGLE FIN BANCORP	CINCINNATI	OH	3	NASDAQ	132,160	114,245	102,434	0	108,781	27,491
ESBK	ELMIRA SAVINGS BANK	ELMIRA	NY	13	NASDAQ	553,389	489,968	447,261	13,752	456,851	56,886
EQFN	EQUITABLE FINANCIAL CORP	GRAND ISLAND	NE	6	NASDAQ	305,633	256,175	255,260	2,299	266,300	35,659
FSBC	FSB COMMUNITY BANKSHARES	FAIRPORT	NY	5	NASDAQ	312,853	282,830	266,546	894	216,761	31,315
HBK	HAMILTON BANCORP	TOWSON	MD	5	NASDAQ	526,310	468,272	387,165	9,176	408,703	51,228
HMNF	HMN FINANCIAL	ROCHESTER	MN	13	NASDAQ	722,080	676,749	591,779	2,856	640,821	82,056
IROQ	IF BANCORP	WATSEKA	IL	6	NASDAQ	619,310	572,062	456,942	791	489,708	81,613
PBIP	PRUDENTIAL BANCORP	PHILADELPHIA	PA	6	NASDAQ	944,329	833,008	584,380	6,741	683,286	132,060
SVBI	SEVERN BANCORP	ANNAPOLIS	MD	4	NASDAQ	801,183	744,408	661,840	1,603	590,013	92,417
	Average			6		520,972	471,762	398,075	3,811	407,795	66,637
	Median			6		539,850	479,120	417,213	1,951	432,777	66,268
	High			13		944,329	833,008	661,840	13,752	683,286	132,060
	Low			3		132,160	114,245	102,434	0	108,781	27,491

KELLER & COMPANY Dublin, Ohio 614-766-1426	EXHIBIT 39

BALANCE SHEET

ASSET COMPOSITION—MOST RECENT QUARTER

			As a Percent of Total Assets
		Total Assets ($000)	Cash & Invest. (%)	MBS (%)	Net Loans (%)	Loan Loss Reserves (%)	Repo- sessed Assets (%)	Goodwill & Intang. (%)	Non-Perf. Assets (%)	Interest Earning Assets (%)	Interest Bearing Liabilities (%)	Capitalized Loan Servicing (%)
SUBJECT
PYRAMAX BANK F.S.B.		482,617	5.82	10.77	76.50	0.64	0.00	0.00	0.38	92.23	89.56	0.45
COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	132,160	12.00	0.00	77.51	0.90	0.00	0.00	0.59	91.26	78.70	0.00
CFBI	COMM FIRST BANCSHARES	292,476	10.33	4.54	77.66	1.43	0.00	0.00	2.19	91.14	63.78	0.00
EQFN	EQUITABLE FINANCIAL CORP	305,633	12.28	0.15	83.52	1.50	0.07	0.47	1.48	93.74	75.40	0.28
FSBC	FSB COMMUNITY BANKSHARES	312,853	7.15	2.51	85.20	0.43	0.00	0.00	0.03	95.10	87.31	0.29
HBK	HAMILTON BANCORP	526,310	5.89	10.70	73.56	0.54	0.09	1.74	1.45	90.62	83.23	0.00
ESBK	ELMIRA SAVINGS BANK	553,389	6.49	2.07	80.82	0.80	0.01	2.23	0.57	88.12	75.50	0.26
IROQ	IF BANCORP	619,310	6.35	15.20	73.78	0.92	0.05	0.00	1.34	94.86	82.21	0.13
HMNF	HMN FINANCIAL	722,080	13.64	1.31	81.95	1.26	0.10	0.16	0.55	96.74	66.18	0.24
SVBI	SEVERN BANCORP	801,183	7.50	3.61	82.61	1.02	0.03	0.14	0.76	94.16	76.49	0.06
PBIP	PRUDENTIAL BANCORP	944,329	17.30	14.66	61.88	0.51	0.01	0.71	1.49	93.56	84.48	0.00
	Average	520,972	9.89	5.48	77.85	0.93	0.04	0.55	1.05	92.93	77.33	0.13
	Median	539,850	8.92	3.06	79.24	0.91	0.02	0.15	1.05	93.65	77.60	0.10
	High	944,329	17.30	15.20	85.20	1.50	0.10	2.23	2.19	96.74	87.31	0.29
	Low	132,160	5.89	0.00	61.88	0.43	0.00	0.00	0.03	88.12	63.78	0.00
ALL THRIFTS (122)
	Average	2,259,729	11.66	7.13	74.00	0.77	0.12	0.60	0.65	92.84	74.93	0.12
MIDWEST THRIFTS (39)
	Average	979,320	13.78	7.61	70.13	0.76	0.13	0.28	0.67	92.20	74.83	0.16
WISCONSIN THRIFTS (4)
	Average	760,469	7.60	7.82	75.58	0.79	0.08	0.02	0.27	92.49	57.59	0.04

KELLER & COMPANY Dublin, Ohio 614-766-1426	EXHIBIT 40

BALANCE SHEET COMPARISON

LIABILITIES AND EQUITY—MOST RECENT QUARTER

				As a Percent of Assets
		Total Liabilities ($000)	Total Equity ($000)	Total Deposits (%)	Total Borrowings (%)	Other Liabilities (%)	Preferred Equity (%)	Common Equity (%)	Acc. Other Compr. Income (%)	Retained Earnings (%)	Total Equity (%)	Tier 1 Capital (%)	Total Risk-Based Capital (%)
SUBJECT
PYRAMAX BANK F.S.B.		444,926	37,691	83.83	5.73	2.63	0.00	7.81	(0.33)	8.18	7.81	7.46	10.55
COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	104,669	27,491	82.31	0.00	(3.11)	0.00	20.80	0.00	10.87	20.80	15.65	17.50
CFBI	COMM FIRST BANCSHARES	216,827	75,649	74.10	3.55	(3.52)	0.00	25.87	(0.18)	15.71	25.87	20.58	30.76
EQFN	EQUITABLE FINANCIAL CORP	269,974	35,659	87.13	2.01	(0.81)	0.00	11.67	(0.01)	4.93	11.67	9.99	12.18
FSBC	FSB COMMUNITY BANKSHARES	281,538	31,315	69.29	20.63	0.08	0.00	10.01	(0.08)	6.02	10.01	9.45	16.32
HBK	HAMILTON BANCORP	475,082	51,228	77.65	11.95	0.66	0.00	9.73	(0.32)	6.18	9.73	8.07	11.66
ESBK	ELMIRA SAVINGS BANK	496,503	56,886	82.56	6.32	0.84	0.00	10.28	(0.05)	1.06	10.28	8.65	13.70
IROQ	IF BANCORP	537,697	81,613	79.07	8.81	(1.06)	0.00	13.18	(0.47)	8.28	13.18	11.70	16.83
HMNF	HMN FINANCIAL	640,024	82,056	88.75	0.00	(0.11)	0.00	11.36	(0.19)	3.33	11.36	10.97	13.93
SVBI	SEVERN BANCORP	708,766	92,417	73.64	12.04	0.20	0.00	11.53	(0.01)	3.41	11.54	10.27	14.98
PBIP	PRUDENTIAL BANCORP	812,269	132,060	72.36	13.38	0.28	0.00	13.98	(0.47)	2.91	13.98	13.09	21.05
	Average	454,335	66,637	78.69	7.87	(0.65)	0.00	13.84	(0.18)	6.27	13.84	11.84	16.89
	Median	485,793	66,268	78.36	7.57	(0.02)	0.00	11.60	(0.13)	5.47	11.60	10.62	15.65
	High	812,269	132,060	88.75	20.63	0.84	0.00	25.87	0.00	15.71	25.87	20.58	30.76
	Low	104,669	27,491	69.29	0.00	(3.52)	0.00	9.73	(0.47)	1.06	9.73	8.07	11.66
ALL THRIFTS (122)
	Average	1,983,827	275,902	77.83	9.27	0.14	0.06	12.54	(0.26)	6.35	12.60	11.79	18.88
MIDWEST THRIFTS (39)
	Average	877,240	102,079	79.03	8.05	0.28	0.00	12.58	(0.26)	6.64	12.58	11.92	20.30
WISCONSIN THRIFTS (4)
	Average	625,063	135,407	74.37	10.67	(0.29)	0.00	15.26	(0.19)	6.78	15.26	14.50	20.52

KELLER & COMPANY Dublin, Ohio 614-766-1426	EXHIBIT 41

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

		Interest Income	Interest Expense	Net Interest Income	Provision for Loss	Gain (Loss) on Sale	Total Non-Int. Income	Total Non-Int. Expense	Net Income Before Taxes	Income Taxes	Net Income	Core Income
SUBJECT
PYRAMAX BANK F.S.B.		15,765	3,719	12,046	0	850	2,921	17,726	(2,759)	932	(3,690)	438
COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	4,427	670	3,757	92	0	1,950	5,545	620	(48)	668	401
CFBI	COMM FIRST BANCSHARES	12,961	1,338	11,623	52	0	1,593	11,882	1,443	1,377	66	875
EQFN	EQUITABLE FINANCIAL CORP	11,026	1,608	9,418	1,263	0	2,482	8,730	2,170	1,051	1,119	1,330
FSBC	FSB COMMUNITY BANKSHARES	11,242	3,031	8,211	294	0	3,608	10,659	1,217	498	719	790
HBK	HAMILTON BANCORP	18,013	3,613	14,400	1,575	(2)	2,054	12,863	2,070	2,668	(598)	1,698
ESBK	ELMIRA SAVINGS BANK	20,546	3,996	16,550	897	0	5,360	15,958	5,055	147	4,903	3,181
IROQ	IF BANCORP	22,140	4,585	17,555	1,964	800	4,832	15,751	4,725	2,846	1,879	2,092
HMNF	HMN FINANCIAL	28,178	1,860	26,318	(378)	0	7,549	25,461	9,714	4,659	5,055	5,712
SVBI	SEVERN BANCORP	33,544	7,552	25,992	(375)	2	5,749	23,190	8,927	5,149	3,778	5,977
PBIP	PRUDENTIAL BANCORP	31,558	7,064	24,494	800	235	2,304	14,995	11,692	4,842	6,850	8,482
	Average	19,364	3,532	15,832	618	104	3,748	14,503	4,763	2,319	2,444	3,054
	Median	19,280	3,322	15,475	547	0	3,045	13,929	3,448	2,023	1,499	1,895
	High	33,544	7,552	26,318	1,964	800	7,549	25,461	11,692	5,149	6,850	8,482
	Low	4,427	670	3,757	(378)	(2)	1,593	5,545	620	(48)	(598)	401
ALL THRIFTS (122)
	Average	76,684	15,104	61,580	1,687	487	19,731	43,761	29,215	11,371	18,455	19,107
MIDWEST THRIFTS (39)
	Average	33,502	7,217	26,286	539	204	20,789	34,048	13,363	6,165	7,197	9,525
WISCONSIN THRIFTS (4)
	Average	28,614	5,968	22,646	(440)	(16)	32,888	43,203	12,454	5,066	7,388	8,190

KELLER & COMPANY Dublin, Ohio 614-766-1426	EXHIBIT 42

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

		Interest Income	Interest Expense	Net Interest Income	Provision for Loss	Gain (Loss) on Sale	Total Non-Int. Income	Total Non-Int. Expense	Net Income Before Taxes	Income Taxes	Net Income	Core Income
SUBJECT
PYRAMAX BANK F.S.B.		3.35	0.79	2.56	0.00	0.18	0.62	3.77	(0.59)	0.20	(0.79)	0.09
COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	3.40	0.51	2.88	0.07	0.00	1.50	4.25	0.48	(0.04)	0.51	0.31
CFBI	COMM FIRST BANCSHARES	4.55	0.47	4.08	0.02	0.00	0.56	4.18	0.51	0.48	0.02	0.31
EQFN	EQUITABLE FINANCIAL CORP	4.04	0.59	3.45	0.46	0.00	0.91	3.20	0.79	0.38	0.41	0.49
FSBC	FSB COMMUNITY BANKSHARES	3.70	1.00	2.70	0.10	0.00	1.19	3.50	0.40	0.16	0.24	0.26
HBK	HAMILTON BANCORP	3.49	0.70	2.79	0.31	(0.00)	0.40	2.49	0.40	0.52	(0.12)	0.33
ESBK	ELMIRA SAVINGS BANK	3.66	0.71	2.95	0.16	0.00	0.95	2.84	0.90	0.03	0.87	0.57
IROQ	IF BANCORP	3.65	0.76	2.89	0.32	0.13	0.80	2.59	0.78	0.47	0.31	0.34
HMNF	HMN FINANCIAL	3.91	0.26	3.65	(0.05)	0.00	1.05	3.53	1.35	0.65	0.70	0.79
SVBI	SEVERN BANCORP	4.22	0.95	3.27	(0.05)	0.00	0.72	2.91	1.12	0.65	0.47	0.75
PBIP	PRUDENTIAL BANCORP	3.46	0.77	2.68	0.09	0.03	0.25	1.64	1.28	0.53	0.75	0.93
	Average	3.81	0.67	3.13	0.14	0.02	0.83	3.11	0.80	0.38	0.42	0.51
	Median	3.68	0.71	2.92	0.09	0.00	0.85	3.06	0.79	0.48	0.44	0.42
	High	4.55	1.00	4.08	0.46	0.13	1.50	4.25	1.35	0.65	0.87	0.93
	Low	3.40	0.26	2.68	(0.05)	(0.00)	0.25	1.64	0.40	(0.04)	(0.12)	0.26
ALL THRIFTS (122)
	Average	3.74	0.64	3.09	0.08	0.01	0.84	2.81	1.03	0.40	0.84	0.87
MIDWEST THRIFTS (39)
	Average	3.47	0.62	2.86	0.06	0.01	0.87	3.10	0.90	0.32	0.78	1.03
WISCONSIN THRIFTS (4)
	Average	4.01	0.75	3.26	(0.12)	0.00	0.57	3.66	0.79	0.35	0.96	1.06

KELLER & COMPANY Dublin, Ohio 614-766-1426	EXHIBIT 43

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

		Yield on Int. Earning Assets (%)	Cost of Int. Bearing Liabilities (%)	Net Interest Spread (%)	Net Interest Margin * (%)	ROAA (%)	ROAE (%)	Core ROAA (%)	Core ROAE (%)
SUBJECT
PYRAMAX BANK F.S.B.		4.09	0.96	3.13	3.13	(0.79)	(9.14)	0.09	1.08
COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	3.88	0.63	3.24	3.29	0.51	2.79	0.31	1.68
CFBI	COMM FIRST BANCSHARES	4.63	0.56	4.07	4.15	0.02	0.09	0.31	1.22
EQFN	EQUITABLE FINANCIAL CORP	4.30	0.68	3.63	3.68	0.41	3.13	0.49	3.72
FSBC	FSB COMMUNITY BANKSHARES	3.97	1.50	2.47	2.90	0.24	2.28	0.26	2.51
HBK	HAMILTON BANCORP	3.85	0.88	2.97	3.08	(0.12)	(1.03)	0.33	2.92
ESBK	ELMIRA SAVINGS BANK	4.19	0.88	3.31	3.38	0.87	8.03	0.57	5.21
IROQ	IF BANCORP	3.87	0.98	2.89	3.07	0.31	2.25	0.34	2.51
HMNF	HMN FINANCIAL	4.16	0.30	3.86	3.89	0.70	6.28	0.79	7.09
SVBI	SEVERN BANCORP	4.51	1.28	3.23	3.49	0.47	4.38	0.75	6.92
PBIP	PRUDENTIAL BANCORP	3.79	1.09	2.70	2.94	0.75	5.11	0.93	6.33
	Average	4.12	0.88	3.24	3.39	0.42	3.33	0.51	4.01
	Median	4.07	0.88	3.24	3.33	0.44	2.96	0.42	3.32
	High	4.63	1.50	4.07	4.15	0.87	8.03	0.93	7.09
	Low	3.79	0.30	2.47	2.90	(0.12)	(1.03)	0.26	1.22
ALL THRIFTS (122)
	Average	4.07	0.86	3.22	3.37	0.84	6.84	0.87	7.08
MIDWEST THRIFTS (39)
	Average	3.75	0.81	2.98	3.09	0.78	7.40	1.03	9.73
WISCONSIN THRIFTS (4)
	Average	4.03	0.90	3.41	3.30	0.97	5.46	1.07	6.05

*	Based on average interest-earning assets.

KELLER & COMPANY Dublin, Ohio 614-766-1426	EXHIBIT 44

RESERVES AND SUPPLEMENTAL DATA

		RESERVES AND SUPPLEMENTAL DATA
		Reserves/ Gross Loans (%)	Reserves/ NPA (%)	Net Chargeoffs/ Average Loans (%)	Provisions/ Net Chargeoffs (%)	Effective Tax Rate (%)
SUBJECT
PYRAMAX BANK F.S.B.		0.83	167.59	0.00	0.00	NM
COMPARABLE GROUP
PBIP	PRUDENTIAL BANCORP	0.81	34.32	0.91	NM	37.11
SVBI	SEVERN BANCORP	1.18	135.05	0.17	0.00	48.26
HMNF	HMN FINANCIAL	1.49	229.78	0.00	(219.30)	43.11
IROQ	IF BANCORP	1.21	68.54	0.50	30.63	45.40
ESBK	ELMIRA SAVINGS BANK	0.97	140.15	0.24	82.35	21.52
HBK	HAMILTON BANCORP	0.72	37.00	1.96	128.90	NM
FSBC	FSB COMMUNITY BANKSHARES	0.49	NM	0.00	0.00	30.14
EQFN	EQUITABLE FINANCIAL CORP	1.73	101.86	(0.01)	NM	41.08
CFBI	COMM FIRST BANCSHARES	1.78	65.45	(0.03)	2.39	52.53
EFBI	EAGLE FIN BANCORP	1.07	151.53	0.11	0.00	19.22
	Average	1.15	107.08	0.39	3.12	37.60
	Median	1.13	101.86	0.14	1.20	41.08
	High	1.78	229.78	1.96	128.90	52.53
	Low	0.49	34.32	(0.03)	(219.30)	19.22
ALL THRIFTS (122)
	Average	1.01	124.74	0.16	(851.87)	33.03
MIDWEST THRIFTS (39)
	Average	1.02	119.42	0.21	(1,419.52)	31.24
WISCONSIN THRIFTS (4)
	Average	0.97	138.83	0.11	(3,090.23)	29.66

KELLER & COMPANY Dublin, Ohio 614-766-1426	EXHIBIT 45

FULL CONVERSION

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF AUGUST 7, 2018

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
		Market Value ($M)	Price/ Share ($)	12 Mo. EPS ($)	Bk. Value /Share ($)	Price/ Earnings (X)	Price/ Book Value (%)	Price/ Assets (%)	Price/ Tang. Bk. Val. (%)	Price/ Core Earnings (X)	12 Mo. Div./ Share ($)	Dividend Yield (%)	Payout Ratio (%)	Equity/ Assets (%)	Core ROAA (%)	Core ROAE (%)
PYRAMAX BANK, F.S.B.
	Appraised value—midpoint	55,000	10.00	0.08	15.29	NM	65.42	10.40	64.07	NM	0.00	0.00	0.00	15.89	0.16	0.99
	Minimum	46,750	10.00	0.08	16.45	NM	60.81	8.96	59.44	NM	0.00	0.00	0.00	14.73	0.15	1.00
	Maximum	63,250	10.00	0.08	14.43	NM	69.30	11.80	67.98	NM	0.00	0.00	0.00	17.02	0.17	0.99
	Maximum, as adjusted	72,738	10.00	0.08	13.69	NM	73.07	13.36	71.79	NM	0.00	0.00	0.00	18.28	0.18	0.98
ALL THRIFTS (122)
	Average	380,431	24.81	1.46	20.54	26.92	131.43	15.71	142.83	23.72	0.32	1.38	21.78	12.60	0.80	6.52
	Median	84,273	19.23	0.73	15.60	22.28	124.48	15.22	129.49	19.59	0.20	0.76	9.79	11.65	0.75	6.19
WISCONSIN THRIFTS (4)
	Average	167,966	16.12	0.42	13.44	22.31	120.73	18.72	121.19	18.94	0.37	2.17	0.00	15.26	0.96	8.11
	Median	79,652	15.53	0.43	12.74	22.31	120.82	18.98	120.96	18.94	0.00	0.00	0.00	15.47	0.30	2.99
COMPARABLE GROUP (10)
	Average	75,099	16.41	0.55	15.19	37.56	108.65	15.04	116.40	37.49	0.17	0.84	18.75	13.84	0.51	4.01
	Median	68,880	17.05	0.39	15.58	31.53	110.18	12.88	114.70	29.15	0.00	0.00	0.00	11.61	0.42	3.32
COMPARABLE GROUP
CFBI	COMM FIRST BANCSHARES	83,750	11.11	0.01	10.04	92.58	110.66	28.63	110.66	92.58	0.00	0.00	0.00	25.87	0.31	1.22
EFBI	EAGLE FIN BANCORP	26,369	16.35	0.41	17.05	39.88	95.89	19.95	95.89	65.40	0.00	0.00	0.00	20.80	0.31	1.68
ESBK	ELMIRA SAVINGS BANK	54,010	20.43	1.85	21.52	11.04	94.93	9.76	125.18	17.03	0.92	4.50	49.73	10.28	0.57	5.21
EQFN	EQUITABLE FINANCIAL CORP	35,698	10.76	0.34	10.75	31.65	100.09	11.68	106.96	26.90	0.00	0.00	0.00	11.67	0.49	3.72
FSBC	FSB COMMUNITY BANKSHARES	34,457	17.75	0.37	16.13	47.97	110.04	11.01	113.27	43.29	0.00	0.00	0.00	10.01	0.26	2.51
HBK	HAMILTON BANCORP	53,554	15.70	(0.18)	15.02	31.40	104.53	10.18	127.33	31.40	0.00	0.00	0.00	9.73	0.33	2.92
HMNF	HMN FINANCIAL	90,535	20.10	1.12	18.22	17.95	110.32	12.54	114.33	15.83	0.00	0.00	0.00	11.36	0.79	7.09
IROQ	IF BANCORP	93,005	23.90	0.48	20.97	49.79	113.97	15.02	115.07	44.26	0.36	1.51	75.00	13.18	0.34	2.51
PBIP	PRUDENTIAL BANCORP	173,666	19.30	0.76	14.68	25.39	131.47	18.39	138.55	20.53	0.33	1.71	43.42	13.98	0.93	6.33
SVBI	SEVERN BANCORP	105,942	8.65	0.31	7.55	27.90	114.57	13.22	116.73	17.65	0.06	0.69	19.35	11.54	0.75	6.92

KELLER & COMPANY Columbus, Ohio 614-766-1426	EXHIBIT 46

VALUATION ANALYSIS AND CALCULATION—FULL CONVERSION

PYRAMAX BANK, F.S.B.

Pricing ratios and parameters:

	Symbol	Midpoint Ratios	Comparable Group			All Thrifts
Pro Forma			Average	Median		Average	Median
Price to earnings	P/E	NM	37.56	31.53		26.92	22.28
Price to core earnings	P/CE	NM	37.49	29.15		23.72	19.59
Price to book value	P/B	65.42	108.65	110.18		131.43	124.48
Price to tangible book value	P/TB	64.07	116.40	114.70		142.83	129.49
Price to assets	P/A	10.40	15.04	12.88		15.71	15.22
Pre conversion earnings	(Y)	$(3,691,000)
Pre conversion core earnings	(CY)	$438,000
Pre conversion book value	(B)	$37,690,000
Pre conversion tang. book value	(TB)	$39,459,000
Pre conversion assets	(A)	$482,617,000
Conversion expense	(X)	2.73%	Percent sold	(PCT	)		99.00%
ESOP stock purchase	(E)	8.00%	Option % granted	(OP	)		10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value	(OV	)		29.95%
ESOP term (yrs.)	(T)	25	Option maturity	(OM	)		10
RRP amount	(M)	4.00%	Option % taxable	(OT	)		25.00%
RRP term (yrs.)	(N)	5	Price per share	(P	)		$10.00
Tax rate	(TAX)	21.00%
Investment rate of return, pretax		2.85%
Investment rate of return, net	(RR)	2.25%

Formulae to indicate value after conversion:

1. P/CE method:	Value =	P/CE*CY	=	$55,000,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2. P/B method:	Value =	P/B*(B)	=	$55,000,000
		(1-PB*(PCT)*(1-X-E-M))

3. P/A method:	Value =	P/A*(A)	=	$55,000,000
		(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

	Foundation Shares Issued	Public Shares Sold	Gross Proceeds of Public Offering	MHC Shares Issued	Total Shares Issued	TOTAL VALUE
Midpoint	55,000	5,445,000	$54,450,000	0	5,500,000	$55,000,000
Minimum	46,750	4,628,250	$46,282,500	0	4,675,000	$46,750,000
Maximum	63,250	6,261,750	$62,617,500	0	6,325,000	$63,250,000
Maximum, as adjusted	72,738	7,201,013	$72,010,125	0	7,273,750	$72,737,500

KELLER & COMPANY Columbus, Ohio 614-766-1426	EXHIBIT 47

PROJECTED EFFECT OF CONVERSION PROCEEDS

PYRAMAX BANK, F.S.B.

Minority Offering at the MINIMUM

1. Gross Offering Proceeds
Offering proceeds (1)	$46,282,500
Less: Estimated offering expenses	1,500,000

Net offering proceeds	$44,782,500

2. Generation of Additional Income
Net offering proceeds	$44,782,500
Less: Stock-based benefit plans (2)	5,610,000
Less: Cash contribution to foundation	100,000

Net offering proceeds invested	$39,072,500
Investment rate, after taxes	2.25%
Earnings increase—return on proceeds invested	$879,717
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	118,184
Less: Stock-based incentive plan expense, net of taxes	295,460
Less: Option expense, net of applicable taxes	132,887

Net earnings increase (decrease)	$333,186

3. Comparative Pro Forma Earnings
	Net	Core
Before conversion—12 months ended 6/30/18	$(3,691,000)	$438,000
Net earnings increase (decrease)	333,186	333,186

After conversion	$(3,357,814)	$771,186

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion—6/30/18	$37,690,000	$39,459,000
Net cash conversion proceeds	39,072,500	39,072,500
Tax benefit of foundation contribution	119,175	119,175

After conversion	$76,881,675	$78,650,675

5. Comparative Pro Forma Assets
Before conversion—6/30/18	$482,617,000
Net cash conversion proceeds	39,072,500
Tax benefit of foundation contribution	119,175

After conversion	$521,808,675

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

KELLER & COMPANY Columbus, Ohio 614-766-1426	EXHIBIT 48

PROJECTED EFFECT OF CONVERSION PROCEEDS

PYRAMAX BANK, F.S.B.

Minority Offering at the MIDPOINT

1. Gross Offering Proceeds
Offering proceeds (1)	$54,450,000
Less: Estimated offering expenses	1,500,000

Net offering proceeds	$52,950,000

2. Generation of Additional Income
Net offering proceeds	$52,950,000
Less: Stock-based benefit plans (2)	6,600,000
Less: Cash contribution to foundation	100,000

Net offering proceeds invested	$46,250,000
Investment rate, after taxes	2.25%
Earnings increase—return on proceeds invested	$1,041,319
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	139,040
Less: Stock-based incentive plan expense, net of taxes	347,600
Less: Option expense, net of applicable taxes	156,338

Net earnings increase (decrease)	$398,341

3. Comparative Pro Forma Earnings
	Regular	Core
Before conversion—12 months ended 6/30/18	$(3,691,000)	$438,000
Net earnings increase	398,341	398,341

After conversion	$(3,292,659)	$836,341

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion—6/30/18	$37,690,000	$39,459,000
Net cash conversion proceeds	46,250,000	46,250,000
Tax benefit of foundation contribution	136,500	136,500

After conversion	$84,076,500	$85,845,500

5. Comparative Pro Forma Assets
Before conversion—6/30/18	$482,617,000
Net cash conversion proceeds	46,250,000
Tax benefit of foundation contribution	136,500

After conversion	$529,003,500

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

KELLER & COMPANY Columbus, Ohio 614-766-1426	EXHIBIT 49

PROJECTED EFFECT OF CONVERSION PROCEEDS

PYRAMAX BANK, F.S.B.

Minority Offering at the MAXIMUM

1. Gross Offering Proceeds
Offering proceeds (1)	$62,617,500
Less: Estimated offering expenses	1,500,000

Net offering proceeds	$61,117,500

2. Generation of Additional Income
Net offering proceeds	$61,117,500
Less: Stock-based benefit plans (2)	7,590,000
Less: Cash contribution to foundation	100,000

Net offering proceeds invested	$53,427,500
Investment rate, after taxes	2.25%
Earnings increase—return on proceeds invested	$1,202,920
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	159,896
Less: Stock-based incentive plan expense, net of taxes	399,740
Less: Option expense, net of applicable taxes	179,788

Net earnings increase (decrease)	$463,496

3. Comparative Pro Forma Earnings
	Regular	Core
Before conversion—12 months ended 6/30/18	$(3,691,000)	$438,000
Net earnings increase	463,496	463,496

After conversion	$(3,227,504)	$901,496

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion—6/30/18	$37,690,000	$39,459,000
Net cash conversion proceeds	53,427,500	53,427,500
Tax benefit of foundation contribution	153,825	153,825

After conversion	$91,271,325	$93,040,325

5. Comparative Pro Forma Assets
Before conversion—6/30/18	$482,617,000
Net cash conversion proceeds	53,427,500
Tax benefit of foundation contribution	153,825

After conversion	$536,198,325

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

KELLER & COMPANY Columbus, Ohio 614-766-1426	EXHIBIT 50

PROJECTED EFFECT OF CONVERSION PROCEEDS

PYRAMAX BANK, F.S.B.

Minority Offering at the Maximum, as adjusted

1. Gross Offering Proceeds
Offering proceeds (1)	$72,010,125
Less: Estimated offering expenses	1,500,000

Net offering proceeds	$70,510,125

2. Generation of Additional Income
Net offering proceeds	$70,510,125
Less: Stock-based benefit plans (2)	8,728,500
Less: Cash contribution to foundation	100,000

Net offering proceeds invested	$61,681,625
Investment rate, after taxes	2.25%
Earnings increase—return on proceeds invested	$1,388,762
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	183,880
Less: Stock-based incentive plan expense, net of taxes	459,701
Less: Option expense, net of applicable taxes	206,756

Net earnings increase (decrease)	$538,424

3. Comparative Pro Forma Earnings
	Regular	Core
Before conversion—12 months ended 6/30/18	$(3,691,000)	$438,000
Net earnings increase	538,424	538,424

After conversion	$(3,152,576)	$976,424

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion—6/30/18	$37,690,000	$39,459,000
Net cash conversion proceeds	61,681,625	61,681,625
Tax benefit of foundation contribution	173,749	173,749

After conversion	$99,545,374	$101,314,374

5. Comparative Pro Forma Assets
Before conversion—6/30/18	$482,617,000
Net cash conversion proceeds	61,681,625
Tax benefit of foundation contribution	173,749

After conversion	$544,472,374

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

KELLER & COMPANY Columbus, Ohio 614-766-1426	EXHIBIT 51

MINORITY OFFERING SUMMARY OF VALUATION PREMIUM OR DISCOUNT

PYRAMAX BANK, F.S.B.

			Premium or (discount) from comparable group.
	Pyramax Bank, F.S.B.		Averaqe	Median
Midpoint:
Price/earnings	NM x		NM	NM
Price/book value	65.42	% *	-39.79%	-40.63%
Price/assets	10.40%		-30.86%	-19.28%
Price/tangible book value	64.07%		-44.96%	-44.14%
Price/core earnings	NM x		NM	NM
Minimum of range:
Price/earnings	NM x		NM	NM
Price/book value	60.81	% *	-44.03%	-44.81%
Price/assets	8.96%		-40.42%	-30.44%
Price/tangible book value	59.44%		-48.93%	-48.18%
Price/core earnings	NM x		NM	NM
Maximum of range:
Price/earnings	NM x		NM	NM
Price/book value	69.30	% *	-36.22%	-37.10%
Price/assets	11.80%		-21.56%	-8.42%
Price/tangible book value	67.98%		-41.60%	-40.73%
Price/core earnings	NM x		NM	NM
Super maximum of range:
Price/earnings	NM x		NM	NM
Price/book value	73.07	% *	-32.75%	-33.68%
Price/assets	13.36%		-11.16%	3.72%
Price/tangible book value	71.79%		-38.32%	-37.41%
Price/core earnings	NM x		NM	NM

*	Represents pricing ratio associated with primary valuation method.

KELLER & COMPANY Dublin, Ohio 614-766-1426	EXHIBIT 52

STAGE ONE MHC CONVERSION

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF AUGUST 7, 2018

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
		Market Value ($M)	Price/ Share ($)	12 Mo. EPS ($)	Bk. Value /Share ($)	Price/ Earnings (X)	Price/ Book Value (%)	Price/ Assets (%)	Price/ Tang. Bk. Val. (%)	Price/ Core Earnings (X)	12 Mo. Div./ Share ($)	Dividend Yield (%)	Payout Ratio (%)	Equity/ Assets (%)	Core ROAA (%)	Core ROAE (%)
PYRAMAX BANK, F.S.B.
	Appraised value—midpoint	55,000	10.00	0.02	10.38	NM	96.34	10.96	96.25	NM	0.00	0.00	0.00	11.37	0.11	0.98
	Minimum	46,750	10.00	0.02	11.54	NM	86.73	9.37	86.58	NM	0.00	0.00	0.00	10.81	0.11	0.99
	Maximum	63,250	10.00	0.02	9.53	NM	105.04	12.52	104.93	NM	0.00	0.00	0.00	11.93	0.11	0.96
	Maximum, as adjusted	72,738	10.00	0.02	8.78	NM	113.90	14.30	113.77	NM	0.00	0.00	0.00	12.56	0.12	0.95
ALL THRIFTS (122)
	Average	380,431	24.81	1.46	20.54	26.92	131.43	15.71	142.83	23.72	0.32	1.38	21.78	12.60	0.80	6.52
	Median	84,273	19.23	0.73	15.60	22.28	124.48	15.22	129.49	19.59	0.20	0.76	9.79	11.65	0.75	6.19
WISCONSIN THRIFTS (4)
	Average	167,966	16.12	0.42	13.44	22.31	120.73	18.72	121.19	18.94	0.37	2.17	0.00	15.26	0.96	8.11
	Median	79,652	15.53	0.43	12.74	22.31	120.82	18.98	120.96	18.94	0.00	0.00	0.00	15.47	0.30	2.99
COMPARABLE GROUP (10)
	Average	75,099	16.41	0.55	15.19	37.56	108.65	15.04	116.40	37.49	0.17	0.84	18.75	13.84	0.51	4.01
	Median	68,880	17.05	0.39	15.58	31.53	110.18	12.88	114.70	29.15	0.00	0.00	0.00	11.61	0.42	3.32
COMPARABLE GROUP
CFBI	COMM FIRST BANCSHARES	83,750	11.11	0.01	10.04	92.58	110.66	28.63	110.66	92.58	0.00	0.00	0.00	25.87	0.31	1.22
EFBI	EAGLE FIN BANCORP	26,369	16.35	0.41	17.05	39.88	95.89	19.95	95.89	65.40	0.00	0.00	0.00	20.80	0.31	1.68
ESBK	ELMIRA SAVINGS BANK	54,010	20.43	1.85	21.52	11.04	94.93	9.76	125.18	17.03	0.92	4.50	49.73	10.28	0.57	5.21
EQFN	EQUITABLE FINANCIAL CORP	35,698	10.76	0.34	10.75	31.65	100.09	11.68	106.96	26.90	0.00	0.00	0.00	11.67	0.49	3.72
FSBC	FSB COMMUNITY BANKSHARES	34,457	17.75	0.37	16.13	47.97	110.04	11.01	113.27	43.29	0.00	0.00	0.00	10.01	0.26	2.51
HBK	HAMILTON BANCORP	53,554	15.70	(0.18)	15.02	31.40	104.53	10.18	127.33	31.40	0.00	0.00	0.00	9.73	0.33	2.92
HMNF	HMN FINANCIAL	90,535	20.10	1.12	18.22	17.95	110.32	12.54	114.33	15.83	0.00	0.00	0.00	11.36	0.79	7.09
IROQ	IF BANCORP	93,005	23.90	0.48	20.97	49.79	113.97	15.02	115.07	44.26	0.36	1.51	75.00	13.18	0.34	2.51
PBIP	PRUDENTIAL BANCORP	173,666	19.30	0.76	14.68	25.39	131.47	18.39	138.55	20.53	0.33	1.71	43.42	13.98	0.93	6.33
SVBI	SEVERN BANCORP	105,942	8.65	0.31	7.55	27.90	114.57	13.22	116.73	17.65	0.06	0.69	19.35	11.54	0.75	6.92

KELLER & COMPANY Columbus, Ohio 614-766-1426	EXHIBIT 53

VALUATION ANALYSIS AND CALCULATION—FIRST STAGE MHC OFFERING

PYRAMAX BANK, F.S.B.

Pricing ratios and parameters:

		Midpoint Ratios	Comparable Group				All Thrifts
Pro Forma	Symbol		Average	Median	Average			Median
Price to earnings	P/E	NM	37.56	31.53			26.92	22.28
Price to core earnings	P/CE	NM	37.49	29.15			23.72	19.59
Price to book value	P/B	96.34	108.65	110.18			131.43	124.48
Price to tangible book value	P/TB	96.25	116.40	114.70			142.83	129.49
Price to assets	P/A	10.96	15.04	12.88			15.71	15.22
Pre conversion earnings	(Y)	$(3,691,000)
Pre conversion core earnings	(CY)	$438,000
Pre conversion book value	(B)	$37,690,000
Pre conversion tang. book value	(TB)	$39,459,000
Pre conversion assets	(A)	$482,617,000
Conversion expense	(X)	2.73%	Percent sold		(PCT	)		44.00%
ESOP stock purchase	(E)	3.92%	Option % granted		(OP	)		4.90%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value		(OV	)		29.95%
ESOP term (yrs.)	(T)	25	Option maturity		(OM	)		10
RRP amount	(M)	1.96%	Option % taxable		(OT	)		25.00%
RRP term (yrs.)	(N)	5	Price per share		(P	)		$10.00
Tax rate	(TAX)	21.00%
Investment rate of return, pretax		2.85%
Investment rate of return, net	(RR)	2.25%

Formulae to indicate value after conversion:

1.	P/CE method:	Value	=	P/CE*CY	=	$55,000,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2.	P/B method:	Value	=	P/B*(B)	=	$55,000,000
				(1-PB*(PCT)*(1-X-E-M))

3.	P/A method:	Value	=	P/A*(A)	=	$55,000,000
				(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

	Foundation Shares Issued	Public Shares Sold	Gross Proceeds of Public Offering	MHC Shares Issued	Total Shares Issued	TOTAL VALUE
Midpoint	55,000	2,420,000	$24,200,000	3,025,000	5,500,000	$55,000,000
Minimum	46,750	2,057,000	$20,570,000	2,571,250	4,675,000	$46,750,000
Maximum	63,250	2,783,000	$27,830,000	3,478,750	6,325,000	$63,250,000
Maximum, as adjusted	72,738	3,200,450	$32,004,500	4,000,563	7,273,750	$72,737,500

KELLER & COMPANY Columbus, Ohio 614-766-1426	EXHIBIT 54

PROJECTED EFFECT OF CONVERSION PROCEEDS

PYRAMAX BANK, F.S.B.

Minority Offering at the MINIMUM

1. Gross Offering Proceeds
Offering proceeds (1)	$20,570,000
Less: Estimated offering expenses	1,500,000

Net offering proceeds	$19,070,000

2. Generation of Additional Income
Net offering proceeds	$19,070,000
Less: Stock-based benefit plans (2)	2,748,900
Less: Cash contribution to foundation	100,000
Less: MHC capitalization	100,000

Net offering proceeds invested	$16,121,100
Investment rate, after taxes	2.25%
Earnings increase—return on proceeds invested	$362,967
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	57,910
Less: Stock-based incentive plan expense, net of taxes	144,775
Less: Option expense, net of applicable taxes	65,115

Net earnings increase (decrease)	$95,166

3. Comparative Pro Forma Earnings
	Net	Core
Before conversion -12 months ended 6/30/18	$(3,691,000)	$438,000
Net earnings increase (decrease)	95,166	95,166

After conversion	$(3,595,834)	$533,166

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion—6/30/18	$37,690,000	$39,459,000
Net cash conversion proceeds	16,121,100	16,121,100
Tax benefit of foundation contribution	119,175	119,175

After conversion	$53,930,275	$55,699,275

5. Comparative Pro Forma Assets
Before conversion—6/30/18	$482,617,000
Net cash conversion proceeds	16,121,100
Tax benefit of foundation contribution	119,175

After conversion	$498,857,275

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

KELLER & COMPANY Columbus, Ohio 614-766-1426	EXHIBIT 55

PROJECTED EFFECT OF CONVERSION PROCEEDS

PYRAMAX BANK, F.S.B.

Minority Offering at the MIDPOINT

1. Gross Offering Proceeds
Offering proceeds (1)	$24,200,000
Less: Estimated offering expenses	1,500,000

Net offering proceeds	$22,700,000

2. Generation of Additional Income
Net offering proceeds	$22,700,000
Less: Stock-based benefit plans (2)	3,234,000
Less: Cash contribution to foundation	100,000
Less: MHC capitalization	100,000

Net offering proceeds invested	$19,266,000
Investment rate, after taxes	2.25%
Earnings increase—return on proceeds invested	$433,774
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	68,130
Less: Stock-based incentive plan expense, net of taxes	170,324
Less: Option expense, net of applicable taxes	76,605

Net earnings increase (decrease)	$118,715

3. Comparative Pro Forma Earnings
	Regular	Core
Before conversion—12 months ended 6/30/18	$(3,691,000)	$438,000
Net earnings increase	118,715	118,715

After conversion	$(3,572,285)	$556,715

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion—6/30/18	$37,690,000	$39,459,000
Net cash conversion proceeds	19,266,000	19,266,000
Tax benefit of foundation contribution	136,500	136,500

After conversion	$57,092,500	$58,861,500

5. Comparative Pro Forma Assets
Before conversion—6/30/18	$482,617,000
Net cash conversion proceeds	19,266,000
Tax benefit of foundation contribution	136,500

After conversion	$502,019,500

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

KELLER & COMPANY Columbus, Ohio 614-766-1426	EXHIBIT 56

PROJECTED EFFECT OF CONVERSION PROCEEDS

PYRAMAX BANK, F.S.B.

Minority Offering at the MAXIMUM

1. Gross Offering Proceeds
Offering proceeds (1)	$27,830,000
Less: Estimated offering expenses	1,500,000

Net offering proceeds	$26,330,000

2. Generation of Additional Income
Net offering proceeds	$26,330,000
Less: Stock-based benefit plans (2)	3,719,100
Less: Cash contribution to foundation	100,000
Less: MHC capitalization	100,000

Net offering proceeds invested	$22,410,900
Investment rate, after taxes	2.25%
Earnings increase—return on proceeds invested	$504,581
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	78,349
Less: Stock-based incentive plan expense, net of taxes	195,873
Less: Option expense, net of applicable taxes	88,096

Net earnings increase (decrease)	$142,264

3. Comparative Pro Forma Earnings
	Regular	Core
Before conversion—12 months ended 6/30/18	$(3,691,000)	$438,000
Net earnings increase	142,264	142,264

After conversion	$(3,548,736)	$580,264

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion—6/30/18	$37,690,000	$39,459,000
Net cash conversion proceeds	22,410,900	22,410,900
Tax benefit of foundation contribution	153,825	153,825

After conversion	$60,254,725	$62,023,725

5. Comparative Pro Forma Assets
Before conversion—6/30/18	$482,617,000
Net cash conversion proceeds	22,410,900
Tax benefit of foundation contribution	153,825

After conversion	$505,181,725

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

KELLER & COMPANY Columbus, Ohio 614-766-1426	EXHIBIT 57

PROJECTED EFFECT OF CONVERSION PROCEEDS

PYRAMAX BANK, F.S.B.

Minority Offering at the Maximum, as adjusted

1. Gross Offering Proceeds
Offering proceeds (1)	$32,004,500
Less: Estimated offering expenses	1,500,000

Net offering proceeds	$30,504,500

2. Generation of Additional Income
Net offering proceeds	$30,504,500
Less: Stock-based benefit plans (2)	4,276,965
Less: Stock-based incentive plan expense, net of taxes	100,000
Less: Option expense, net of applicable taxes	100,000

Net offering proceeds invested	$26,027,535
Investment rate, after taxes	2.25%
Earnings increase—return on proceeds invested	$586,010
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	90,101
Less: Stock-based incentive plan expense, net of taxes	225,253
Less: Option expense, net of applicable taxes	101,311

Net earnings increase (decrease)	$169,344

3. Comparative Pro Forma Earnings
	Regular	Core
Before conversion—12 months ended 6/30/18	$(3,691,000)	$438,000
Net earnings increase	169,344	169,344

After conversion	$(3,521,656)	$607,344

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion—6/30/18	$37,690,000	$39,459,000
Net cash conversion proceeds	26,027,535	26,027,535
Tax benefit of foundation contribution	173,749	173,749

After conversion	$63,891,284	$65,660,284

5. Comparative Pro Forma Assets
Before conversion—6/30/18	$482,617,000
Net cash conversion proceeds	26,027,535
Tax benefit of foundation contribution	173,749

After conversion	$508,818,284

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth .

KELLER & COMPANY Columbus, Ohio 614-766-1426	EXHIBIT 58

MINORITY OFFERING SUMMARY OF VALUATION PREMIUM OR DISCOUNT

PYRAMAX BANK, F.S.B.

			Premium or (discount) from comparable group.
	Pyramax Bank. F.S.B.		Average	Median
Midpoint:
Price/earnings	NM	x	NM	NM
Price/book value	96.25	% *	-11.41%	-12.64%
Price/assets	10.96%		-27.15%	-14.94%
Price/tangible book value	96.25%		-17.31%	-16.09%
Price/core earnings	NM	x	NM	NM
Minimum of range:
Price/earnings	NM	x	NM	NM
Price/book value	86.58	% *	-20.31%	-21.42%
Price/assets	9.37%		-37.68%	-27.24%
Price/tangible book value	86.58%		-25.62%	-24.52%
Price/core earnings	NM	x	NM	NM
Maximum of range:
Price/earnings	NM	x	NM	NM
Price/book value	104.93	% *	-3.42%	-4.77%
Price/assets	12.52%		-16.74%	-2.79%
Price/tangible book value	104.93%		-9.85%	-8.52%
Price/core earnings	NM	x	NM	NM
Super maximum of range:
Price/earnings	NM	x	NM	NM
Price/book value	113.77	% *	4.71%	3.26%
Price/assets	14.30%		-4.94%	10.99%
Price/tangible book value	113.77%		-2.26%	-0.81%
Price/core earnings	NM	x	NM	NM

*	Represents pricing ratio associated with primary valuation method.

ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North, Suite 524 Dublin, Ohio 43017	614-766-1426 (fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Oregon to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in loan review, director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading firms in the U.S. with regard to the completion of ESOP valuations for financial institutions and prepares over 25 ESOP valuations a year. Keller is also one of the leading conversion appraisal firms in the United States.

Keller has on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States as well as daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an experienced appraiser of financial institutions for filing conversion appraisals with the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board and numerous state government agencies, and is also approved by the Internal Revenue Service as an expert in financial institution stock valuations.

Each of the firm’s senior consultants has over thirty years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

Consultants in the Firm (cont.)

SUSAN H. O’DONNELL has twenty years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O’Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies.

Ms. O’Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. O’Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock.

Ms. O’Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O’Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O’Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer’s primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser
8/13/2018
Date	Michael R. Keller

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, PyraMax Bank, FSB, in the amount of $39,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 14th day of August 2018.

NOTARY PUBLIC